    As filed with the Securities and Exchange Commission on January 20, 2006

                                                         Registration No._______
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       POWERHOUSE TECHNOLOGIES GROUP, INC.
                 (Name of small business issuer in its charter)

         DELAWARE                        7372                     94-3334052
(State or jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer
     incorporation or         Classification Code Number)    Identification No.)
      organization)

                        555 Twin Dolphin Drive, Suite 650
                         Redwood City, California 94065
                                 (650) 232-2600
          (Address and telephone number of principal executive offices and principal place of business)

                                 RICHARD LIEBMAN
                        555 Twin Dolphin Drive, Suite 650
                         Redwood City, California 94065
                                 (650) 232-2603
            (Name, address and telephone number of agent for service)

                        Copies of all communications to:
                            ROBERT B. GOLDBERG, ESQ.
                                ELLIS FUNK, P.C.
                              ONE SECURITIES CENTRE
                          3490 PIEDMONT ROAD, SUITE 400
                             ATLANTA, GEORGIA 30305

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act of 1933, as amended, check the following box and list the

Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made under Rule 434 under the Securities Act of 1933, as amended, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

   TITLE OF EACH                         PROPOSED MAXIMUM   PROPOSED MAXIMUM
CLASS OF SECURITIES     DOLLAR AMOUNT     OFFERING PRICE        AGGREGATE          AMOUNT OF
  TO BE REGISTERED    TO BE REGISTERED       PER UNIT        OFFERING PRICE     REGISTRATION FEE
-------------------   ----------------   ----------------   ----------------   -----------------
90,982,208 Shares
   of Common Stock,
   $0.0001 par value  $44,446,239 (1)         $.49 (2)      $44,446,239 (3)         $4,755.75

(1) Includes: (i) 27,879,700 shares of Common Stock issued to investors in private placements in September and December 2005, plus an additional 245,000 shares issuable to the September 2005 investors as a result of the Company's failure to file this registration statement within the prescribed time period; (ii) 14,884,775 shares of Common Stock issuable upon exercise of three-year warrants that were issued in connection with the private placements completed in September and December 2005; (iii) 2,075,375 shares of Common Stock issuable upon exercise of warrants that were issued to C. E. Unterberg, Towbin, LLC in connection with the placement agency agreement between the Company and C. E. Unterberg, Towbin, LLC dated as of May 6, 2005; (iv) 20,632,952 shares of Common Stock issued in exchange for shares of Series A Senior Preferred Stock acquired by investors in a private placement in June 2004; (v) 1,220,233 shares of Common Stock issuable upon exercise of warrants that were issued to investors in the Company's Series A Senior Preferred Stock; (vi) 768,559 shares of Common Stock issuable upon exercise of warrants held by the placement agent who provided services to the Company in its 2004 financing and its affiliates, and (vii) 350,000 shares of Common Stock issuable upon exercise of options that were issued to persons who have performed other services for the Company. Pursuant to the terms of registration rights agreements between the Company and investors in the private placements, the Company agreed to register 1.5 times the sum of the foregoing securities described in (i) - (iii).

(2) The price per share for the shares registered hereby is calculated by dividing the proposed maximum aggregate offering price by the number of shares to be registered.

(3) The maximum aggregate offering price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is equal to the sum of (i) the product resulting from multiplying 18,947,852, the number of shares registered by this Registration Statement subject to outstanding warrants, by $.41, the average exercise price of such warrants, and (ii) the product resulting from multiplying 72,034,356, the balance of the number of shares registered by this Registration Statement, by $.53, the average of the high and low sales prices of the Common Stock as reported on the Over the Counter Bulletin Board on January 18, 2006.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

================================================================================

PROSPECTUS

PROSPECTUS
SUBJECT TO COMPLETION, DATED JANUARY 20, 2006

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                       POWERHOUSE TECHNOLOGIES GROUP, INC.
                        90,982,208 SHARES OF COMMON STOCK

This Prospectus relates to shares of common stock, par value $0.0001 per share, of PowerHouse Technologies Group, Inc. These shares of common stock are being offered solely by the selling stockholders listed beginning on page 16 of this Prospectus.

The manner in which the shares of common stock will be offered from time to time by the selling stockholders is discussed under the caption "Plan of Distribution" beginning on page 25.

The selling stockholders and any underwriter, broker-dealer or agent that participates in the sale of the common stock or interests therein may be deemed "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, as amended. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act of 1933. Selling stockholders who are "underwriters" within the meaning of
Section 2(11) of the Securities Act of 1933 will be subject to the prospectus delivery requirements of the Securities Act of 1933.

Expenses of this offer, estimated to be $50,000, other than any discounts, commissions or similar fees charged in connection with the sale of any shares of Common Stock offered hereby, will be borne by the Company.

The Company's common stock currently trades on the Over the Counter Bulletin Board under the symbol "PWHT." On January 18, 2006, the last reported sale price of our common stock on the OTCBB was $.51 per share.

INVESTING IN OUR COMMON STOCK INVOLVES CONSIDERABLE RISK. SEE THE DISCUSSION UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this Prospectus is January ___, 2006.

                                TABLE OF CONTENTS

SUMMARY INFORMATION........................................................
RISK FACTORS...............................................................
DETERMINATION OF OFFERING PRICE............................................
SELLING STOCKHOLDERS.......................................................
PLAN OF DISTRIBUTION.......................................................
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...................
USE OF PROCEEDS............................................................
BUSINESS...................................................................
PROPERTY...................................................................
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION..................
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS..............
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............
EXECUTIVE COMPENSATION.....................................................
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................
LEGAL PROCEEDINGS..........................................................
DESCRIPTION OF SECURITIES..................................................
MISCELLANEOUS INFORMATION..................................................
FINANCIAL STATEMENTS.......................................................
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
   DISCLOSURE..............................................................
EXPERTS....................................................................
LEGAL MATTERS..............................................................

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. THE COMPANY HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT WHICH IS CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS PROSPECTUS MAY ONLY BE ACCURATE ON THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR ANY SALE OF SECURITIES.

                               SUMMARY INFORMATION

This summary highlights key aspects of the information contained elsewhere in this Prospectus. This summary does not contain all of the information you should consider before investing in our securities. You should read the entire Prospectus carefully, especially the discussion of the risks associated with investing in our securities that appears under the caption "Risk Factors" beginning on page 8.

     The Offering

This Prospectus relates to shares of common stock, par value $0.0001 per share (the "Common Stock"), of PowerHouse Technologies Group, Inc. (the "Company"). These shares of Common Stock are being offered solely by the selling stockholders listed beginning on page 16 of this Prospectus (the "Selling Stockholders"). The manner in which the shares of Common Stock will be offered from time to time by the Selling Stockholders is discussed under the caption "Plan of Distribution" beginning on page 25.

In September 2005 and December 2005, we completed private placement transactions in which we issued 27,879,700 shares of our common stock and warrants to purchase up to 14,884,775 shares of our common stock. We are required to register these shares of Common Stock for resale by the Selling Stockholders pursuant to the terms of registration rights agreements signed in connection with the sale of our stock and warrants. The gross proceeds of the private placements were approximately $8,600,000, which has been and will be used for debt repayment, working capital and general corporate purposes.

In connection with the private placements in September 2005 and December 2005, we issued placement agent warrants to C. E. Unterberg, Towbin, LLC to purchase up to 2,075,375 shares of Common Stock.

In June 2004, we issued shares of Series A Senior Preferred Stock in a private placement. These investors also received warrants to purchase 1,220,233 shares of our Common Stock. In connection with the September 2005 private placement, the outstanding shares of Series A Senior Preferred Stock were converted into 20,632,952 shares of Common Stock. We were required to register these shares of Common Stock for resale by the Selling Stockholders pursuant to the terms of a registration rights agreement signed in connection with the initial investment, and we filed a registration statement covering these shares in 2004. The registration statement has subsequently lapsed, and we are including these shares under this prospectus.

In connection with the private placement in June 2004, we issued warrants to the placement agent for 264,775 shares of Series A Senior Preferred Stock and 68,559 shares of Common Stock. The warrants for Series A Senior Preferred Stock were exchanged for warrants to purchase 700,000 shares of Common Stock as a condition to the September 2005 private placement. The shares issuable upon exercise of these warrants are registered for resale under this prospectus.

We have also issued warrants or options to purchase shares of Common Stock to persons who have provided various services to us. The shares issuable upon exercise of these warrants or options are registered for resale under this prospectus.

Accordingly, this prospectus covers:

- the resale by selling security holders of shares of our Common Stock issued in the private placements in September 2005 and December 2005;

- the resale by selling security holders of shares of our Common Stock issued upon the conversion of our Series A Senior Preferred Stock; and

- the resale by selling security holders of shares of our Common Stock issuable upon exercise of the warrants issued in the private placements and in consideration for services.

The Company is not selling any shares of Common Stock under this Prospectus and will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders. However, the Company will receive the exercise price of the warrants if they are exercised by the Selling Stockholders, the proceeds of which will be used for working capital and general corporate purposes.

     The Company

The Company is in the business of developing, acquiring and marketing software and infrastructure technologies designed to improve the way mobile information is personalized, secured, carried and accessed. The Company was founded in May 2002 as PowerHouse Studios, Inc. ("PowerHouse Studios"). On May 19, 2003, PowerHouse Studios completed a business combination with Agate Technologies, Inc., a publicly traded company ("Agate"). Following that transaction, the Company changed its name to "PowerHouse Technologies Group, Inc." and effected a 1:122 reverse stock split. Unless otherwise noted, all share and per-share information is presented on a post-split basis. On June 18, 2004, the Company acquired 51% of First Person Software, Inc. ("First Person") having acquired its original 49% ownership in November 2002; the transaction was effected through a merger of First Person with and into PowerHouse Acquisition, LLC ("PowerHouse Acquisition"), a wholly-owned subsidiary of the Company, with PowerHouse Acquisition remaining as the surviving entity.

In March 2005, the Company entered into a three-year development agreement (the "Development Agreement") with M-Systems Flash Disk Pioneers Ltd., an Israeli company ("M-Systems"). Pursuant to the Development Agreement, the Company granted to M-Systems and its affiliates a worldwide, transferable license to use and distribute the Company's Migo products, and to use related trademarks, as an integrated part of M-Systems' Universal Serial Bus ("USB") drive product lines. See Management's Discussion and Analysis or Plan of Operation under the caption "Significant Events During Fiscal Year 2005" below.

In March 2005, the Company moved its principal place of business into a larger facility in Redwood City, California and consolidated its operations from San Ramon, California and San Francisco, California.

The Company has begun the process to change its name to "Migo Software, Inc." The name change requires an amendment to the Company's Certificate of Incorporation which requires Stockholder approval. The name change will be presented to the Company's Stockholders at its 2006 annual meeting. In the interim, the Company has begun to do business under the name "Migo Software".

Company Technology: The Migo(R)

The Company has developed the Migo(R) ("Migo"), a software computing system that performs advanced synchronization, personalization and data management functions when installed on portable memory-storage devices that use USB ports on Windows-based computers. The Company believes that the Migo has the potential to change the way people work with and away from their personal computers, whether in the office, at home, or from other remote locations while traveling.

Migo seeks to significantly improve the mobile computing experience. Migo is designed to make it very easy for users to take their unique, personal data with them, without the need to bring along their laptop or office machine. Migo allows users to easily load their personalized desktop environment, Microsoft(R) Outlook(R) e-mail, Internet Explorer favorites, wallpaper, presentations, photos, MP3 audio files and/or various other features, and then access their personal data on any other Windows-based, "guest" computer. The Migo is designed so that once it has been disconnected from a "guest" computer, no trace of the user's computer environment or its data will be left behind on the "guest" machine.

The Migo software currently supports the Microsoft(R) Windows(R) operating system (Win 98SE to XP) and Outlook(R) email program. The Company is developing its Migo software to function with other popular email applications such as Exchange and Lotus Notes(R), web browsers, and other frequently used tools and applications. Migo is in the process of researching and developing a range of Migo software for use on other hardware devices, including larger capacity USB storage devices, MP3 music players, portable disc drives, cellular phones, PDAs and other mobile data communication platforms. The Company believes these products will have the potential for customized use across a broad range of industries, including healthcare, insurance, banking and financial services and education.

                                  RISK FACTORS

Investing in the Company's Common Stock involves a high degree of risk. You should carefully consider the risks described below before making an investment decision. You should also refer to the other information in this Prospectus, including our consolidated financial statements and related notes. The risks and uncertainties described below are those that we currently believe may materially affect the Company. Additional risks and uncertainties that we are unaware of or that we currently deem immaterial also may become important factors that affect the Company. If any of the following risks actually occurs, or if other material risks arise, our business, operating results and financial condition could be materially adversely affected, the trading price of the Common Stock could decline and you could lose all or part of your investment.

RECENT AND EXPECTED LOSSES: UNTIL SECOND QUARTER OF THE CURRENT FISCAL YEAR, THE COMPANY WAS A DEVELOPMENT STAGE COMPANY. OUR BUSINESS HAS PRODUCED LIMITED REVENUES TO DATE. WE CANNOT RELIABLY PROJECT CONTINUED REVENUES, AND WE EXPECT TO INCUR SIGNIFICANT LOSSES FOR AN INDEFINITE PERIOD OF TIME. FAILURE TO ACHIEVE SIGNIFICANT REVENUE OR PROFITABILITY COULD RESULT IN THE COMPANY NOT BEING ABLE TO CONTINUE AS A GOING CONCERN.

The Company was a development stage company until the quarter beginning on July 1, 2005. The Company has never been profitable and has sustained substantial net losses from operations. There can be no assurance that we will ever generate significant revenues from our operating activities, or that the Company will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Failure to achieve significant revenues or profitability would materially and adversely affect the Company's business, financial condition, and results of operations. For the fiscal year ended March 31, 2005, the Company incurred a net pre-tax loss of $10,142,517 and, as of March 31, 2005, had an accumulated deficit of $27,562,703. The Company's net losses have continued in the current fiscal year. The Company's auditors, Hein & Associates, LLP, issued an opinion in connection with the Company's financial statements for the fiscal year ended March 31, 2005, noting that recurring losses raise substantial doubt about its ability to continue as a going concern.

SATISFACTION OF CURRENT AND FUTURE CAPITAL REQUIREMENTS: THE COMPANY MAY NOT HAVE SUFFICIENT WORKING CAPITAL TO FUND OUR CONTINUED BUSINESS, AND WE MAY BE UNABLE TO OBTAIN ADDITIONAL CAPITAL. IF THE COMPANY DOES OBTAIN ADDITIONAL CAPITAL, YOU MAY SUFFER SIGNIFICANT DILUTION. WITHOUT ADDITIONAL CAPITAL, THE COMPANY MAY NOT BE ABLE TO ACHIEVE THE OBJECTIVES OF ITS CURRENT BUSINESS STRATEGY, WHICH COULD FORCE US TO DELAY, CURTAIL OR ELIMINATE OUR PRODUCT AND SERVICE DEVELOPMENT PROGRAMS, WHICH WOULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS.

No assurance can be given that proceeds to the Company from the recently completed September 2005 Placement and December 2005 Placement (see the discussion under the caption "Selling Stockholders" beginning on page [17]) will satisfy our capital requirements. The Company cannot provide assurances that it will be able to develop its business to the point of generating consolidated net operating profits and positive cash flows from operations. If funds from these sources are not sufficient to offset operating expenses, the Company would seek to institute cost-saving measures that would not only reduce overhead, but also curtail operations. The Company cannot assure that such measures, if implemented, will be sufficient to offset all of our operating expenses. If any capital subsequently raised from sales of securities is not sufficient to fund the balance of our operating expenses after we implement cost-cutting measures, the Company could be forced to discontinue certain operations or may be unable to continue as a going concern.

Any further issuance of additional equity securities by the Company to raise capital may be on terms that are detrimental to existing stockholders. In order to meet its capital requirements, the Company may continue to offer equity securities for sale, and existing stockholders may experience additional dilution. Any new equity securities we issue may have rights, preferences or privileges senior to those of existing holders of our equity securities.

UNCERTAIN MARKET ACCEPTANCE: THE COMPANY MAY NOT BE ABLE TO MEET OUR PRODUCT DEVELOPMENT OBJECTIVES OR MARKET EXPECTATIONS. FAILURE TO ACHIEVE MARKET SUCCESS COULD MATERIALLY ADVERSELY AFFECT THE COMPANY'S BUSINESS.

The Company's business prospects are dependent upon our perceived market need for small, portable memory devices, suitable for linkage with all common computer hardware utilized by individual personal computer users. The Company has undertaken a limited independent market study to determine whether or not the market will accept such products. The Company's business will be subject to all the risks associated with introducing and marketing a new product or service.

TECHNOLOGICAL CHANGE AND MARKET COMPETITION: THE COMPANY MAY NOT BE ABLE TO COMPETE SUCCESSFULLY IN THE HIGHLY COMPETITIVE AND RAPIDLY EVOLVING MOBILE DATA AND DATA STORAGE INDUSTRY. BECAUSE OF THE IMPORTANCE OF TECHNOLOGY TO THE COMPANY'S BUSINESS, THE COMPANY'S INABILITY TO MAINTAIN ITS TECHNOLOGICAL POSITION, OR TO OTHERWISE FAIL TO SUCCESSFULLY COMPETE IN THE MOBILE DATA AND DATA STORAGE INDUSTRY, COULD RESULT IN LOWER REVENUES AND HIGHER RESEARCH AND DEVELOPMENT EXPENDITURES, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

Competition within the mobile data and data storage industry is characterized by several key factors, including the following:

     1. Rapid changes in technology and customer requirements. New opportunities for existing and new competitors can quickly render existing technologies less valuable.

     2. Relatively low barriers to entry. Startup capital requirements for software companies can be very small, and software distribution over the internet is inexpensive and easily outsourced.

     3. Significant price competition. Direct distribution of competing products, particularly over the internet, may cause prices and margins to decrease in traditional sales channels.

     4. Consolidations and mergers. Software companies and their individual products have a high rate of mergers, product line sales, and other transfers and consolidations; consequently, there is a tendency to have a higher concentration of able competitors within the industry.

Other key factors that may influence competition about which we are currently unaware could arise in the future.

The mobile data and data storage industry is highly competitive and the Company's management expects competition to intensify in the future. The industry is characterized by rapidly changing technologies and customer demands for newer and better products. Third party competitors of the Company could develop products and technologies that could render the Company's products and technologies obsolete. Many of the Company's competitors have considerably greater resources, including financial and scientific personnel, marketing and sales capacity, established distribution networks, significant goodwill and global name recognition. As a result, these competitors may be in a better position than the Company to respond quickly to, or to significantly influence, rapid technological change and consumer demand.

RISKS RELATED TO OUR INDUSTRY: GENERAL MARKET DOWNTURNS MAY ADVERSELY AFFECT OUR BUSINESS.

In addition to the foregoing, a slowdown affecting the general growth in demand for mobile data, data storage and related products and services could harm the Company's revenues and prospects for achieving profitability. The markets for the Company's products and services depend upon economic conditions that affect the broader computer technology and related markets. Downturns in any of these markets may cause end-users to delay or cancel orders for the Company's products and services. Customers may experience financial difficulties, cease or scale back operations, or reverse prior decisions to budget for orders of the Company's products and services. As a result, the Company could experience longer product sales cycles, delays in payment and collection, and pressure from the Company's markets to reduce prices. A reduction in prices could cause the Company to realize lower revenues and margins. If capital spending in the Company's markets declines, the Company may not be able to increase revenues or achieve profitability without increasing market share. If the Company is unable to compete successfully in the markets for data storage and related products, the Company may not increase revenues or achieve profitability.

Continuing changes in technology and industry standards could render the Company's data storage products unmarketable or obsolete. The markets for the Company's products change rapidly because of technological innovation, changes in customer requirements, declining prices, and evolving industry standards. New products and technologies often render existing technology-orientated products, services or infrastructure obsolete, too costly or otherwise unmarketable. The Company's success depends on its ability to introduce innovations in its products and services, integrate new technologies into current products, and develop new products and services, all on a timely basis. There is no guaranty that the Company will be successful in achieving these goals, or that it will do so in a manner sufficiently timely to ensure that the Company is able to compete successfully for customers and market share. In addition, if the Company fails to incorporate the features, performance criteria and security standards in its products and services that customers require, market acceptance of its products may not materialize, or may be significantly delayed, and the Company's revenues will level off or decline as a consequence.

Technological advances also require the Company, on a continuing basis, to commit substantial resources to acquiring and applying new technologies for use in its products and services. Product development for data storage products requires substantial lead time for engineering and testing. If the Company does not commit resources to developing and selling products incorporating new technologies at the rate demanded by the Company's markets, its products and services may be rendered obsolete, revenues could suffer, and the Company may not achieve profitability. Even if the Company does develop new or enhanced products and services, the Company cannot assure that these products will gain acceptance in the marketplace. Failure of any of these products and services could adversely affect revenues and prevent the Company from achieving profitability.

The competitive factors described above may have a material adverse effect on the Company's future operating results, including reduced profit margins and loss of market share. Accordingly, there can be no assurance that the Company will be successful in its ability to enhance current products and develop and introduce future products that will achieve market acceptance.

The Company's products and services are still in varying stages of development and there can be no assurance that the development of these products and services will be successfully or timely completed.

SUPPLY RELATIONSHIPS WITH AND DEPENDENCE ON THIRD PARTIES: THE COMPANY RELIES ON THIRD PARTIES TO BUNDLE ITS SOFTWARE FOR SALE TO END USERS. IF OUR PARTNERS FAIL TO DELIVER THEIR PRODUCTS IN A RELIABLE, TIMELY AND COST-EFFICIENT MANNER, OUR BUSINESS MAY SUFFER.

The Company's software is bundled on flash drives marketed by its partners. Any termination or significant disruption in these relationships, or any material adverse change in the financial condition of one of these partners, would have a material adverse effect on its financial condition and results of operations. Although the Company believes that its relationships with its partners, primarily M-Systems, are stable and positive, there can be no assurance that these relationships will continue or that these partners will continue to be in a position to manufacture products for the Company in a timely and cost efficient manner. Although the Company is attempting to reduce the adverse impact that problems with these partners could cause by developing relationships with other partners, there is no assurance that the Company will be able to replace these partners should a disruption in the relationship occur.

There can also be no assurance that third party partners will continue to produce products in the future that retain their current level of market acceptance, that the products will continue to be available in adequate quantities or that third party products will not contain defects or errors. The Company may experience lost revenues due to a third party's delay in correcting defects in its products, delay in getting an adequate supply of their products to the market, or from any decline in a third party product's market share.

RISKS RELATED TO MARKET PRICE: THE COMPANY'S COMMON STOCK PRICE IS SUBJECT TO SIGNIFICANT VOLATILITY, WHICH COULD RESULT IN SUBSTANTIAL LOSSES FOR INVESTORS.

The market price of our Common Stock, like the price of shares of technology companies generally, has been and may continue to be volatile. Within the last two years, the closing price of our Common Stock has varied from a high of $5.80 to a low of $.47 per share. The closing price of the Common Stock on January 18, 2006, was $.51. If the Company's future operating results are below the expectations of stock market analysts and investors, its stock price may decline. Public announcements of the Company's financial results and business developments may have a significant impact on the market price of the Common Stock. For example, each of the following could have the effect of temporarily or permanently reducing the market price of the Common Stock:

     -    shortfalls in revenues or cash flows from operations;

     -    failure to attain and maintain profitability;

     - failure to maintain the qualification for the Common Stock to trade on the NASD Over-the-Counter Bulletin Board ("OTC Bulletin Board");

     -    delays in development or roll-out of Company products and services;
          and

     - failure to maintain our competitive position, whether as a result of our failure to deliver new and innovative products in response to marketplace demands or new product introductions, acquisitions or technological innovations by one or more competitors of the Company.

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market prices of shares of emerging and technology companies, such as the Company. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, the Company may fail to meet the expectations of its stockholders or of securities analysts, and the price of the Common Stock could decline as a result.

As our stock is traded on the OTC Bulletin Board, investors may find it more difficult to dispose of or obtain accurate quotations as to the market value of our securities. In addition, we are subject to a rule promulgated by the Securities and Exchange Commission that, if we fail to meet criteria set forth in such rule, various practice requirements are imposed on broker-dealers who sell securities governed by the rule to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to purchase. Consequently, the rule may deter broker-dealers from recommending or purchasing our common stock, which may further affect the liquidity of our common stock.

Our failure to be listed on an exchange or Nasdaq makes trading our shares more difficult for investors. It may also make it more difficult for us to raise additional capital. Further, we may also incur additional costs under state blue sky laws in connection with any sales of our securities.

GOVERNMENTAL REGULATION: LEGAL AND REGULATORY DEVELOPMENTS REGARDING PRODUCT APPROVAL OR IMPORTS AND EXPORTS COULD INCREASE OUR COSTS OR ADVERSELY AFFECT OUR COMPETITIVE POSITION, WHICH COULD HAVE ADVERSE CONSEQUENCES FOR THE COMPANY'S BUSINESS.

The Company's products are not subject to approval from the United States government, with the exception of export restrictions to certain countries. Our business operations do not fall under federal, state, or local environmental regulations. We do not anticipate current or future government regulation to have a material adverse affect on our capital expenditures, earnings, or competitive position.

Any additional government regulation of imports or exports, however, could adversely affect our international and domestic sales. The United States and various foreign governments have imposed controls, export license requirements and restrictions on the import or export of some technologies, especially encryption technology. From time to time, government agencies have proposed further regulation of encryption technology. Additional regulation of encryption technology could add to the expense of product development and enhancements. Because foreign competitors are subject to less stringent controls on the export of encryption technology, they may have a competitive advantage over the Company in both foreign and domestic technology markets.

PROTECTION OF INTELLECTUAL PROPERTY: THE COMPANY MAY NOT BE ABLE TO PROTECT THE INTELLECTUAL PROPERTY OF OUR BUSINESS AGAINST THIRD-PARTY INFRINGEMENTS OR CLAIMS OF INFRINGEMENT. BECAUSE THE COMPANY BELIEVES THAT ITS PROPRIETARY INTELLECTUAL PROPERTY RIGHTS ARE MATERIAL TO ITS SUCCESS, MISAPPROPRIATION OF THOSE RIGHTS OR CLAIMS OF INFRINGEMENT OR LEGAL ACTIONS RELATED TO INTELLECTUAL PROPERTY COULD MATERIALLY ADVERSELY IMPACT OUR FINANCIAL CONDITION AND OPERATIONS.

The Company relies primarily on a combination of copyright, trademark and patent laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary technology. In addition, the Company seeks to avoid disclosure of its trade secrets by requiring those persons with access to the Company's proprietary information to execute confidentiality agreements with the Company and by restricting access to the Company's software source code. The Company also relies on unpatented proprietary know-how in developing its products, and employs various methods, including confidentiality agreements with employees, consultants and others, to protect its trade secrets and know-how.

Irrespective of the foregoing, the Company cannot be sure that these methods of protecting its proprietary technology, information and know-how will afford complete protection. Patents may not be enforceable or provide the Company with meaningful protection from competitors. If a competitor were to infringe on the Company's patents, the costs of enforcing the Company's patent rights might be substantial or even prohibitive. Likewise, the Company cannot be sure that others will not independently develop its trade secrets and know-how or obtain access to them.

Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult, and while the Company is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of many countries do not protect the Company's proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar technology.

The Company expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in the Company's industry segment grows and the functionality of products in different industry segments overlap. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all, which could have a material adverse effect upon the Company's business, operating results and financial condition.

RISKS RELATED TO THE COMPANY'S RESCISSION OFFER: THE COMPANY MAY CONTINUE TO HAVE POTENTIAL LIABILITY FOR VIOLATIONS OF FEDERAL SECURITIES LAWS AND CALIFORNIA'S BLUE SKY LAW EVEN AFTER THE COMPLETION OF THE RESCISSION OFFER. THE COMPANY COULD BE EXPOSED TO THE COSTS OF LITIGATION FROM SUCH VIOLATIONS AND AN ADVERSE LEGAL OUTCOME COULD RESULT IN DAMAGES THAT COULD MATERIALLY ADVERSELY AFFECT THE COMPANY'S CASH POSITION, ITS ABILITY TO RAISE ADDITIONAL CAPITAL AND ITS BUSINESS.

From May 5, 2004, to June 4, 2004, the Company offered to certain of its existing stockholders who originally acquired their shares of Common Stock in connection with a private placement conducted from June 2002 through July 2003 by PowerHouse Studios (and after May 19, 2003, by the Company) the opportunity to rescind the purchase of such shares (the "Rescission Offer") for either the cash consideration paid for the shares, with interest, or shares of preferred equity stock (the "Junior A Units Offering") (see the discussion under the caption "Management's Discussion and Analysis or Plan of Operation--Significant Events During Fiscal Year 2005" beginning on page 35). The Rescission Offer was based on certain of the matters alleged by the Company in the Proctor Litigation. Stockholders who accepted the Rescission Offer were required to give general waivers and releases with respect to certain potential claims against the Company.

There is considerable legal uncertainty under both federal and state securities laws concerning the efficacy of rescission offers and general waivers and releases with respect to barring claims that would be based on securities law violations. The SEC takes the position that acceptance or rejection of an offer of rescission may not bar stockholders from asserting claims for alleged violations of federal securities laws. Further, under California's Blue Sky law, which would apply to stockholders resident in that state, a claim or action based on fraud may not be waived or prohibited pursuant to a rescission offer.

Accordingly, the Rescission Offer may not have terminated any or all potential liability the Company may have for failure to properly register our Common Stock under the federal Securities Act of 1933, as amended (the "Securities Act") and there can be no assurance that the Company will be able to enforce the waivers and general releases it received in connection with the Rescission Offer and Junior A Units Offering to bar any claims based on allegations of fraud or other federal or state securities law violations that the rescission offerees who accepted our offer may have, until the applicable statutes of limitations have run with respect thereto. The applicable statutes of limitations vary from state to state and under federal law, the longest of which would be for up to three years from the occurrence of the alleged violation.

The results of the Rescission Offer, which was completed on June 4, 2004, are as follows: 71 persons, holding an aggregate of 1,082,026 shares of Common Stock, accepted the Rescission Offer in exchange for Series A Junior Units, comprised of an aggregate of 1,082,026 shares of Junior A Preferred Stock and warrants to purchase 270,507 shares of Common Stock (the "Junior A Preferred Warrants"); 11 persons, holding an aggregate of 45,500 shares of Common Stock accepted the Rescission Offer for an aggregate cash consideration of $227,500; and 20 persons, holding an aggregate of 119,665 shares of Common Stock, rejected the Rescission Offer and retained their ownership of Common Stock as originally purchased.

RISKS RELATED TO ACQUISITIONS: THE COMPANY MAY SEEK TO ACCELERATE THE GROWTH OF OUR BUSINESS THROUGH ACQUISITIONS, WHICH, IF COMPLETED ON TERMS THAT PROVE TO BE UNFAVORABLE FOR THE COMPANY OR FAIL TO ACHIEVE THE DESIRED RESULTS, COULD HAVE AN ADVERSE IMPACT ON THE COMPANY. THE COMPANY MAY ALSO FAIL TO REALIZE SOME OR ALL OF THE ANTICIPATED BENEFITS FROM OUR ACQUISITION OF FIRST PERSON SOFTWARE, INC.

The Company may be exposed to risks associated with acquisitions such as the FPS Merger, including integration risks and risks associated with methods of financing, the impact of accounting treatment and the possibility that the corporate information provided by the acquired enterprise, including financial data, proves to be inaccurate or unreliable. There is no guaranty that the FPS Merger, or any other acquisition, will enhance the business or value of the Company.

RISKS RELATED TO THE COMPANY'S INTERNAL DISCLOSURE CONTROLS AND PROCEDURES NOT BEING EFFECTIVE: THE COMPANY HAS EXPERIENCED MATERIAL WEAKNESSES IN OUR INTERNAL DISCLOSURE CONTROLS AND PROCEDURES. SUCH WEAKNESSES, UNLESS CORRECTED, WILL ADVERSELY AFFECT THE COMPANY'S ABILITY TO COMPLY WITH OUR LEGAL OBLIGATIONS AND THE RELIABILITY OF OUR PUBLIC INFORMATION, RESULTING IN ADVERSE CONSEQUENCES FOR THE COMPANY'S ABILITY TO RAISE CAPITAL AND THE TRADING MARKET FOR OUR COMMON STOCK.

The Company's internal disclosure controls and procedures are not effective. Until they become effective, there are and will be material weaknesses related to the preparation and filing of the Company's financial statements. Failure to timely and accurately prepare, complete and file our financial statements adversely affects the reliability of public information concerning the Company and violates provisions of the federal securities laws, which could materially adversely affect the Company's ability to raise capital, could materially adversely affect the trading market for our securities and could subject the Company to fees and other penalties.

                         DETERMINATION OF OFFERING PRICE

The shares of Common Stock offered under this Prospectus will be sold from time to time by the Selling Stockholders at prices then currently prevailing in the market or at negotiated prices. See the discussion under the caption "Plan of Distribution" beginning on page 25. There is no fixed or currently determinable price at which any such shares will be offered or sold. For an historical price range of the Common Stock over the past two fiscal years and subsequent periods, see the discussion under the caption "Market for Common Equity and Related Stockholders Matters" beginning on page 28.

                              SELLING STOCKHOLDERS

On September 26, 2005, the Company completed a private placement (the "September 2005 Placement") with certain investors of the Company's Common Stock comprised of a total of 19,910,950 shares of Common Stock and warrants to purchase a total of 10,900,400 shares of the Company's Common Stock. The securities were sold at $0.32 per unit, each unit consisting of one share of Common Stock and warrants to purchase one-half of one share of Common Stock. The aggregate offering price was approximately $6,045,000 and the aggregate placement fee was $191,360 and warrants ("Placement Agent Warrants") to purchase 1,278,490 shares of Common Stock. After taking into account an anti-dilution adjustment as a result of the December 2005 Placement described below, all of the warrants and Placement Agent Warrants are exercisable at $0.40 per share. All of these Warrants and the Placement Agent Warrants expire after three years, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 if the stock price should exceed $2.00 per share, and permit cashless exercise only if there is no registration statement in effect after one year. The proceeds of the private placement included $883,333 of principal and $23,765 of accrued interest converted into Common Stock from the short-term bridge financing. The conversion consisted of a total of 3,779,700 shares of Common Stock at $0.24 per share. The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as of September 26, 2005, by and among the Company and the private placement investors.

In connection with the September 2005 Placement, the Company executed a Registration Rights Agreement, dated as of September 21, 2005, with the private placement investors, wherein the Company agreed to register under the Securities Act of 1933, as amended (the "Securities Act") the shares of Common Stock acquired in the private placement and the shares issuable upon exercise of the warrants and Placement Agent Warrants issued in the private placement. The Company has incurred a penalty as a result of its failure to file this Registration Statement within the time period prescribed by the Registration Rights Agreement and will issue an aggregate of [245,376] shares of Common Stock to these investors for the penalty accruing through December 9, 2005. Additional penalties have accrued from December 9, 2005 until the date of filing of this Registration Statement, but the number of shares issuable as a result has not yet been determined.

As a condition to the transaction, all of the Company's Series A Senior Preferred Convertible Stock (the "Senior A Stock") were converted into 20,632,952 shares of Common Stock at a conversion ratio of 5.3685 shares of Common Stock for each share of Senior A Stock, and 264,775 outstanding warrants held by Middlebury Capital or its affiliates exercisable for Series A Stock were exchanged under the terms of a Warrant Exchange Agreement, dated as of September 26, 2005, for warrants to purchase 700,000 shares of Common Stock. The shares of Common Stock issued upon conversion of the Senior A Stock (a total of 20,632,952 shares), the shares of Common Stock issuable upon the exercise of the warrants held by the Senior A Stock investors (warrants to purchase a total of 1,220,233 shares at $.40 per share) and the shares of Common Stock issuable upon the exercise of the warrants issued under the exchange agreement are also covered under this prospectus.

On December 23, 2005, the Company completed a follow-on private placement (the "December 2005 Placement") with certain investors of the Company's Common Stock to purchase a total of 7,968,750 shares of the Company's Common Stock and warrants to purchase a total of 3,984,375 shares of the Company's Common Stock. The securities were sold at $.32 per unit, each unit consisting of one share of Common Stock and warrants to purchase one-half of one share of Common Stock. The aggregate offering price was approximately $2,550,000, and the placement fee was paid in the form of Placement Agent Warrants to purchase 796,875 shares of Common Stock. The investor warrants and placement agent warrants issued in connection with the December 2005 Placement are exercisable at $.40 per share, expire on September 26, 2008, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 per share if the stock price should exceed $2.00 per share and permit cashless exercise at any time. The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as December 23, 2005, by and among the Company and the private placement investors.

In connection with the December 2005 Placement, the Company executed a Registration Rights Agreement, dated as of December 23, 2005, with the private placement investors, wherein the Company agreed to register under the Securities Act the shares of Common Stock acquired in the private placement and the shares issuable upon exercise of the investor warrants and placement agent warrants issued in the private placement.

This prospectus also covers shares of Common Stock issuable upon exercise of options issued to other persons in connection with services rendered to the Company. These options provide for the purchase of up to 350,000 shares of Common Stock, provide for a $.60 exercise price and expire on September 26, 2010.

The Selling Stockholders who are identified in Table 1 participated in the September 2005 Placement (the "September Private Placement Selling Stockholders"). This prospectus includes the shares of Common Stock issued to the September Private Placement Selling Stockholders in the September 2005 Placement and shares of Common Stock that may be issued to them upon their exercise of the investor warrants that were acquired by them in the September 2005 Placement.

The Selling Stockholders who are identified in Table 2 participated in the December 2005 Placement (the "December Private Placement Selling Stockholders"). This prospectus includes the shares of Common Stock issued to the December Private Placement Selling Stockholders in the December 2005 Placement and shares of Common Stock that may be issued to them upon their exercise of the investor warrants that were acquired by them in the December 2005 Placement.

The Company entered into a placement agency agreement, dated as of May 6, 2005, with C.E. Unterberg, Towbin, LLC ("CEUT") in connection with the September 2005 Placement, pursuant to which, and in addition to cash compensation, CEUT was granted three-year warrants to purchase up to 1,278,490 shares of Common Stock in the September Placement and warrants to purchase up to 796,875 shares of Common Stock in the December Placement (collectively, the "Placement Agent Warrants"). Information concerning CEUT is included in Table 3. This prospectus includes the shares of Common Stock issuable to CEUT upon its exercise of these Placement Agent Warrants.

In connection with the private placement in June 2004, we issued warrants to Middlebury Capital, LLC (now known as InDigo Ventures) for 264,775 shares of Series A Senior Preferred Stock and 68,559 shares of Common Stock. The warrants for Series A Senior Preferred Stock were exchanged for warrants to purchase

700,000 shares of Common Stock as a condition to the September 2005 Placement. The shares issuable upon exercise of these warrants are registered for resale under this prospectus. Information regarding these Selling Stockholders is included in Table 3.

The Selling Stockholders identified in Tables 4 and 5 (the "Series A Investors") purchased Series A Senior Preferred Stock in the Company in June 2004 (the "June 2004 Placement"). All shares of Series A Senior Preferred Stock were converted into Common Stock at the ratio of 5.3865 shares of Common Stock for each share of Series A Senior Preferred Stock as a condition to the closing of the September 2005 Placement. These shares are included in Table 4. These investors also received warrants to purchase Common Stock in consideration for their investment. These warrants are included in Table 5. This prospectus includes the shares of Common Stock issued to the Series A Investors in exchange for their shares of Series A Senior Preferred Stock and shares of Common Stock issuable upon exercise of the warrants that were acquired by them in the June 2004 Placement.

The Selling Stockholders identified in Table 6 have received warrants to acquire shares of Common Stock in connection with services provided for the Company. This prospectus includes the shares of Common Stock issuable to these Selling Stockholders upon exercise of these warrants.

The agreements pursuant to which the Company issued securities to the Selling Stockholders require the Company to register the shares of Common Stock issued and the shares of Common Stock issuable upon exercise of the warrants described above. This prospectus is part of a registration statement on Form SB-2 filed by the Company with the SEC under the Securities Act covering the resale of such shares of Common Stock from time to time by the Selling Stockholders.

No selling stockholder has had a material relationship with the Company within the past three years except as otherwise indicated in the footnotes below.

            TABLE 1: SELLING STOCKHOLDERS - SEPTEMBER 2005 PLACEMENT

                                                                      NUMBER OF SHARES
                                                                      OF COMMON STOCK
                                       NUMBER OF SHARES OF COMMON        TO BE OWNED
                                        STOCK OWNED BENEFICIALLY          AFTER THE
NAME                                    PRIOR TO THE OFFERING(1)          OFFERING(2))
----                                   --------------------------     ----------------
Software Seed Capital Partners, IV, L.P.              4,612,914               0
Governing Dynamics Investments, LLC                   3,309,619               0
Cap Partners                                          2,364,014               0
Schottenfeld Qualified Associates, LP                 2,364,014               0
SF Capital Partners, Ltd.                             2,364,014               0
LBI Group, Inc.                                       2,364,014               0
Little Wing LP                                        1,981,043               0
Alex Mashinsky(7)                                     2,248,900               0
Shea Diversified Investment, Inc.                     1,861,565               0
Cordillera Fund                                       1,625,165               0
Iroquois Master Fund Ltd                              1,182,007               0
SRB Greenway Capital (QP), L.P.                         956,007               0
Tradewinds                                              826,127               0
Andy Arno (3)                                           679,554               0
Alpha Capital AG                                        529,539               0
Nite Capital L.P.                                       472,803               0
Malcolm Elvrey                                          379,848               0
Elizabeth Arno                                          236,401               0
John French                                             236,401               0
SRB Greenway Capital                                    137,113               0
Andrew Arno ACF CUST Jess Arno UGMA NY (3)              118,201               0
Andrew Arno ACF CUST Matthew Arno UGMA NY (3)           118,201               0
SRB Greenway Offshore Operating Fund, L.P.               88,887               0
                                               ----------------       ----------------
                                                     31,056,350
                                               ================       ================

             TABLE 2: SELLING STOCKHOLDERS - DECEMBER 2005 PLACEMENT

                                                                  NUMBER OF SHARES
                                                                   OF COMMON STOCK
                                     NUMBER OF SHARES OF COMMON      TO BE OWNED
                                      STOCK OWNED BENEFICIALLY        AFTER THE
NAME                                  PRIOR TO THE OFFERING(1)       OFFERING(2)
----                                 --------------------------   ----------------
AIGH Investment Partners, LLC                 4,687,500                  -0-
La Place Group                                1,406,250                  -0-
Hershel Berkowitz                               937,500                  -0-
Ellis International                             703,125                  -0-
Cam Co Investment Account                       703,125                  -0-
Anfel Trading Ltd.                              703,125                  -0-

Steven W. Spira                                 468,750                  -0-
Ganot Corporation                               468,750                  -0-
Fame Associates                                 351,562                  -0-
Paul Packer                                     234,375                  -0-
Richard Grossman                                234,375                  -0-
Joshua Hirsch                                   234,375                  -0-
Frank Lyon Polk III                             117,188                  -0-
SLAM Partners                                   117,188                  -0-
Paul Tramontano                                 117,188                  -0-
Kevin McCaffrey                                 117,188                  -0-
John A. Moore                                    93,750                  -0-
William Heinzerling                              93,750                  -0-
James Kardon                                     79,687                  -0-
Level 10 Corporation                             46,875                  -0-
Jeffrey L. Schwartz                              37,500                  -0-
                                             ----------
TOTAL TABLE 2 SELLING SHAREHOLDERS           11,953,125

                TABLE 3: SELLING STOCKHOLDERS - PLACEMENT AGENTS

                                                                  NUMBER OF SHARES
                                                                  OF COMMON STOCK
                                     NUMBER OF SHARES OF COMMON      TO BE OWNED
                                      STOCK OWNED BENEFICIALLY        AFTER THE
NAME                                  PRIOR TO THE OFFERING(1)       OFFERING(2)
----                                 --------------------------   ----------------
C.E. Unterberg, Towbin, LLC(3)                2,075,375                  -0-
Greg Osborn(4)(7)                               175,130                  -0-
Edward Neugeboren                               154,827                  -0-
Keith Barksdale                                 154,827                  -0-
Eric Brachfeld                                   99,960                  -0-
InDigo Ventures(4)                               68,559                  -0-
Greg McCall                                      22,513                  -0-
Puglisi & Co.                                    21,961                  -0-
Richard Molinsky                                 21,000                  -0-
Larry Bouts                                      16,194                  -0-
Jerry Apodaca                                    11,951                  -0-
James Robinson                                    4,585                  -0-
Edward Hamilton                                   4,585                  -0-
Jerry Colish                                      4,211                  -0-
Griffin Mills & Long                              4,183                  -0-
Matt Hayden                                       2,471                  -0-
Dan Williams                                      1,260                  -0-
Shirley Rae Sullivan                                343                  -0-
                                              ---------
TOTAL TABLE 3 SELLING STOCKHOLDERS            2,843,934

               TABLE 4: SELLING STOCKHOLDERS - SERIES A INVESTORS

                                                                   NUMBER OF SHARES
                                                                   OF COMMON STOCK
                                      NUMBER OF SHARES OF COMMON      TO BE OWNED
                                       STOCK OWNED BENEFICIALLY        AFTER THE
NAME                                   PRIOR TO THE OFFERING(5)       OFFERING(2)
----                                  --------------------------   ----------------
LBI GROUP INC                                  2,897,809                  -0-
JESS S. MORGAN & CO INC                        2,389,142                  -0-
LITTLE WING LP                                 1,669,712                  -0-
JDS CAPITAL LP                                 1,544,950                  -0-
VALOR CAPITAL MANAGEMENT, LP                   1,033,326                  -0-
PULGISI CAPITAL PARTNERS, LP                     954,695                  -0-
CAYDAL,LLC                                       539,154                  -0-
DAVID W RAISBACK                                 539,154                  -0-
GREG OSBORN(4)(7)                                539,154                  -0-
LARRY D BOUTS                                    539,154                  -0-
REALLY COOL COMPANY LTD                          486,184                  -0-
ARTHUR COHEN                                     411,810                  -0-
JOE HEALY                                        411,810                  -0-
MHJ HOLDINGS CO                                  411,810                  -0-
TRADEWINDS FUND                                  378,048                  -0-
WILLIAM A LEWIS IV                               336,974                  -0-
H. GREENIAUS                                     315,039                  -0-
RODD FRIEDMAN                                    273,305                  -0-
KENNETH PITTMAN                                  269,580                  -0-
PETER O'GORMAN                                   269,580                  -0-
TECH PLAN                                        269,580                  -0-
WILLIAM A MOORE                                  269,580                  -0-
DALE BURNS                                       205,910                  -0-
LONDON FAMILY TRUST                              205,910                  -0-
VALHALLA MANAGEMENT PARTNERS                     205,910                  -0-
WILLIAM J TRUXAL                                 205,910                  -0-
TIM ALBRIGHT                                     157,520                  -0-
BRANDON KNICELY                                  134,784                  -0-
HOWARD MAYER                                     134,784                  -0-
HOWARD MAYER IRA                                 134,784                  -0-

LAWRENCE DAVIS                                   134,784                  -0-
MYRON NEUGEBORN                                  134,784                  -0-
RICHARD MOLINSKY                                 134,784                  -0-
RICHARD ALBRIGHT                                 126,018                  -0-
WILL GARWOOD                                     118,234                  -0-
JOHN JAY GEBHARDT                                113,246                  -0-
THE AMERICAN HERITAGE FUND                       107,835                  -0-
ERIC LICHTENSTEIN                                102,950                  -0-
MAGPIE HOLDINGS                                  102,950                  -0-
NEIL MOODY                                       102,950                  -0-
TYNE & WEAR                                      102,950                  -0-
DARREN TAUBE                                     100,808                  -0-
WILSON ALLEN                                      94,441                  -0-
THE GLOBAL OPPORTUNITY FUND                       80,870                  -0-
LA GUARDIA REAL ESTATE                            67,395                  -0-
STUART GRANT                                      67,395                  -0-
GREG J MCCALL                                     58,478                  -0-
VENINVEST                                         53,920                  -0-
THOMAS SAMPH                                      50,404                  -0-
NAT'L FINANCIAL SERV. FBO JON JANI                49,432                  -0-
JOHN SULLIVAN                                     48,305                  -0-
SHIRLEY RAE SULLIVAN                              48,305                  -0-
JAMES ALTMAN                                      47,296                  -0-
AMY G LEVANTIN                                    44,107                  -0-
DOUGLAS FRIEDMAN                                  41,584                  -0-
JEANETTE FRIEDMAN                                 41,584                  -0-
ROBERT HAYA/VR DEPOT                              38,636                  -0-
BERND KANDZORRA                                   26,960                  -0-
LANNY DACUS                                       26,960                  -0-
PATRICK LAWLER                                    26,960                  -0-
PAUL KANEB                                        26,960                  -0-
ROBERT GAGLIARDI                                  26,960                  -0-
PHIL RIGGIO                                       24,308                  -0-
JOSEPH ULMSCHNEIDER                               24,147                  -0-
EDWARD NEUGEBORN                                  20,217                  -0-
KEITH BARKSDALE                                   20,217                  -0-
HUGO NICHOLLS SR                                  13,480                  -0-
ROBERT C WELLS                                    10,785                  -0-
JULIAN COHEN                                       8,460                  -0-
GREG J MCCALL                                      7,184                  -0-
MEADOWBROOK OPPORTUNITY FUND                       6,238                  -0-
MATTHEW M HAYDEN                                   5,229                  -0-
DAVID RIGGIO                                       3,393                  -0-
DAVID RIGGIO REV TRUST DTD 10/17/02                2,867                  -0-
DAVID RIGGIO                                       1,203                  -0-
JON JANI                                             918                  -0-
                                              ----------                ------
                                              20,632,952                  -0-
                                              ==========                ======

TABLE 5 - SELLING STOCKHOLDERS - WARRANTS HELD BY ORIGINAL SENIOR A PREFERRED INVESTORS

                                                                 NUMBER OF SHARES
                                                                  OF COMMON STOCK
                                         NUMBER OF WARRANTS         TO BE OWNED
                                         OWNED BENEFICIALLY          AFTER THE
NAME                                  PRIOR TO THE OFFERING(1)      OFFERING(2)
----                                  ------------------------   ----------------
LB I Group, Inc.                                122,549                 -0-
Jess S. Morgan & Co., Inc.                       94,853                 -0-
Little Wing LP                                   66,250                 -0-
JDS Capital, LP                                  61,300                 -0-
Valor Capital Management, LP                     41,000                 -0-
Meadowbrook Opportunity Fund                     40,850                 -0-
Puglisi Capital Partners                         24,510                 -0-
Caydal, LLC                                      43,573                 -0-
David W. Raisbeck                                43,573                 -0-
Larry D. Bouts                                   43,573                 -0-
Really Cool Company Ltd.                         43,573                 -0-
Greg Osborn                                      43,573                 -0-
Arthur Cohen                                     16,340                 -0-
Joe Healy                                        16,340                 -0-
MHJ Holdings Co.                                 16,340                 -0-
Tradewinds Fund Ltd.                             15,000                 -0-
Pulgisi Capital Partners, LP                     27,233                 -0-
William A. Lewis IV                              27,233                 -0-
H. John Greeniaus                                12,500                 -0-
Hathaway Partners Investment L.P.                21,786                 -0-
Peter O'Gorman                                   21,786                 -0-
Al Moore                                         21,786                 -0-
Tech Plan                                        21,786                 -0-
Kenneth Pittman                                  21,786                 -0-
Dr. Victor Chartrand                              8,200                 -0-
Rodd Friedman                                     8,170                 -0-
Valhalla Investment Partners                      8,170                 -0-
William J. Truxal                                 8,170                 -0-
Dale Burns                                        8,170                 -0-

London Family Trust                               8,170                 -0-
Tim Albright                                      6,250                 -0-
Julian Cohen                                      6,127                 -0-
Marc Blank                                       10,893                 -0-
Voltron Ventures, LP                             10,893                 -0-
Richard Molinsky                                 10,893                 -0-
Myron Neugeborn                                  10,893                 -0-
Brandon Nicely                                   10,893                 -0-
Howard Mayer                                     10,893                 -0-
Howard Mayer, IRA                                10,893                 -0-
Lawrence Davis                                   10,893                 -0-
Richard Albright                                  5,000                 -0-
Will Garwood                                      5,000                 -0-
Victor Chartraud                                  9,804                 -0-
John Jay Gebhardt                                 4,493                 -0-
James M. Kenny                                    8,715                 -0-
The American Heritage Fund                        8,715                 -0-
Magpie Holdings                                   4,085                 -0-
Tyne & Wear                                       4,085                 -0-
Eric Lichtenstein                                 4,085                 -0-
Neil Moody                                        4,085                 -0-
Darren Taube                                      4,000                 -0-
Wilson Allen                                      5,447                 -0-
The Global Opportunity Fund                       6,536                 -0-
Rodd Friedman                                     5,447                 -0-
La Guardia Real Estate                            5,447                 -0-
Real Time Technology                              5,447                 -0-
Stuart Grant                                      5,447                 -0-
Greg J. McCall                                    5,446                 -0-
John J. Kenny II                                  4,357                 -0-
Philip Mittleman                                  4,357                 -0-
VenInvest                                         4,357                 -0-
Shirley Rae Sullivan                              2,042                 -0-
John Sullivan                                     2,042                 -0-
Thomas Samph                                      2,000                 -0-
James Altman                                      2,000                 -0-
Amy G. Levantin                                   1,750                 -0-
Douglas Friedman                                  1,650                 -0-
Jeanette Friedman                                 1,650                 -0-
Matthew M. Hayden                                 1,634                 -0-
Robert Haya                                       1,634                 -0-
Patrick Lawler                                    2,179                 -0-
Robert Gagliardi                                  2,179                 -0-
Paul Kaneb                                        2,179                 -0-
Bernd Kandzorra                                   2,179                 -0-
Amy S. Bertsch                                    2,179                 -0-
Phil Riggio                                       2,179                 -0-
Jon Jani                                          2,179                 -0-
Lanny Dacus                                       2,178                 -0-
Lawrence Cirina                                   1,021                 -0-
Joseph Ulmschneider                               1,021                 -0-
Edward Neugeboren                                 1,634                 -0-
Keith Barksdale                                   1,634                 -0-
David Riggio                                        572                 -0-
Robert Deleonardis                                1,089                 -0-

Henry A. Diamond                                  1,089                 -0-
Hugh Nichols                                      1,089                 -0-
Dave Riggio                                       1,089                 -0-
Cripe                                             1,089                 -0-
Dave Riggio                                       1,089                 -0-
Robert Wells                                        871
                                              ---------
   Total                                      1,219,143

             TABLE 6: SELLING STOCKHOLDERS - OTHER SERVICE PROVIDERS

                                                                  NUMBER OF SHARES
                                                                   OF COMMON STOCK
                                     NUMBER OF SHARES OF COMMON       TO BE OWNED
                                      STOCK OWNED BENEFICIALLY         AFTER THE
NAME                                  PRIOR TO THE OFFERING(1)       OFFERING(2)
----                                 --------------------------   ----------------
Wall Street Consultants, Inc.                  350,000                   -0-
                                               -------
TOTAL TABLE 6 SELLING STOCKHOLDERS             350,000

----------
(1) Includes the number of shares of Common Stock issuable to such Selling Stockholder upon exercise of their warrants and assumes that each Selling Stockholder offers to resell all shares of Common Stock that it beneficially owns.

(2) Assumes that such Selling Stockholder resells the maximum number of shares of Common Stock that it beneficially owns.

(3) This Selling Stockholder is an affiliate of C.E. Unterberg, Towbin, LLC with whom the Company entered into a placement agency agreement in May 2005.

(4) This Selling Stockholder is an affiliate of Indigo Ventures, LLC (formerly Middlebury Capital) with whom the Company entered into a placement agency agreement in April 2004.

(5) The number of shares in this Table 4 excludes warrants held by these selling stockholders, which are listed in Table 5.

(6) The number of warrants in this Table 5 excludes shares held outright by these selling stockholders, which are listed in Table 4.

(7)  This selling stockholder is a director of the Company.
                                       24

                              PLAN OF DISTRIBUTION

The Selling Stockholders, including any donee, pledgee, transferee or other successor-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this Prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Common Stock or interests in shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at other negotiated prices.

The Selling Stockholders may use any one or more of the following methods when disposing of shares or interests therein:

     - ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     - block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     - an exchange distribution in accordance with the rules of the applicable exchange;

     -    privately negotiated transactions;

     - short sales effected after the effective date under the Securities Act of the registration statement of which this Prospectus is a part;

     - through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

     - broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

     -    a combination of any such methods of sale; and

     -    any other method permitted pursuant to applicable law.

The Selling Stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock, from time to time, under this Prospectus, or under an amendment to this Prospectus under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this Prospectus. The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus.

In connection with the sale of Common Stock or interests therein, we have been advised by the Selling Stockholders that they may enter into hedging transactions with broker-dealers or other financial institutions, who may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver the Common Stock covered by this Prospectus to close out their short positions, or loan or pledge the Common Stock to broker-dealers who in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Company has advised the Selling Stockholders that, during such time as they may be engaged in a distribution of any of the shares that are the subject of this Prospectus, they are required to comply with Regulation M, as promulgated under the Exchange Act. In general, Regulation M precludes any Selling Stockholder, any affiliated purchaser and any broker-dealer or other person who participates in such distribution, from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution. The Company's officers and directors, along with its affiliates, will not engage in any hedging, short sales, or any other type of transaction covered by Regulation M.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. Stabilizing transactions may cause the price of the Common Stock to be higher than it would otherwise be in the absence of those transactions. The Company has advised the Selling Stockholders that stabilizing transactions permitted by Regulation M allow bids to purchase shares of Common Stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling Stockholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

If a Selling Stockholder wishes to enter into a short sale of Common Stock "against the box" and cover the short sale with registered shares after the date of this Prospectus, the short sale may not be consummated before the registration statement of which this Prospectus is a part becomes effective, because the shares underlying the short sale are deemed by the SEC to be sold at the time such short sale is made. The Company and each Selling Stockholder have confirmed to the SEC that they are aware of the SEC's Telephone Interpretation
A. 65 (July 1997) with respect to short sales.

The aggregate proceeds to the Selling Stockholders from the sale of the shares of Common Stock offered by them will be the purchase price of the Common Stock less discounts or commissions, if any. Each of the Selling Stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. The Company will not receive any of the proceeds from this offering. However, upon any exercise of any warrants by payment of cash, the Company will receive the exercise price of such warrants. Expenses of this offering, estimated to be $50,000, other than any discounts, commissions or similar fees charged in connection with the sale of any share of Common Stock offered hereby, will be borne by the Company.

The Selling Stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Stockholders and any underwriter, broker-dealer or agent that participates in the sale of the Common Stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. Selling Stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Each of the following Selling Stockholders is an affiliate of a broker-dealer and has represented to the Company that it has acquired the shares in the ordinary course of business and that, at the time of such acquisition, it did not have any agreements or understandings, directly or indirectly, with any person to dispose of the shares, other than a commitment by the Company to register the shares pursuant to a shelf registration statement: C.E. Unterberg, Towbin Capital Partners I, LP, Andrew Arno, Andrew Arno ACF Cust Jess Arno UBMA NY, Andrew Arno ACF Cust Matthew Arno UGMA NY, Schottenfeld Qualified Associates, L.P., SF Capital Partners, Ltd., Wilson Allen, Keith Barksdale, Robert Gagliardi, LB I Group Inc., Eric Lichtenstein, Gregory J. Osborn, Puglisi Capital Partners, and Darren Taube.

To the extent required, the shares of Common Stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this Prospectus.

In order to comply with the securities laws of some states, if applicable, the Common Stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Common Stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Company has advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, the Company will make copies of this Prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

The Company has agreed to indemnify the Selling Stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this Prospectus.

The Company has agreed with the September Private Placement Selling Stockholders and the December Private Placement Selling Stockholders to keep the registration statement of which this Prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this Prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold pursuant to Rule 144(k) of the Securities Act, but in no event later than September 26, 2007 with respect to the September Private Placement Selling Stockholders or December 23, 2007, with respect to the December Private Placement Selling Stockholders.

Each Selling Stockholder has represented and warranted to us that, at the time it acquired the securities subject to the registration statement, it did not have any agreement or understanding, directly or indirectly, with any person to distribute any of such securities. The Company has advised each Selling Stockholder that it may not use shares registered on the registration statement to cover short sales of that Selling Stockholder's Common Stock made prior to the date on which the registration statement is declared effective by the SEC.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Common Stock has since February 1, 2005 traded on the NASD Over-the-Counter Bulletin Board ("OTC Bulletin Board") under the symbol "PWHT." Prior to this, the Company's Common Stock was traded on the Pink Sheets. The OTC Bulletin Board is a regulated service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.

The following table sets forth the quarterly high and low sales prices of the Common Stock for fiscal year 2004 and fiscal year 2005 and for each quarterly period since March 31, 2005. Such prices represent prices between dealers and do not include retail mark-ups, mark-downs or commissions and may not represent actual transactions.

Fiscal Year 2004     High     Low    Fiscal Year 2005    High    Low
----------------    ------   -----   ----------------   -----   -----
First Quarter (1)   $15.24   $2.00   First Quarter      $5.80   $3.25
Second Quarter      $11.00   $1.05   Second Quarter     $5.00   $3.00
Third Quarter       $ 5.25   $1.72   Third Quarter      $5.60   $3.00
Fourth Quarter      $ 4.00   $2.75   Fourth Quarter     $3.70   $1.00

Fiscal Year 2006                            High     Low
----------------                            ----     ---
First Quarter                               $2.45   $1.05
Second Quarter                              $1.25   $ .47
Third Quarter                               $1.19   $ .56
Fourth Quarter (through January 18, 2006)   $ .65   $ .51

----------
(1) On May 19, 2003, the Company completed the combination transaction with PowerHouse Studios (including a 1:122 reverse-stock-split), and current management began its control of the Company. The prices for this quarter do not reflect the 1:122 reverse stock split of May 19, 2003.

The market price of the Common Stock, like the price of shares of technology companies generally, has been and may continue to be volatile. If the Company's future operating results are below the expectations of stock market analysts and investors, its stock price may decline. Public announcements of the Company's financial results and business developments may have a significant impact on the market price of the Common Stock. For example, each of the following could have the effect of temporarily or permanently reducing the market price of the Common
Stock:

     -    shortfalls in revenues or cash flows from operations;

     -    failure to attain and maintain profitability;

     - failure to maintain the qualification for the Common Stock to trade on the Nasdaq OTC Bulletin Board;

     -    delays in development or roll-out of Company products and services;
          and

     - failure to maintain our competitive position, whether as a result of our failure to deliver new and innovative products in response to marketplace demands or new product introductions, acquisitions or technological innovations by one or more competitors of the Company.

In addition, the stock market often experiences extreme fluctuations in price and volume that particularly affect the market prices of shares of emerging and technology companies, such as the Company. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, the Company may fail to meet the expectations of its stockholders or of securities analysts, and the Company's Common Stock price could decline as a result.

Common Stock Holders

As of December 31, 2005, there were approximately 250 holders of record of the Common Stock. The Company believes that additional beneficial owners of Common Stock hold shares in street names.

Dividends

The Company has not declared any cash dividends on its Common Stock. The declaration and payment of dividends is within the discretion of the Company's Board of Directors and will depend, among other factors, on results of operations, capital requirements and general business conditions. At the present time, the Company's anticipated working capital requirements are such that it intends to follow a policy of retaining earnings, if any, in order to finance the development of its business. Accordingly, the Company does not anticipate or contemplate paying dividends in the foreseeable future.

                                 USE OF PROCEEDS

The Company is not selling any shares of Common Stock under this Prospectus and will not receive any of the proceeds from the sale of Common Stock by the Selling Stockholders being offered pursuant to this Prospectus, nor will any of the proceeds be available for the Company's use or otherwise for its benefit. All proceeds from the sale of the shares will be for the accounts of the Selling Stockholders.

The Company will receive the exercise price of the warrants if, and when, any are exercised by Selling Stockholders by payment of the exercise price in cash. In that the warrants provide for cashless exercise, the Company cannot predict the amount of proceeds that may be received by it in the event of exercise of the warrants. The Company intends to use any proceeds from the exercise of warrants for working capital and general corporate purposes.

                                    BUSINESS

The Company is in the business of developing, acquiring and marketing software and infrastructure technologies designed to improve the way mobile information is personalized, secured, carried and accessed. The Company was founded in May 2002 as PowerHouse Studios, Inc. ("PowerHouse Studios"). On May 19, 2003, PowerHouse Studios completed a business combination with Agate Technologies, Inc., a publicly traded company ("Agate"). Following that transaction, the Company changed its name to "PowerHouse Technologies Group, Inc." and effected a 1:122 reverse stock split.(1) On June 18, 2004, the Company acquired 51% of First Person Software, Inc. ("First Person") that it did not previously own; the transaction was effected through a merger of First Person with and into PowerHouse Acquisition, LLC ("PowerHouse Acquisition"), a wholly-owned subsidiary of the Company, with PowerHouse Acquisition remaining as the surviving entity. (See Management's Discussion and Analysis or Plan of Operation under the caption "Significant Events During Fiscal Year 2005").

In March 2005, the Company entered into a three-year development agreement (the "Development Agreement") with M-Systems Flash Disk Pioneers Ltd., an Israeli company ("M-Systems"). Pursuant to the Development Agreement, the Company granted to M-Systems and its affiliates a worldwide, transferable license to use and distribute the Company's Migo products, and to use related trademarks, as an integrated part of M-Systems' Universal Serial Bus ("USB") drive product lines (see Management's Discussion and Analysis or Plan of Operation under the caption "Significant Events During Fiscal Year 2005").

In March 2005, the Company moved its principal place of business into a larger facility in Redwood City, California and consolidated its operations from San Ramon, California and San Francisco, California.

The Company has begun the process to change its name to "Migo Software, Inc." The name change requires an amendment to the Company's Certificate of Incorporation which requires Stockholder approval. The name change will be presented to the Company's Stockholders at its 2006 annual meeting. In the interim, the Company has begun to do business under the name "Migo Software".

Company Technology: The Migo(R)

Migo seeks to significantly improve the mobile computing experience. Migo is designed to make it very easy for users to take their unique, personal data with them, without the need to bring along their laptop or office machine. Migo allows users to easily load their personalized desktop environment, Microsoft(R) Outlook(R) e-mail, Internet Explorer favorites, wallpaper, presentations, photos, MP3 audio files and/or various other features, and then access their personal data on any other Windows-based, "guest" computer. The Migo is designed so that once it has been disconnected from a "guest" computer, no trace of the user's computer environment or its data will be left behind on the "guest" machine.

The Migo software currently supports the Microsoft(R) Windows(R) operating system (Win 98SE to XP) and Outlook(R) email program. The Company is developing its Migo software to function with other popular email applications, such as Exchange and Lotus Notes(R), and is in the process of researching and developing a range of Migo software for use on other hardware devices, including larger capacity USB storage devices, MP3 music players, portable disc drives, cellular phones, PDAs and other mobile data communication platforms. The Company believes these products will have the potential for customized use across a broad range of industries, including healthcare, insurance, banking and financial services and education.

Sales Channels

The Company sells, or expects to sell, its products through various channels and in a variety of different markets. Sales efforts are planned though the following:

     1. Software-only sales. The Company has entered into an agreement to license its software for distribution by M-Systems, a USB Flash drive manufacturer (see Management's Discussion and Analysis or Plan of Operation under the caption "Significant Events During Fiscal Year 2005" below). The Company expects to enter into additional software licensing contracts with other hardware manufacturers and distributors. It also anticipates selling software upgrades and service contracts to existing users of its products and users of other USB Flash drive products.

     2. Web-based sales. The Company is currently selling software and bundled products directly to consumers through its website, www.migosoftware.com. The Company expects to make its Migo software available for USB Flash and other memory products already in the market.

     3. International sales. The Company has entered into distribution and reseller agreements to sell its products in Japan and will seek other resellers outside the US.

     4. Distributors/VARs. The Company has entered into a distribution agreement with a large educational distributor in the US and has launched its products in June 2005 through them to educational resellers and direct to universities and colleges.

The Company cannot provide assurances regarding its ability to meet any sales targets, as it may be affected by many factors not within its control, including acceptance of its products by consumers, competition, technological advances by others, and general economic and political issues. General economic and political issues affect foreign operations more significantly than domestic operations. Further, all of the potentially adverse factors that can affect a business in its line are more likely to affect a new company than an established enterprise.

Uncertain Market Acceptance

The Company's business prospects are dependent upon perceived market need for software that enhances the utility of small, portable memory devices, suitable for linkage with all common computer hardware utilized by individual personal computer users. The Company's business will be subject to all the risks associated with introducing and marketing a new product or service.

Competitive Business Environment

Competition within the software industry and in the mobile data and data storage industry is highly competitive and the Company's management expects this competition to intensify in the future. The industry is characterized by rapidly changing technologies and customer demands for newer and better products. Third party competitors of the Company could develop products and technologies that could render the Company's products and technologies obsolete. Many of the Company's competitors have greater resources, including financial and scientific personnel, marketing and sales capacity, established distribution networks, significant goodwill and global name recognition. As a result, these competitors may be in a better position than the Company to respond quickly to, or significantly influence, rapid technological change and consumer demand.

Competition within the software industry and in the mobile data and data storage industry is characterized by several key factors, including, but not limited to, the following:

     1. Rapid changes in technology and customer requirements. New opportunities for existing and new competitors can quickly render existing technologies less valuable.

     2. Relatively low barriers to entry. Startup capital requirements for software companies can be very small, and software distribution over the Internet is inexpensive and easily outsourced.

     3. Significant price competition. Direct distribution of competing products, particularly over the Internet, may cause prices and margins to decrease in traditional sales channels.

     4. Consolidations and mergers. Software companies and their individual products have a high rate of mergers, product line sales, and other transfers and consolidations; consequently, there is a tendency to have a higher concentration of able competitors within the industry.

In addition to the foregoing, a slowdown affecting the general growth in demand for mobile data, data storage and related products and services could harm the Company's revenues and prospects for achieving profitability. The markets for the Company's products and services depend upon economic conditions that affect the broader computer technology and related markets. Downturns in any of these markets may cause end-users to delay or cancel orders for the Company's products and services. Customers may experience financial difficulties, cease or scale back operations, or reverse prior decisions to budget for orders of the Company's products and services. As a result, the Company could experience longer product sales cycles, delays in payment and collection, and pressure from the Company's markets to reduce prices. A reduction in prices could cause the Company to realize lower revenues and margins. If capital spending in the Company's markets declines, the Company may not be able to increase revenues or achieve profitability without increasing market share. If the Company is unable to compete successfully in the markets for data storage and related products, the Company may not increase revenues or achieve profitability.


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

Continuing changes in technology and industry standards could render the Company's products unmarketable or obsolete. The markets for the Company's products change rapidly because of technological innovation, changes in customer requirements, declining prices, and evolving industry standards. New products and technology often render existing technology products, services or infrastructure obsolete, too costly or otherwise unmarketable. The Company's success depends on its ability to introduce innovations in its products and services, integrate new technologies into current products, and develop new products and services, all on a timely basis. There is no guarantee that the Company will be successful achieving these goals, nor do so in a manner sufficiently timely to ensure that the Company is able to compete successfully for customers and market share. In addition, if the Company fails to incorporate the features, performance criteria and security standards in its products and services that customers require, market acceptance of its products may not materialize, or may be significantly delayed, and the Company's revenues will level off or decline as a consequence.

Technological advances also require the Company, on a continuing basis, to commit substantial resources to acquiring and applying new technologies for use in its products and services. Product development for data storage products requires substantial lead time for engineering and testing. If the Company does not commit resources to developing and selling products incorporating new technologies at the rate demanded by the Company's markets, its products and services may be rendered obsolete, revenues could suffer, and the Company may not achieve profitability. Even if the Company does develop new or enhanced products and services, the Company cannot assure that these products will gain acceptance in the marketplace. Failure of any of these products and services could adversely affect revenues and prevent the Company from achieving profitability. The Company believes that the distinctive features of its products differentiate it from competing products, thereby enabling it to remain competitive.

The competitive factors listed above may have a material adverse effect on the Company's future operating results, including reduced profit margins and loss of market share. Accordingly, there can be no assurance that the Company will be successful in its ability to enhance current products and develop and introduce future products that will achieve market acceptance. The Company's future is largely dependent on the development of new products including, for example, porting its software onto other portable storage devices, and its enhancements and applications. These products and services are still in varying stages of development, and there can be no assurance that the development of these products and services will be successfully or timely completed.

The Company's software is bundled on flash drives marketed by its partners. Any termination or significant disruption in these relationships, or any material adverse change in the financial condition of one of these partners, would have a material adverse effect on its financial condition and results of operations. Although the Company believes that its relationships with its partners, principally M-Systems, are stable and positive, there can be no assurance that these relationships will continue or that these partners will continue to be in a position to manufacture products for the Company in a timely and cost efficient manner. Although the Company is attempting to reduce the adverse impact that problems with these partners could cause by developing relationships with other partners, there is no assurance that the Company will be able to replace these partners should a disruption in the relationship occur.

Patents, Proprietary Technology and Other Intellectual Property

The Company relies primarily on a combination of copyright, trademark and patent laws, trade secrets, confidentiality procedures and contractual provisions to protect its proprietary technology. For example, the Company seeks to avoid disclosure of its trade secrets by requiring those persons with access to the Company's proprietary information to execute confidentiality agreements with the Company and by restricting access to the Company's software source code. The Company also relies on unpatented proprietary know-how in developing its products, and employs various methods, including confidentiality agreements with employees, consultants and others, to protect its trade secrets and know-how.

Irrespective of the foregoing, the Company cannot be sure that these methods of protecting its proprietary technology, information and know-how will afford sufficient protection. Patents may not be enforceable or provide the Company with meaningful protection from competitors. If a competitor were to infringe on the Company's patents, the costs of enforcing the Company's patent rights might be substantial or even prohibitive. Likewise, the Company cannot be sure that others will not independently develop its trade secrets and know-how or obtain access to them.

Despite the Company's efforts to protect its proprietary rights, parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult, and while the Company is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In addition, the laws of many countries do not protect the Company's proprietary rights to as great an extent as do the laws of the United States. There can be no assurance that the Company's means of protecting its proprietary rights will be adequate or that the Company's competitors will not independently develop similar technology.

The Company expects that software product developers will increasingly be subject to infringement claims as the number of products and competitors in the Company's industry segment grows and the functionality of products in different industry segments overlap. Any such claims, with or without merit, could be time-consuming, result in costly litigation, cause product shipment delays or require the Company to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on terms acceptable to the Company or at all, which could have a material adverse effect upon the Company's business, results of operations and financial condition.

Governmental Regulation

The Company's products are not subject to approval from the United States government, with the exception of export restrictions to certain countries. Our business operations do not fall under federal, state, or local environmental regulations. We do not anticipate current or future government regulation to have a material adverse effect on our capital expenditures, earnings, or competitive position.

However, any additional government regulation of imports or exports could adversely affect our international and domestic sales. The United States and various foreign governments have imposed controls, export license requirements and restrictions on the import or export of some technologies, especially encryption technology. From time to time, government agencies have proposed further regulation of encryption technology. Additional regulation of encryption technology could add to the expense of product development and enhancements. Because foreign competitors are subject to less stringent controls on the export of encryption technology, they may have a competitive advantage over the Company in both foreign and domestic technology markets.

Product Development

The Company's research and development expenses totaled approximately $390,000 in the six months ended September 30, 2005, $425,679 in fiscal year 2005, compared to $108,392 in fiscal year 2004. The majority of the Company's development costs are focused on meeting its technical plan, which calls for further developments and enhancements of software to enable the Company to cater to a wider audience of users and thereby remain competitive.

Employees

As of December 31, 2005 the Company has 17 full-time employees, as well as a number of consultants who provide administrative and management services similar to those that would be provided by full and part-time employees. The Company has also entered into consulting agreements to obtain counsel and services relating to marketing, media relations and business development.

For accounting and financial purposes, PowerHouse Studios is considered the Company's predecessor, and the Company prepares and reports on its financial statements, including those contained in this Prospectus, on that basis. For certain other purposes, however, including to assure the completeness of the publicly available information concerning the Company that is set forth herein, the Company includes information relating to Agate as if the Company were the successor to Agate for all relevant periods.

Migo(R) is a registered trademark of the Company. Microsoft(R), Windows(R), Outlook(R) and MSN(R) are all registered trademarks of Microsoft Corporation. Lotus Notes(R) is a registered trademark of Lotus Development Corporation.

                                    PROPERTY

The Company moved its executive office and principal place of business to office space located at 555 Twin Dolphin Drive, Suite 650, Redwood City, California where it occupies approximately 10,270 square feet. The Company has a four year lease for the Redwood City location which began in March 2005. The annual rent for this property is approximately $220,000.

The Company also entered into a 25-month lease agreement in July 2004 for 2,335 square feet of office space at 185 Berry Street, San Francisco, California. In February 2005, the Company entered into a sub-lease agreement for the San Francisco space with an unrelated third party. The annual rent for this property is approximately $54,000, which approximately equals the amount the Company receives from its sub-lease of this property.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following information should be read in conjunction with the consolidated financial statements and the notes thereto contained elsewhere in this Prospectus. This Prospectus, and in particular this section, "Management's Discussion and Analysis or Plan of Operation," may contain forward-looking statements regarding future events or our future performance. These future events and future performance involve certain risks and uncertainties, which we have described in this Prospectus under the caption "Risk Factors" beginning on page [7]. Actual events or our actual future results may differ materially from any forward-looking statements due to those risks and uncertainties. The Company assumes no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting our forward-looking statements. This analysis is not intended to serve as a basis for projection of future events.

     Significant Events During Fiscal 2005

The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of our results of operations and financial condition, and is used by management in assessing the Company's performance and making any managerial decisions. The following main events impacted our financial condition during the fiscal year ended March 31, 2005, and will have a significant influence on our financial condition in future reporting periods.

Proctor, et al. and Related Matters

Since September 15, 2003, the Company had been engaged in litigation in the Superior Court of the State of California in and for the County of Los Angeles, South West District (the "Superior Court") with Joseph Ford Proctor, the Chief Executive Officer of MayFair Capital Group Limited, BrickHouse Capital Venture Limited, Julie Holfinger, and other named defendants therein (the "Proctor Litigation" and the named defendants therein collectively the "Proctor Group"). The Company's complaint alleged that the Proctor Group, in connection with a capital-raising effort for the Company, diverted a significant amount of funds from the Company. The complaint asked to recover the diverted funds and to enjoin the transfer, sale or exercise of voting rights with respect to approximately 7,000,000 shares of Common Stock claimed by the Proctor Group, which represented approximately 67% of the total shares of Common Stock then outstanding (the "Proctor Group Shares").

On November 10, 2004, the Superior Court issued a judgment in favor of the Company against the Proctor Group for (i) monetary damages and costs of $12,805,264 (comprised of $3,790,759 as special damages, $9,000,000 as punitive damages, and $14,505 as costs), (ii) the return of all corporate books and records of PowerHouse Studios, its predecessors, subsidiaries and affiliated companies, and (iii) the cancellation of the stock certificates held by the Proctor Group with respect to the Proctor Group Shares (7,250,000 shares of Common Stock of PowerHouse Studios) and a declaration that the Proctor Group Shares, and all legal and beneficial ownership interests therein, were null and void as of the date of issuance. There can be no assurance that the Company will collect on any of the monetary damages and costs awarded to it by the Superior Court, and no accounts receivable for the award have yet been recorded. The defendants' right to appeal expired on January 17, 2005, and no appeal was filed by any of the defendants.

As a result of the underlying matters in the Proctor Litigation, certain of its existing stockholders who had originally acquired their shares of Common Stock in connection with a private placement conducted from June 2002 through July 2003 by PowerHouse Studios (and after May 19, 2003, by the Company) were given the opportunity to rescind the purchase of their respective shares for the cash consideration paid for the shares, with interest. Simultaneously, these stockholders were also given the opportunity to invest such cash in Series A Junior Units, consisting of shares of Junior A Preferred Stock, convertible at any time into shares of Common Stock, and Junior A Preferred Warrants, exercisable for shares of Common Stock at an exercise price of $3.83 (See "Rescission Offer" below).

Placement Agency Agreement

The Company entered into a Placement Agency Agreement, dated as of April 7, 2004, with Middlebury Capital to act as the placement agent for the sale of a minimum of $8 million, and up to a maximum of $15 million, of the Company's Senior Series A Convertible Preferred Stock and warrants in the "Senior A Units Offering". In conjunction with the Senior A Units Offering, the Company's 2003-2004 Convertible Notes, as defined below, and Bridge Notes converted into shares of Senior A Convertible Preferred Stock on the first closing of the Senior A Units Offering.

In connection with the September 2005 Placement, all 3,843,123 shares of Senior A Preferred Stock were converted into 20,632,952 shares of Common Stock and the 264,775 warrants held by Middlebury Capital, LLC and affiliates were converted into three-year warrants to purchase 700,000 shares of Common Stock at $0.40 per share.

Convertible Note / Bridge Financing and Senior A Units Offering

In October 2003, the Company offered up to $10 million principal amount of secured convertible notes, bearing 10% interest per annum with a maturity of 10 years (the "2003-2004 Convertible Notes"). At the time of issuance, the 2003-2004 Convertible Notes were secured by all of the Company's intellectual property and tangible assets, current and future. The terms of the 2003-2004 Convertible Notes provided that the holder of the 2003-2004 Convertible Notes, at its option, could convert the principal and interest of the 2003-2004 Convertible Notes into Common Stock at any time at an initial conversion price of $4.00 per share. The Company issued approximately $539,000 of 2003-2004 Convertible Notes prior to their conversion on June 14, 2004.

In March 2004 and in conjunction with the commencement of the Company's Senior A Units Offering of up to $15 million of Senior A Units, which are composed of shares of Senior A Preferred Stock and warrants, the Company entered into a Security Agreement with, and issued Secured Convertible Promissory Notes to, certain investors (the "Security Agreement" and the "Bridge Notes", respectively, and collectively, the "Bridge Financing") to secure immediate funding of up to $1,250,000. By their terms, the Bridge Notes bore interest at the rate of 10% per annum, commencing 90 days from the date of their issuance and were secured by all of the Company's assets pursuant to the Security Agreement. The Bridge Notes were due on dates ranging from March 2, 2005, to April 20, 2005, unless repaid in conjunction with the Senior A Units Offering. In connection with the Bridge Financing, the Company and the holders of the 2003-2004 Convertible Notes agreed to exchange the 2003-2004 Convertible Notes for Bridge Notes. Prior to their conversion on June 14, 2004, the Company received $2,125,000 under the Bridge Financing. On June 14, 2004, the first tranche of the Senior A Units Offering was completed, and in accordance therewith, all of the Bridge Notes then outstanding, including the 2003-2004

Convertible Notes that had been exchanged for Bridge Notes, were, by agreement between the Company and the holders of the Bridge Notes, exchanged into Senior A Units.

On June 14, 2004, the Company closed upon the first tranche of the Company's Senior A Units Offering, and issued 3,142,354 shares of Senior A Preferred Stock and 785,589 5-year warrants to purchase shares of its Common Stock, in exchange for $8,732,605 from certain institutional investors. The purchase price included $6,083,605 at $3.06 per share, and included approximately $2,125,000 received under a previously closed Bridge Financing and approximately $539,000 principal amount of previously issued 2003-2004 Convertible Notes, following the conversion of the 2003-2004 Convertible Notes into shares of Senior A Preferred Stock in connection with the Senior A Units Offering, which was converted at $2.29 per share. The exercise price for the warrants was $3.83, since re-set to $.40, per share and are immediately exercisable upon issuance. (See Note 5, "Debt" to our consolidated financial statements for the year ended March 31, 2005.)

On August 13, 2004, the Company issued 584,329 shares of Senior A Preferred Stock and issued 146,082 5-year warrants to purchase the shares of its Common Stock, upon the closing of the second and final tranche of the Senior A Units Offering. The second closing offer consisted of approximately $1,788,048 in funding of Senior A Units with certain institutional investors. All terms and conditions for the second and final tranche were the same as those in the first tranche closing held on June 14, 2004. The Senior A Units Offering was terminated upon completion of the second and final closing.

Rescission Offer

Contemporaneous with the Senior A Units Offering, the Company offered to certain of its existing stockholders who originally acquired their shares of Common Stock in connection with a private placement conducted from June 2002 through July 2003 by PowerHouse Studios (and after May 19, 2003, by the Company) the opportunity to rescind the purchase of their respective shares for the cash consideration originally paid for the shares ($5.00 per share), with interest earned from the date such shares were originally purchased. Simultaneously, such stockholders were given the opportunity to invest cash in Junior Units, consisting of shares of Junior A Preferred Stock and Series A Junior Common Stock Purchase Warrants, exercisable for one (1) share of Common Stock at an exercise purchase price of $3.83 (the "Junior Warrants" and the offerings referred to, the "Rescission Offer" and "Junior A Units Offering"). The Junior A Preferred Stock has certain preferences over Common Stock, and the Junior Warrants contain customary anti-dilution provisions for stock dividends, stock splits and the like.

The Rescission Offer was based on certain of the matters alleged by the Company in the Proctor Litigation. (See "Proctor Litigation" above). Stockholders who accepted the Rescission Offer were required to give general waivers and releases with respect to certain potential claims against the Company.

The Rescission Offer was completed on June 4, 2004, and holders of approximately 1,010,250 shares of Common Stock accepted the Rescission Offer in exchange for Series A Junior Units and holders of approximately 46,500 shares of Common Stock accepted the Rescission Offer for cash consideration. Holders of approximately 119,665 shares of Common Stock retained their ownership of Common Stock as originally purchased.

There is considerable legal uncertainty under both federal and state securities laws concerning the efficacy of rescission offers and general waivers and releases with respect to barring claims that would be based on securities law violations. The Company understands that the SEC takes the position that acceptance or rejection of an offer of rescission may not bar stockholders from asserting claims for alleged violations of federal securities laws. Further, under California's Blue Sky law, which would apply to stockholders resident in that state, a claim or action based on fraud may not be waived or prohibited pursuant to a rescission offer.

Accordingly, the Rescission Offer may not have terminated all potential liability the Company may have for failure to properly register our Common Stock under the Securities Act and there can be no assurance that the Company will be able to enforce the waivers and general releases it has received in connection with the Rescission Offer and Junior A Units Offering to bar any claims based on allegations of fraud or other federal or state securities law violations that the stockholders who accept the Rescission Offer may have, until the applicable statutes of limitations have run with respect thereto. The applicable statutes of limitations vary from state to state and under federal law, the longest of which would be for up to three years from the occurrence of the alleged violation. The Company believes, however, that, in addition to such waivers and releases, it may also have equitable remedies available to it should any of such persons seek to deny the enforceability of their waivers and releases.

Further, those stockholders who did not accept the Rescission Offer, either because they affirmatively rejected it or because they failed to respond to it, may still attempt to assert claims against the Company, as well as against certain directors and officers of the Company, relating to non compliance with the securities laws. The Company cannot predict with certainty that those claims will be barred by the Rescission Offer because the legal effect of the Rescission Offer is uncertain. To the extent those claims are brought and result in judgments for damages, the Company's business, financial condition and results of operations could all be harmed. The number of shares of Common Stock held by investors who were offered rescission under the Rescission Offer but did not accept the Rescission Offer aggregate 119,665 shares, each of which was purchased at a price of $5.00. Even if we were to be successful in defending claims brought under applicable securities laws, their mere assertion could result in costly litigation and significant diversions of effort by management.

Acquisition of First Person Software, Inc.

On May 28, 2004, the Company entered into, and on June 18, 2004 closed, a merger agreement with First Person and its stockholders (the "FPS Merger Agreement") (either directly as signatories to the FPS Merger Agreement or as parties in interest to the FPS Merger Agreement, represented by a duly authorized representative) to acquire approximately 51% of the shares of outstanding common stock of First Person in consideration of cash and shares of Common Stock of the Company, at an aggregate of $2,500,000 (the "FPS Merger"). Immediately prior to the FPS Merger, the Company owned approximately 49% of the outstanding shares of First Person stock, which shares were originally purchased by the Company in November 2002. The consideration includes a number of shares of Common Stock that were held in escrow. A certain number of these shares were released during the year ended March 31, 2005, with the satisfactory achievement by the Company of certain performance milestones specified in the FPS Merger Agreement.

The two founders of First Person were offered, and accepted, employment with the Company. However, on February 11, 2005, the former founders of First Person resigned from their employment with the Company.

Equity Compensation Plans

On December 8, 2004, the Board of Directors adopted and the stockholders approved the 2004 Omnibus Stock Incentive Plan (the "Stock Incentive Plan") and reserved 1,125,000 shares for grant under the Stock Incentive Plan. The Company may issue stock options, restricted stock, or stock bonuses under the Stock Incentive Plan to employees, directors and consultants. Stock options granted under the Stock Incentive Plan may be granted at prices not less than the fair market value at the date of grant for incentive stock options.

Stock options granted under the Stock Incentive Plan generally vest based on three years of continuous service and have a contractual term of ten years.

On March 29, 2005, the Company filed Form S-8 with the SEC registering 300,000 shares of Common Stock authorized for issuance to non-employees in exchange for consideration in the form of services. On September 26, 2005, the Company increased the pool of shares available for grant under the Stock Incentive Plan to 9,375,000 shares.

Agreement with M-Systems

On March 30, 2005, the Company entered into a three-year Development Agreement with M-Systems. Pursuant to the Development Agreement, the Company granted to M-Systems and its affiliates a worldwide, transferable license to use and distribute the Company's Migo products, and to use related trademarks, as an integrated part of M-Systems' USB drive product lines. The Company's Migo products will be offered to M-Systems customers with either (i) limited functionality or (ii) full functionality for a period of 45 days, after which the end-user may purchase a license directly from the Company to continue full functionality or otherwise retain limited functionality. If a M-Systems customer purchases a M-Systems product that has integrated a limited functioning Migo product, the Company will receive a fixed amount of cash per unit sold. If a M-Systems customer purchases a M-Systems product that has integrated a fully functioning Migo product from the Company, M-Systems will receive a fixed percentage of cash from the sale of each unit.

The Company is obligated to develop software applications to bundle its Migo products with M-Systems USB Drives and the Company agreed to provide either first or second level support for its Migo products to M-Systems and M-Systems' customers and end-users. The Company is also prohibited from (i) providing any other party or their customers with services or applications for USB Drives that are provided to M-Systems under the Agreement, and (ii) bundling its current line of Migo products with any USB Drive other than M-Systems's USB Flash drive.

Events Subsequent to Fiscal Year Ended March 31, 2005

September 2005 Placement

On September 26, 2005, the Company completed a private placement (the "September 2005 Placement") with certain investors of the Company's Common Stock comprised of a total of 19,910,950 shares of Common Stock and warrants to purchase a total of 10,900,400 shares of the Company's Common Stock. The securities were sold at $0.32 per unit, with each unit consisting of one share of Common Stock and warrants to purchase one-half of one share of Common Stock. The aggregate offering price was approximately $6,045,000 and the aggregate placement fee was $191,360 and warrants ("Placement Agent Warrants") to purchase 1,278,490 shares of Common Stock. After taking into account an anti-dilution adjustment as a result of the December 2005 Placement described below, all of the investor warrants and Placement Agent Warrants issued are exercisable at $0.40 per share. All investor warrants and Placement Agent Warrants expire after three years, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 if the stock price should exceed $2.00 per share, and permit cashless exercise only if there is no registration statement in effect after one year. The proceeds of the private placement included $883,333 of principal and $23,765 of accrued interest converted into Common Stock from the short-term bridge financing. The conversion consisted of a total of 3,779,700 shares of Common Stock at $0.24 per share. The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as of September 26, 2005, by and among the Company and the private placement investors.

As a condition to the transaction, all shares of the Company's Series A Senior Preferred Convertible Stock (the "Senior A Stock") were converted into 20,632,952 Common Stock at a conversion ratio of 5.3685 shares of Common Stock for each share of Senior A Stock, and 264,775 outstanding warrants exercisable for Senior A Stock held by Middlebury Capital, LLC and its affiliates were exchanged under the terms of a Warrant Exchange Agreement, dated as of September 26, 2005, for warrants to purchase 700,000 shares of Common Stock.

The shares of Common Stock issued upon conversion of the Senior A Stock (a total of 20,632,952 shares), the shares of Common Stock issuable upon the exercise of the warrants held by the Senior A Stock investors (warrants to purchase a total of 1,220,233 shares at $.40 per share) and the shares of Common Stock issuable upon the exercise of the warrants issued under the exchange agreement are also covered under this prospectus.

In connection with the September 2005 Placement, the Company executed a Registration Rights Agreement, dated as of September 26, 2005, with the private placement investors, wherein the Company agreed to register under the Securities Act the shares of Common Stock acquired in the private placement and the shares issuable upon exercise of the investor warrants and Placement Agent Warrants issued in the private placement.

In connection with the September 2005 Placement, the Company also increased the number of shares authorized for issuance under the Stock Incentive Plan to 9,375,000 shares and certain changes were made to the Company's board of directors and executive officers. See "Management" below.

On December 23, 2005, the Company completed a follow-on private placement (the "December 2005 Placement") with certain investors of the Company's Common Stock and investor warrants to purchase a total of 7,968,750 shares of the Company's Common Stock. The securities were sold at $.32 per unit, each unit consisting of one share of Common Stock and warrants to purchase one-half of one share of

Common Stock. The aggregate offering price was approximately $2,550,000, and the placement fee was paid in the form of Placement Agent Warrants to purchase 796,875 shares of Common Stock. The investor warrants and placement agent warrants issued in connection with the December 2005 Placement are exercisable at $.40 per share, expire on September 26, 2008, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 per share if the stock price should exceed $2.00 per share and permit cashless exercise at any time. The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as December 23, 2005, by and among the Company and the private placement investors.

In connection with the December 2005 Placement, the Company executed a Registration Rights Agreement, dated as of December 23, 2005, with the private placement investors, wherein the Company agreed to register under the Securities Act the shares of Common Stock acquired in the private placement and the shares issuable upon exercise of the investor warrants and placement agent warrants issued in the private placement.

     Critical Accounting Policies

In accordance with SEC guidance, those material accounting policies that the Company believes are the most critical to an investor's understanding of our financial results and condition are discussed below.

The Company's significant accounting policies are more fully described in Note 2 to our consolidated financial statements. Certain of these policies are particularly important to the portrayal of our financial position and results of operations and require the application of significant judgment by the Company's management to determine the appropriate assumptions to be used in the determination of certain estimates.

Revenue Recognition

The Company recognizes revenue in accordance with Statement of Accounting Position ("SOP") 97-2, Software Revenue Recognition, as amended, and SEC Staff Accounting Bulletin ("SAB") No. 104 ("Revenue Recognition"). The Company sells software licenses in several ways, including but not limited to pre-loading the software on different types of memory devices for trial, by making trial versions available by download from its website, and by selling hardware devices with its software pre-loaded for use. The Company licenses its software products on a perpetual basis. Revenue is recognized from the sale of software licenses only when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable and collection of the resulting receivable is reasonably assured. For sales over the Internet, the Company uses a credit card authorization as evidence of an arrangement. The Company recognizes revenue from sales through the Company's website after the 30-day return period has lapsed.

Revenue from direct sale contracts is recognized based on the terms of the agreement, after the product has been delivered, and collection of the resulting receivable is reasonably assured. Revenue from distributors is recognized when the product has been sold to third party customers. The Company expects its distributors and resellers to maintain adequate inventory to meet future customer demand, and ships products to distributors and resellers at their request and based on their valid purchase orders.


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

Inventories

Inventories are valued at the lower of cost or market and are accounted for on the first-in, first-out basis. The cost of USB Flash memory devices is volatile; as a result the Company recorded an expense of $70,914 related to the write-down of its inventory on March 31, 2005. The Company's inventory was valued at $86,063 at March 31, 2005 and approximately $43,000 at September 30, 2005.

Impairment of Long-Lived Assets

Property, equipment, intangible and certain other long-lived assets are amortized over their useful lives. Useful lives are based on management's estimates of the period that the assets will generate revenues. Long-lived assets are written down to fair value whenever events or changes indicate that the carrying amount of an asset may not be recoverable. The Company's policy is to review the recoverability of all long-lived assets at a minimum of once per year and record an impairment loss when the fair value of the assets does not exceed the carrying amount of the asset. The Company's most significant long-lived asset is the software technology, which is currently being amortized on the straight-line basis over 5 years, based on management's best current assumptions and estimates. As circumstances change, the actual life and/or usage pattern may vary in the future, which might result in either increases or decreases in future amortization expense. Also, if circumstances and/or assumptions regarding the utility and recoverability of the software technology change, future write-offs or write-downs might be required.

     Results Of Operations

Twelve months ended March 31, 2005 and 2004

The Company had revenues of $308,189 for the twelve months ended March 31, 2005, and $345,585 for the corresponding period ended March 31, 2004. During the twelve months ended March 31, 2005, the Company recognized $135,495 from online sales of its software and products, and $172,694 from direct sales and sales through distributor channels. During the twelve months ended March 31, 2004, the Company sold a private-labeled version of its product, which resulted in revenue of $115,220. The Company also recognized $114,055 from online sales and $116,310 of revenue through distributor channels. The Company's costs related to product sales were $702,163 for the year ended March 31, 2005, and $214,671 for the year ended March 31, 2004. For fiscal 2005, the costs included amortization of the software technology of $432,943 and write-downs of $70,914 for existing inventory.

The Company's spending for the twelve months ended March 31, 2005 increased from the prior year as the Company continued to increase operations in anticipation of increased revenue and product development. The Company's sales and marketing expenses increased to $1,975,132 in fiscal 2005 from $1,782,344 in fiscal 2004 due mainly to increased advertising costs. During fiscal 2005, expenses were related to advertising, general company promotion, and the settlement of a claim by a former vendor. During fiscal 2004, the expenses were related to the hiring of a senior sales executive and the hiring of additional employees for sales activities, development of a public relations strategy, and initial spending on product branding expenses. General and administrative costs totaled $5,496,035 for fiscal 2005, and $2,611,467 for fiscal 2004, and were comprised of employment-related expenses and office operations, all of which were related to the Company's continued business expansion, and expenses related to the Proctor

Group and related litigation. They also consisted of stock-based compensation for outside consultants, and the granting of shares to one of the Company's directors.

The Company sustained no losses in fiscal 2005 from the fraud in the Proctor Litigation; for the twelve months ended March 31, 2004 the loss from the fraud was $1,789,411. The Company's total losses to date, due to that matter is $3,142,759, and the Company does not anticipate incurring any additional charges for this item.

Three months ended September 30, 2005 and 2004

The Company reported revenues of $ 85,633 for the three months ended September 30, 2005, and revenues of $73,309 for the corresponding period ended September 30, 2004. During the quarter ended September 30, 2005, the Company sold its software packaged through M-Systems, via online downloads, distributors and bundled with memory products. The Company is working to expand its OEM relationships to promote sales.

The Company's costs associated with the sale of products for the period ended September 30, 2005 were $162,405 and consisted almost entirely of the amortization of software technology ($142,277), limited expenses for the hardware devices sold with its software pre-loaded, as well as packaging and shipping costs. For the period ended September 30, 2004, the Company incurred costs associated with the sale of its products of $208,249 and again consisted mainly of the amortization of software technology ($154,524).

The Company's operating expenses for the three months ended September 30, 2005 decreased significantly by approximately $760,513 from the same period in 2004 due to several factors, principally attributable to cutbacks in marketing expenses, negotiating reductions in amounts owed for past services, and the implementation of a variety of cost containment measures. Research and development expenses were $197,134 for the three months ended September 30, 2005, up from $120,258 in the corresponding period in 2004, due to the increase of staff dedicated to the development of new products, and the completion of products to be made available for sale and upgrade through the M-Systems contract. This increase was more than offset by the Company's reducing selling expenses from $482,095 for the three months ended September 30, 2004 to $168,972 in the period ended September 30, 2005. Additionally, the Company also incurred one-time charges in 2004 related to a settlement and the issuance of options for services. General and administrative costs decreased $524,266 to $801,107 for the period ended September 30, 2005 due to the implementation of a variety of cost containment measures.

Six months ended September 30, 2005 and 2004

The Company reported revenues of $142,976 for the six months ended September 30, 2005, and revenues of $94,523 for the corresponding period ended September 30, 2004. Not until the quarter ended September 30, 2005, did the Company begin to sell its software packaged through M-Systems. Previously, the Company sold its products via online downloads, distributors and bundled with memory products. The Company is working to expand its OEM relationships to promote sales.

For the six months ended September 30, 2005, the Company's operating expenses, decreased by approximately $900,163 from the same period in 2004 due to several factors, principally attributable to cutbacks in marketing expenses, negotiating reductions in amounts owed for past services, and the implementation of a variety of cost containment measures. Research and development expenses were $389,577 for the six months ended September 30, 2005, up from $138,594 in the corresponding period in 2004, due to the increase of staff dedicated to the development of new products, and the completion of products to be made available for sale and upgrade through the M-Systems contract. This increase was more than offset by the Company's reducing selling expenses from $1,261,557 for the six months ended September 30, 2004 to $474,895 in the period ended September 30, 2005. Additionally, the Company also incurred one-time charges in 2004 related to a settlement and the issuance of options for services. General and administrative costs decreased $364,484 to $1,687,376 for the period ended September 30, 2005 compared to $2,051,860 for the corresponding period in 2004 due to the implementation of a variety of cost containment measures.

Liquidity and Capital Resources

At September 30, 2005, the Company had working capital of $2,098,220 as compared to working capital of $1,102,592 at September 30, 2004. The increase in working capital is mainly due to raising $6.1 million of equity capital in September 2005. For the six months ended September 30, 2005, net cash used in operating activities approximated was negative $2,151,075, consisting of a net loss of $3,924,873, offset by non-cash charges of $1,675,449, including $1,024,464 of interest expense related to the amortization of debt discount and beneficial conversion features, and $256,561 and $285,967 relating to Common Stock issued for services and depreciation and amortization, respectively. For the six months ended September 30, 2004, net cash used in operating activities was negative $3,329,173, consisting of a net loss of $5,723,501, offset by non-cash charges of approximately $2,055,991 in interest expense relating to debt discounts and issuance costs, and beneficial conversion of debt and equity instruments.

Recent and Expected Losses

From inception, the Company has never been profitable and has sustained substantial net losses from operations. There can be no assurance that it will ever generate positive revenues from its operating activities, or that it will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Failure to achieve significant revenues or profitability would materially and adversely affect the Company's business, financial condition, and results of operations. For the three months ended September 30, 2005 and 2004, the Company incurred net pre-tax losses of $ 2,391,459 and $2,034,761, respectively. For the fiscal year ended March 31, 2005, the Company incurred a net pre-tax loss of $10,142,517 and, for the fiscal year ended March 31, 2004, the Company incurred a net pre-tax loss of $6,397,293.

Substantial Doubt About the Company's Viability as a Going Concern

The Company's financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern that contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business. To date, the Company has had limited revenues, and has incurred losses since inception. To date, the Company has relied primarily on loans from stockholders and officers and the sale of its equity securities, and to a lesser degree on revenues from operations, which have not been significant, to fund operations. The Company's auditors, Hein & Associates, LLP, issued an opinion in connection with the Company's financial statements for the fiscal year ended March 31, 2005, noting that while the

Company has recently obtained additional financing, the sustained recurring losses raise substantial doubt about its ability to continue as a going concern.

Satisfaction of Current and Future Capital Requirements

No assurance can be given that the Company will be able to obtain the additional financing it requires to continue normal operations. The Company cannot provide assurances that it will be able to develop its business to the point of generating net operating profits and positive cash flows from operations. If funds from these sources are not sufficient to offset operating expenses, the Company would seek to institute cost-saving measures that would not only reduce overhead, but also curtail operations. The Company cannot assure that such measures, if implemented, would be sufficient to offset all of its operating expenses. If any capital subsequently raised from the sale of securities is not sufficient to fund the balance of its operating expenses after implementing certain cost-cutting measures, the Company could be forced to discontinue certain operations or may be unable to continue as a going concern.

Any further issuances of any additional equity securities to raise capital may be on terms that are detrimental to existing stockholders. In order to meet its capital requirements, the Company may continue to offer equity securities for sale, and existing stockholders will experience additional dilution. Any new equity securities issued may have rights, preferences or privileges senior to those of holders of existing equity securities.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The names of the members of the Company's Board of Directors and other persons who make a significant contribution to the Company's business, as well as biographical information for those persons as of January __, 2006, are set forth below:

      NAME         AGE   POSITIONS AND OFFICES HELD                 SINCE
      ----         ---   --------------------------                 -----
Kent Heyman         50   Chief Executive Officer,              September 2005
                         Co-Chairman of the Board
                         of Directors,

Jay Elliot          66   Chief Strategy Officer,               May 2002
                         Director, Co-Chairman
                         of the Board of Directors

Greg Osborn         41   Director                              June 2005

Alex Mashinsky      40   Director, Vice Chairman of the        September 2005
                         Board of Directors

Richard Liebman     50   Chief Financial Officer               September 2005

David Wainwright    50   Vice President, Sales and Marketing   November 2005

Syed Aamer Azam     38   Vice President, Development           January 2005

On September 26, 2005, the Board of Directors of the Company elected Alex Mashinsky and Kent Heyman to the Company's Board of Directors. They filled vacancies created in the Board as a result of a recent amendment to the Company's by-laws. Mr. Mashinsky's term as director will continue until the 2006 annual meeting of stockholders. Mr. Heyman's term as director will continue until the

2006 annual meeting of stockholders. Mr. Mashinsky and Mr. Heyman have both been elected to the Compensation Committee. Mr. Mashinsky, in his title as investment advisor, signed a Purchase Agreement as the individual representing Governing Dynamics Investments, LLC, an institutional purchaser, for the purchase of 3,465,638 shares of Common Stock and warrants to purchase 2,052,353 of Common Stock in the September 2005 Placement referenced above.

Effective September 21, 2005, Greg Duffell resigned from his position as Director of the Company. Mr. Duffell resigned from such position to allow the Board of Directors to consist of a greater percentage of non-management directors. Mr. Duffell's resignation was not caused by any disagreement with the Company regarding its operations, policies or procedures. The vacancy on the Board created by Mr. Duffell's resignation has not yet been filled.

As of September 26, 2005, David Wells was removed as the principal financial officer of the Company, and Richard Liebman was appointed interim CFO of the Company.

Kent Heyman

Kent Heyman joined our board of directors as executive chairman in September 2005 and became Chief Executive Officer in January 2006. Mr. Heyman has served on the board of directors of Knova Software, Inc. (formerly ServiceWare Technologies, Inc.) since February 2002 and served as its president and chief executive officer from September 2001 until the consummation of the merger with Kanisa in February 2005. From June 1996 to December 2000, he served as senior vice president at Mpower Communications, a facilities-based communications provider. Prior to his tenure at Mpower, Mr. Heyman served as litigation department chairman and lead trial counsel for Dowling Magarian Aaron and Heyman, a law firm in Fresno, California. Mr. Heyman earned a doctor of law (J.D.) degree from the University of the Pacific's McGeorge School of Law, and received a bachelor's degree from California State University, Fresno.

Mr. Heyman was elected to the Board pursuant to the terms of the Common Stock and Warrant Purchase Agreements entered into in connection with the September 2005 Placement.

Jay Elliot

Jay Elliot was elected the Company's Chief Strategy Officer in January 2006 and has served as the Chairman or Co-Chairman of the Board since May 2002. Mr. Elliot served as Chief Executive Officer of the Company from May 2002 until January 2006. From February to December 2001, Mr. Elliot was the Chief Executive Officer of New Health Systems, a network technology company connecting physicians and vendors to patients and affiliated hospitals.

Mr. Elliot has over 30 years operating experience with corporations including IBM, Intel and Apple Computers. From 1980 to 1986, Mr. Elliot served as the Executive Vice-President of Apple Computers and served as the Chief Operating Officer of the Macintosh division.

Alex Mashinsky

Alex Mashinsky has been the Managing Partner of VenturiFX, an early stage venture capital firm since December 2000 and for the last five years, has been the managing member of Governing Dynamics Investments, LLC, a venture capital firm. Mr. Mashinsky founded several companies including Qlimo in 2002, Qwireless in 2001, Elematics in 2000, and Arbinet in 1996, where he served as its CEO until January 2000. Mr. Mashinsky was elected to the Board pursuant to the terms of the Common Stock and Warrant Purchase Agreements entered into in connection with the Company's private financing in September 2005.

Greg Osborn

Greg Osborn was elected to the Company's Board of Directors in June 2005. Mr. Osborn has served as the Managing Partner of IndiGo Ventures LLC, a merchant banking and financial advisory firm, since June 1999. Indigo Securities, LLC (formerly known as Middlebury Capital), an entity under joint control with IndiGo Ventures LLC, has provided investment banking services to the Company within the last 2 years. Prior to launching Indigo Ventures, Mr. Osborn founded Seed Capital, which provided new business development, strategic partnering and fundraising services for Internet companies, and served as head of business development for FreeRide.com, an internet-based loyalty marketing company, from May 1997 until May 1999. His experience in finance and investment includes employment at L.F. Rothschild & Co., Drexel, Burnham, Lambert, Smith Barney

Harris & Upham, Paine Webber, and Axiom Capital Management. Mr. Osborn holds a B.S. in Finance and Economics from Ramapo College of New Jersey. Mr. Osborn also serves on the Board of Directors of iCurie Inc. a public company, and ideavillage.com, a private company. He also serves on the Board of Directors of Children of Bellevue, and on the corporate advisory board of Advance Nanotech, Inc.

Richard Liebman

Before joining the Company in September, 2005, Richard Liebman served as President of Liebman Capital from March 2003. From January 2002 until March 2003, he served as Chief Financial Officer of ServiceWare Technologies, Inc., a publicly held software company, now known as Knova Software Inc. From October 1998 until January 2001, Mr. Liebman was chief financial officer of eCal Corporation, a provider of Internet-based calendar services. Mr. Liebman's investment banking experience includes serving as a senior vice president of both Oppenheimer & Co. and Pennsylvania Merchant Group, as well as being a Principal with L.F. Rothschild, Unterberg Towbin. Mr. Liebman received his Bachelor of Arts degree in economics from Brown University and his Masters in Business Administration from Columbia Business School.

David Wainwright

Mr. Wainwright joined the Company in November, 2005. Mr. Wainwright is responsible for managing Migo Software's North American and European operations including sales, marketing, and business development. From April,2002 until February, 2005, Mr. Wainwright was VP of Worldwide Sales at Knova Software, Inc. (formerly ServiceWare Technologies, Inc.). Prior to Knova Software, Mr. Wainwright was Director of Alliance Sales with RightNow Technologies, until October 2001. Mr. Wainwright's experience also includes positions at Primus Systems, Compatibility Corporation, Central Point Software, and Harris/Lanier. Mr. Wainwright has a bachelor's degree in communications and sociology from William Jewell College.

Syed Aamer Azam

Mr. Azam joined the Company in January 2005 as Vice President, Development. From April 2001 to January 2005, Mr. Azam was Sr. Vice President Engineering for Clickmarks, Inc. From December 1999 to April 2001, he was CTO and Vice President Engineering for Wordwalla, Inc. Mr. Azam holds a Masters degree from Princeton University in computational physics, and has a Bachelors degree from the California Institute of Technology.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of voting securities of the Company as of January 18, 2006, by each person known by the Company to own beneficially more than 5% of the outstanding voting securities. Except as otherwise indicated, the address of each holder identified below is in care of the Company, 555 Twin Dolphin Drive, Suite 650, Redwood City, California, 94065.

                 Security Ownership of Certain Beneficial Owners

                                        AMOUNT BENEFICIALLY
                                        OWNED AND NATURE OF
TITLE OF CLASS     NAME AND ADDRESS          OWNERSHIP        PERCENTAGE OF CLASS(1)
--------------     ----------------     -------------------   ----------------------
Common Stock     Alex Mashinsky         6,465,991--direct               11.5%
                 535 Madison Ave.,        and indirect(2)
                 New York, NY 10022
Common Stock     LB I Group, Inc.       4,395,395--direct(3)             8.1%
                 399 Park Avenue,
                 New York, NY 10022
Common Stock     AIGH Investment        4,687,500--direct(3)             8.4%
                 Partners, LLC
                 6006 Berkeley Avenue
                 Baltimore, MD 21209

(1) Applicable percentage of ownership for each holder is based on 54,225,880 shares of common stock outstanding on January 18, 2006, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after the date of this prospectus.

(2) Includes shares owned by Governing Dynamics Investments, LLC, of which Mr. Mashinsky is the managing member. Also includes warrants to purchase shares of Common Stock held by Mr. Mashinsky or Governing Dynamics Investments, LLC, which are presently exercisable or which will become exercisable within 60 days after the date of this prospectus.

(3)  Includes presently exercisable warrants to purchase shares of Common Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table below have sole voting and investment power with respect to all shares of equity securities shown as beneficially owned by them.

The following table sets forth the beneficial ownership of voting securities of the Company as of January 18, 2006, by (a) each of the named executive officers of the Company referred to above under "Executive Compensation"; (b) each director of the Company; and (c) all directors and executive officers as a group. Except as otherwise indicated, the address of each holder identified below is in care of the Company, 555 Twin Dolphin Drive, Suite 650, Redwood City, California, 94065.

                        SECURITY OWNERSHIP OF MANAGEMENT

                                             AMOUNT BENEFICIALLY OWNED
TITLE OF CLASS     NAME AND ADDRESS           AND NATURE OF OWNERSHIP         PERCENTAGE OF CLASS(1)
--------------   --------------------   -----------------------------------   ----------------------
Common Stock     Jay Elliot                    1,675,000 - direct(2)                    3.1%
Common Stock     Kent Heyman                     900,000 - direct(3)                    1.6%
Common Stock     Alex Mashinsky          6,465,991 - direct and indirect(4)            11.5%
Common Stock     Greg Osborn             1,273,738 - direct and indirect(5)             2.3%
Common Stock     Gregory Duffell*                500,000 - direct                  Less than 1%
Common Stock     Manijeh Moghis*                      - 0 -                            - 0 -
Common Stock     David Wells*                       125,000(6)                     Less than 1%
Common Stock     Joshua Feller*                  100,000 - direct                  Less than 1%
Common Stock     All officers and                 10,502,229(7)                        18.0%
                 directors as a group

FOOTNOTES

*    No longer with the Company.

(1) Applicable percentage of ownership for each holder is based on 54,225,880 shares of common stock outstanding on January 18, 2006, plus any common stock equivalents and presently exercisable stock options or warrants held by each such holder, and options or warrants held by each such holder which will become exercisable within 60 days after the date of this prospectus.

(2) Includes options to purchase 675,000 shares of Common Stock which are either presently exercisable or exercisable within 60 days after the date of this prospectus. Also includes 300,000 restricted shares which vest on January 1, 2007.

(3) Includes options to purchase 600,000 shares of Common Stock which are either presently exercisable or exercisable within 60 days after the date of this prospectus. Also includes 300,000 restricted shares which vest on January 1, 2007.

(4) Includes shares owned by Governing Dynamics Investments, LLC, of which Mr. Mashinsky is the managing member. Also includes options and warrants to purchase 2,052,353 shares of Common Stock held by Mr. Mashinsky or Governing Dynamics Investments, LLC, which are presently exercisable or which will become exercisable within 60 days after the date of this prospectus.

(5) Includes warrants or options to purchase 725,930 shares of Common Stock held by Mr. Osborn or InDigo Ventures of which Mr. Osborn is a managing partner. The warrants and options included are either presently exercisable or exercisable within 60 days of the date of this prospectus.

(6) Includes options to purchase 104,167 shares of Common Stock, which are presently exercisable.

(7) Includes options to purchase 187,500 shares of Common Stock, which are either presently exercisable or exercisable within 60 days after the date of this prospectus.

                             EXECUTIVE COMPENSATION

The following table sets forth all compensation awarded, earned or paid for services rendered in all capacities to the Company and its subsidiaries during each of the fiscal years ended March 31, 2005 and 2004 to (i) the individual who served as the Company's chief executive officer ("CEO") during fiscal year 2005; and (ii) the Company's four most highly compensated employees other than the CEO who were serving as executive officers as of March 31, 2005.

Summary Compensation Table

                               Annual Compensation

                                                                          Annual
Name and Position (1)       Year   Salary($)   Bonus($)   Other($)   Compensation ($)
---------------------       ----   ---------   --------   --------   ----------------
Jay Elliot,                 2005    240,000       --           --           --
Chairman, CEO               2004    240,000       --           --           --
                            2003    200,000       --           --           --

Manijeh Moghis,             2005     93,750       --           --           --
Chief Operating Officer     2004         --       --           --           --
                            2003         --       --           --           --

Gregory Duffell,            2005    200,000       --       19,264           --
Director, International     2004    200,000       --       10,483           --
President                   2003         --       --           --           --

Joshua Feller,              2005    175,000       --           --           --
Sr. Vice President, Sales   2004    175,000       --           --           --
                            2003         --       --           --           --

David R. Wells,             2005    160,000       --           --           --
Vice President, Finance     2004     40,000       --           --           --
                            2003         --       --           --           --

(1)  Of these officers, only Jay Elliot remains with the Company at this time.

                                Long-Term Payouts

                                 Award                       Payouts
                               Restricted    --------------------------------------
                                 Stock         Options
                             ($ As of Date      (# of
                             of Underlying    Underlying   LTIP Payouts   All Other   Compensation
Name and Position(1)             Grant        Securities        ($)          ($)           ($)
--------------------------   -------------   -----------   ------------   ---------   ------------
Jay Elliot,                         --              --          --            --           --
Chairman, CEO                       --              --          --            --           --

Manijeh Moghis,                   2005         500,000          --            --           --
Chief Operating Officer             --              --          --            --           --

Gregory Duffell,
Director, International
President                           --              --          --            --           --

Joshua Feller,                      --              --          --            --           --
Sr. Vice President, Sales           --              --          --            --           --

David R. Wells,                   2005              --          --            --           --
Vice President, Finance           2004         125,000          --            --           --

(1)  Of these officers, only Jay Elliot remains with the Company at this time.

Option/SAR Grants in Fiscal Year 2005

The Company granted 840,000 stock options to all employees during the fiscal year ended March 31, 2005. The Company did not grant any stock appreciation rights ("SARs") during the fiscal year ended March 31, 2005.

                      Option/SAR Grants in Last Fiscal Year
                               [Individual Grants]

                    Number of    Percent of Total
                   Securities      Options/SARs
                   Underlying       Granted to
                  Options/SARs     Employees in     Exercise or Base
Name(1)            Granted (#)      Fiscal Year       Price ($/Sh)      Expiration Date
(a)                    (b)              (c)               (d)                 (e)
-------           ------------   ----------------   ----------------   ----------------
Jay Elliot               --
Manijeh Moghis      500,000           59.52%            $1.01          November 1, 2014
Gregory Duffell          --
Joshua Feller            --
David R. Wells           --

(1)  Of these officers, only Jay Elliot remains with the Company at this time.

Aggregated Option/SAR Exercises in Fiscal Year 2005 and Fiscal Year 2005 Options/SAR Values

               Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values(1)

                                                            Number of
                                                           Securities          Value of
                                                           Underlying         Unexercised
                                                           Unexercised       In-the-Money
                                                         Options/SARs at    Options/SARs at
                                                           FY-End (#)         FY-End (3)
                                                         Exercisable(E)/    Exercisable(E)/
Name(2)           Shares Acquired on   Value Realized   Unexercisable(U)   Unexercisable(U)
(a)                Exercise (#) (b)        ($) (c)             (d)                (e)
-------           ------------------   --------------   ----------------   ----------------
Jay Elliot                --                 --                 --                  --
Manijeh Moghis            --                 --            137,500(E)         $ 88,000(E)
Manijeh Moghis            --                 --            362,500(U)         $232,000(U)
Gregory Duffell           --                 --                 --                  --
Joshua Feller             --                 --                 --                  --
David R. Wells            --                 --             94,444(E)         $ 60,444(E)
David R. Wells            --                 --             30,556(U)         $ 19,556(U)

(1) There were no exercises of options for the fiscal year ended March 31, 2005 and the Company did not adjust or amend the exercise price of stock options or SARs previously awarded to any executive officer.

(2)  Of these officers, only Jay Elliot remains with the Company at this time.

(3) This number is calculated by using the closing price of the Company's stock on March 31, 2005, which was $1.65 per share.

Director Compensation

For the year ended March 31, 2005, with the exception of R.B.(Rob) Hutchinson (a former Director), no directors were compensated for their services as directors. Mr. Hutchinson was compensated with 40,000 shares of restricted Common Stock for his services rendered as director of the Company.

No other directors are compensated for their services as directors.

Employment Contracts

The Company has entered into an Employment Agreement with Jay Elliot as of September 26, 2005, under which Mr. Elliot is to serve as President and Chief Executive Officer of the Company. In January 2006, the parties agreed that Mr. Elliot's position with the Company will be as Chief Strategy Officer and Co-chairman of the Board. Under the provisions of Mr. Elliot's employment agreement, Mr. Elliot is entitled to a base salary of $200,000 per year with an annual bonus of up to $150,000 per year. In addition, Mr. Elliot has been granted options to purchase 2,700,000 shares of common stock with vesting over three years. In connection with the Employment Agreement, the Company issued to Mr. Elliot 300,000 shares of restricted common stock which will vest on January 1, 2007, or upon his termination of employment by the Company without cause. Mr. Elliot is also entitled to participate in the Company's benefit plans available to other executives. The Employment Agreement provides that employment is terminable upon 30 days notice from either party. Under his Employment Agreement, Mr. Elliot is entitled to a severance compensation equal to one year's base salary if his employment is terminated by the Company without cause or by Mr. Elliot for good reason. Additionally, 100% of Mr. Elliot's stock options will vest if his employment is terminated by the Company without cause or by Mr. Elliot for good reason.

The Company entered into an Agreement with Kent Heyman under which Mr. Heyman became Executive Chairman of the Company's Board of Directors as of September 26, 2005. As of January 9, 2006, Mr. Heyman was designated the Chief Executive Officer of the Company. The initial term of the Agreement is from September 1, 2005 until August 31, 2006, subject to renewal thereafter. Mr. Heyman has been granted options to purchase 2,700,000 shares of the Company's common stock vesting over an 18-month period, and an annual salary of $225,000 per year. In connection with the Agreement, the Company issued to Mr. Heyman 300,000 shares of restricted common stock which will vest on January 1, 2007 or upon his removal from the Company's Board of Directors without cause.


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

The Company has entered into an Agreement with Alex Mashinsky under which Mr. Mashinsky became Vice Chairman of the Board as of September 26, 2005. The initial term of the Agreement is for one year, subject to renewal thereafter. Under the Agreement, Mr. Mashinsky is to provide consulting services to the Company and receive compensation at the rate of $200,000 per year. Mr. Mashinsky has been granted options to purchase 1,020,000 shares of common stock, vesting over an 18 month period. To date, Mr. Mashinsky has exercised 768,000 options. In connection with the Agreement, the Company issued to Mr. Mashinsky 180,000 shares of restricted common stock which will vest on January 1, 2007, or upon his removal from the Company's Board of Directors without cause.

The Company has entered into an Agreement with Richard Liebman under which Mr. Liebman initially served as the interim Chief Financial Officer of the Company beginning September 26, 2005. As of January 1, 2006, Mr. Liebman became the Chief Financial Officer. Mr. Liebman will receive base compensation at the rate of $180,000 per year. Mr. Liebman has been granted options to purchase a total of 750,000 shares vesting over a three year period.

On April 1, 2003, the Company entered into an employment agreement with Joshua Feller, the President and Chief Executive Officer of the Company's wholly-owned subsidiary, for a perpetual period terminable upon 30 days notice by either party. During the year ended March 31, 2005, the Company and the Mr. Feller agreed to mutually amend the employment agreement due to the dissolution of the wholly-owned subsidiary. Mr. Feller was given the title Sr. Vice President, Sales, and provided a 6-month continuation of compensation and benefits if terminated from the Company without cause. The agreement calls for a salary at the rate of $175,000 per annum and is subject to review no less than annually. The agreement calls for an annual target bonus of 25% of the then current base salary, pursuant to a bonus plan to be adopted by the Board of Directors. Mr. Feller also received 100,000 shares of Common Stock as part of the compensation package, and is eligible for a retention bonus at the discretion of the Board of Directors. Subsequent to March 31, 2005, Mr. Feller voluntarily resigned from the Company.

On July 15, 2003, the Company entered into a consulting agreement with Gregory Duffell, the Company's then Chief Operating Officer and International President, for a period of three years, subject to certain cancellation provisions including a mutual 90-day notice period. The agreement calls for annual payments of $200,000 paid semi-monthly, and provides for the reimbursement of approved expenses including living expenses while in the United States. The agreement restricts the consultant from engaging in other business activities while under contract with the Company, and provides for other restrictions to protect the intellectual and business property of the Company. During the year ended March 31, 2005, the consulting agreement was revised and Mr. Duffell's title became Sr. Vice President and International President. Subsequent to March 31, 2005, Mr. Duffel's consulting agreement with the Company was terminated.

On January 1, 2004, the Company entered into an employment agreement with David Wells, the Company's Vice President Finance Operations, for a perpetual period terminable upon 30 days notice by either party. The agreement calls for a salary at the rate of $160,000 per annum and is subject to review no less than annually. The agreement calls for an annual target bonus of 25% of the then current base salary, pursuant to a bonus plan to be adopted by the Board of Directors. Mr. Wells also received 125,000 options for the purchase of Common Stock, which were approved by the Board of Directors on January 20, 2005. During the year ended March 31, 2005, the agreement between Mr. Wells and the Company was mutually amended. The amendment called for a new title as "Vice President, Finance", and agreed to provide Mr. Wells a continuation of


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

compensation and benefits for a period of 6 months should he be terminated from the Company without cause. Subsequent to March 31, 2005, Mr. Wells' employment with the Company was terminated.

On November 1, 2004, the Company entered into an employment agreement with Manijeh Moghis, the Company's Chief Operating Officer, terminable at any time upon notice by either party. The agreement called for a salary at the rate of $225,000 per annum. The agreement called for an annual target bonus of 50-100% of the then current base salary, pursuant to a bonus plan to be adopted by the Board of Directors. In addition, Ms. Moghis also received 500,000 options for the purchase of Common Stock, which were approved by the Board of Directors on January 20, 2005. The options began vesting over a period of three years over the following schedule: 12.5% of the total shares of Common Stock underlying the options shall vest three months from Ms. Moghis' employment start date, which was November 1, 2004, and thereafter, 1/36 of the total shares of Common Stock underlying the options shall vest on the first date of each full month during which Ms. Moghis remained employed with the Company during the 36-month vesting period. Ms. Moghis was also nominated to the Company's Board of Directors, and her nomination was approved by the Board of Directors. Subsequent to March 31, 2005, the Company terminated its employment agreement with Ms. Moghis, and simultaneously Ms. Moghis resigned from the Company's Board of Directors. Prior to her termination 131,944 of Ms. Moghis' stock options were vested. The option agreement provides that she has three months from the date of termination to exercise her options, at which point the option to purchase Common Stock expires. Subsequent to March 31, 2005, Ms. Moghis was terminated from her employment as Chief Operating Officer and she subsequently resigned from the Board of Directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 18, 2004, the Company acquired First Person through a merger of First Person with and into PowerHouse Acquisition with PowerHouse Acquisition remaining as the surviving entity. At the time of the FPS Merger, Jay Elliot, the Chief Executive Officer and the Chairman of the Board of the Company, which at that time held approximately 46.43% of the fully diluted capital stock of First Person, was a director of First Person. In connection with the FPS Merger, the Company issued a total of 217,938 shares of Common Stock to former stockholders of First Person. The shares were valued at $4.59 per share. The closing market price of the Common Stock on June 17, 2004, the day immediately prior to the transaction, was $5.25 per share.

During the year ended March 31, 2005, the Company repaid $267,083 in accrued wages for certain officers and other employees. Also during the year ended March 31, 2005, the Company repaid $21,251 to its Chief Executive Officer for expenses advanced since inception.

The Company entered into a placement agency agreement, dated as of April 7, 2004, with Middlebury Capital, LLC now known as InDigo Ventures ("Middlebury Capital") in connection with the Senior A Units Offering, pursuant to which, and in conjunction with other underwriter compensation, Middlebury Capital (now known as InDigo Ventures) was granted five-year warrants to purchase up to 68,559 shares of Common Stock (the "Common Placement Agent Warrants") and five-year warrants to purchase up to 264,775 shares of Senior A Preferred Stock (the "Preferred Placement Agent Warrants"). Greg Osborn, a director of the Company, is a managing partner of Middlebury Capital. The placement agency agreement with Middlebury Capital was entered into prior to Mr. Osborn's election to the Board of Directors of the Company. As a condition to the September 2005

Placement, Middlebury Capital exchanged their Preferred Placement Agent Warrants for warrants to purchase 700,000 shares of Common Stock at $.40 per share.

Mr. Mashinsky, in his title as investment advisor, signed a Purchase Agreement as the individual representing Governing Dynamics Investments, LLC, an institutional purchaser, for the purchase of 3,465,638 shares of Common Stock and warrants to purchase 2,052,353 of Common Stock in the September 2005 Placement referenced above. This investment was made prior to Mr. Mashinsky's election to the Board of Directors of the Company.

                                LEGAL PROCEEDINGS

On January 4, 2005, the Company received a demand for arbitration from The Wall Street Group, a former service provider, which alleges breach of contract and related claims pursuant to an alleged contract for services, primarily related to raising capital. The demand claims damages of approximately $947,000, plus an alleged option to purchase 138,948 shares of Common Stock. On September 26, 2005, the Company entered into a Settlement Agreement with The Wall Street Group, Inc. ("WSG") and Wall Street Consultants, Inc. ("WSC") settling the dispute between the parties. Under the Settlement Agreement, the Company paid WSG $328,000 and issued to WSC a five-year option to purchase up to 350,000 shares of the Company's common stock at $.60 per share. The option agreement also grants to WSC certain piggyback registration rights.

On June 9, 2005, the Company received notice of a legal action commenced by Richard Dobies, an individual who allegedly purchased Common Stock in June 2003. Mr. Dobies did not timely respond to the rescission offer made by the Company in June 2004 (see Management's Discussion and Analysis or Plan of Operation, under the caption "Significant Events for Fiscal Year 2005") and, for that and other reasons, was excluded from participating in the rescission offer. The suit claims damages of approximately $400,000, plus interest from the time of investment. The Company believes the complaint is without merit and intends to defend it vigorously and believes that the loss, if any, resulting from the suit will not have a material impact on the Company's financial position, results of operations, or cash flows in future years.

On June 29, 2005, the Company received notice of a legal action commenced by Manijeh Moghis related to her former employment with the Company. Ms. Moghis filed a complaint on June 28, 2005 seeking damages of approximately $140,000 related to her offer of employment which allowed for continuation of benefits in the event of her termination. On October 26, 2005, the Company and Ms. Moghis entered into a settlement agreement whereby the Company will pay Ms. Moghis a total of $90,000, $50,000 of which was paid upon execution of the agreement, and the balance payable in installments through January 5, 2006.

In July 2005, the Company received notice of a legal action commenced by Joshua Feller related to his former employment with the Company. Mr. Feller filed a claim with the Labor Commissioner of the State of California on July 12, 2005 seeking damages of approximately $540,000 related to his employment. Mr. Feller claims that an oral agreement with the Company existed for the payment of performance and other bonuses of approximately $415,000, and that his resignation on June 3, 2005 was for 'good cause', therefore making him eligible for severance benefits of approximately $90,000. Mr. Feller also claims interest in stock options of the Company valued at approximately $33,000, although no agreement exists for those options. The Company believes the complaint is without merit and intends to defend it vigorously and believes that the loss, if any, resulting from the suit will not have a material impact on the Company's financial position, results of operations, or cash flows in future years.

On December 20, 2005, two former employees of the Company made a demand for arbitration with JAMS, San Francisco alleging that each claimant is entitled to $129,000 in severance pay following their resignations from the Company in February 2005. The claimants were employed by the Company as part of the 2004 acquisition of First Person Software, Inc. The Company believes the claims are baseless and intends to vigorously defend this matter. The Company has filed its answer to the demand and has filed a cross-claim against claimants seeking damages attributable to an alleged breach of their agreements with the Company. The Company believes that the loss, if any, resulting from the arbitration will not have a material impact on the Company's financial position, results of operations or cash flow.

The Company is not aware of any additional pending litigation as of December 31, 2005.

                            DESCRIPTION OF SECURITIES

The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock and 5,000,000 shares of preferred stock. The Company is seeking to increase the number of shares of Common Stock authorized to 100,000,000, which will require stockholder consent. As of January 18, 2006, there were 54,225,880 shares of Common Stock outstanding held by approximately 250 stockholders, and 790,250 shares of Series A Junior Preferred Stock outstanding held by approximately 102 stockholders.

The number of shares of Common Stock outstanding does not include the number of shares of Common Stock issuable upon the conversion of any shares of the Junior A Preferred Stock, or upon the exercise of any warrants.

Generally, holders of the Common Stock and the Junior A Preferred Stock vote together and not as a separate class, except as specifically provided in the Company's Certificate of Designation, or as otherwise required by law. Each holder of Junior A Preferred Stock has a number of votes equal to the number of shares of Common Stock then issuable upon conversion of such share of Junior A Preferred Stock. Each holder of Common Stock is entitled to one vote per share.

COMMON STOCK

The shares of Common Stock currently outstanding are validly issued, fully paid and non-assessable. Each holder of Common Stock is entitled to one vote for each share owned of record on all matters voted upon by the stockholders and a majority vote is required for action to be taken by the stockholders. In the event of a liquidation, dissolution or winding-up of the Company, the holders of Common Stock are entitled to share equally and ratably in the assets of the Company, if any are remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding preferred stock. The holders of the Common Stock have no preemptive rights or cumulative voting rights and there are no redemption, sinking fund or conversion provisions applicable to the Common Stock.

Holders of the Common Stock are entitled to receive dividends if, as and when declared by the Board of Directors, out of funds legally available for such purpose, subject to the dividend and liquidation rights of any preferred stock that may be issued.


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

PREFERRED STOCK

The outstanding shares of the preferred stock are validly issued, fully paid and non-assessable. The Company's Certificate of Incorporation provides that the Company may, by vote of its Board of Directors, issue the preferred stock in one or more series having the rights, preferences, privileges and restrictions thereon, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences and the number of shares constituting any series or designation of such series, without further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of Common Stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of Common Stock, including the loss of voting control to others.

     Series A Senior Preferred Stock

Prior to the September 2005 Placement, the Company had authorized 25,000,000 shares of preferred stock, of which it had designated 10,000,000 shares as "Series A Senior Convertible Preferred Stock." Prior to September 26, 2005, 3,843,125 shares of Senior A Preferred Stock were issued and outstanding. As of September 26, 2005, each share of Series A Preferred Stock was converted into
5.3685 shares of Common Stock as part of the September 2005 Placement.

     Junior A Preferred Stock

As of January 18, 2006, the Company has authorized 5,000,000 shares of preferred stock, all of which have been designated as "Series A Junior Convertible Preferred Stock." As of January 18, 2006, 790,250 shares of Junior A Preferred stock are issued and outstanding.

Dividends. The holders of the Junior A Preferred Stock are not entitled to a dividend, other than ordinary dividends or distributions, other than a liquidating distribution, declared or paid on the Common Stock, on an as-converted basis.

Liquidation. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each share of Junior A Preferred Stock is entitled to a liquidation preference (the "Junior Preferred Liquidation Preference") in preference to any distributions made to the holders of the Common Stock, equal to the greater of (i) $2,600,000 in the aggregate or (ii) the Junior A Preferred Stock holder's share of the liquidation proceeds of the Company, determined on an as-converted basis.

Conversion. Our Junior A Preferred Stock is convertible, at the option of the holder at any time, into such number of shares of Common Stock as is obtained by multiplying the number of shares of Series A Junior Preferred Stock so to be converted by the Junior Liquidation Preference per share and dividing the result by the conversion price of $3.06 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect on the date any share or shares of Series A Junior Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, is referred to herein as the "Junior Conversion Price"). The Junior A Preferred Stock was initially convertible at the rate of one share of Common Stock for each share of Junior A Preferred Stock, subject to adjustments for any stock


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

split, stock dividend, stock combination, stock subdivision or like occurrences.

Each share of Junior A Preferred Stock automatically converts into the number of shares of Common Stock at the then applicable Junior Conversion Price (i) no less than 30 days after the Company provides written notice to holders of the Junior A Preferred Stock certifying that the closing price (determined on the basis of the average weighted daily trading price) of the Common Stock for 35 consecutive trading days has exceeded three times the original liquidation preference of the Junior A Preferred Stock plus accrued and unpaid dividends at certain established trading volumes; (ii) upon receipt of the written notice of holders of a majority of the then-outstanding shares of Junior A Preferred Stock of their election to cause an automatic conversion; or (iii) upon the closing of a Qualified Financing.

Voting. The Junior A Preferred Stock shall have the right to vote together with the holders of the Common Stock as a single class and each holder of Junior A Preferred Stock shall be entitled to one vote for each share of Common Stock into which the Junior A Preferred Stock is then convertible.

Restrictions on Transfer. Transfers of the Junior A Preferred Stock are unrestricted, except (a) as to legal compliance (e.g., that the transaction is not subject to the registration requirements of the Securities Act, and any applicable state securities laws); (b) as to transfers to persons or entities that are competitors of the Company; (c) as to transfers to the Proctor Group or any former director or officer of Agate. All transferees of the Junior A Preferred are required to certify that they are not members of the Proctor Group by completing and furnishing to the Company a transfer certification in substance and form reasonably satisfactory to the Company.

WARRANTS FROM SEPTEMBER 2005 PLACEMENT AND DECEMBER 2005 PLACEMENT

In connection with the September 2005 Placement, the Company issued investor warrants to purchase an aggregate of 10,900,400 shares of Common Stock. In connection with the December 2005 Placement, the Company issued investor warrants to purchase an aggregate of 3,984,375 shares of Common Stock. All of these warrants have an expiration date of September 26, 2008. After giving effect to an anti-dilution adjustment resulting from the December 2005 Placement, the exercise price of all of these warrants is equal to $.40 per share. The warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the total exercise price. The warrants contain customary anti-dilution provisions for stock dividends, stock splits and the like.

WARRANTS HELD BY 2004 INVESTORS

In connection with the Senior A Units Offering, the Company issued "Senior A Preferred Warrants" to purchase an aggregate of 1,220,233 shares of Common Stock with an expiration date of five years from the date of issuance. The current exercise price of the Senior A Preferred Warrants is equal to $.40 per share, as adjusted pursuant to the terms of the Senior A Preferred Warrants. The Senior A Preferred Warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the total exercise price. The Senior A Preferred Warrants contain customary anti-dilution provisions for stock dividends, stock splits and the like.


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

PLACEMENT AGENT WARRANTS - C.E. UNTERBERG, TOWBIN, LLC

In connection with the September 2005 Placement and the December 2005 Placement, the Company issued "Placement Agent Warrants" to C.E. Unterberg, Towbin, LLC, as placement agent, to purchase an aggregate of 2,075,375 shares of Common Stock with an expiration date of five years from the date of issuance. After giving effect to an anti-dilution adjustment resulting from the December 2005 Placement, the exercise price of all of these warrants is equal to $.40 per share. These warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the total exercise price. These warrants contain customary anti-dilution provisions for stock dividends, stock splits and the like.

MIDDLEBURY WARRANTS

In connection with the Senior A Units Offering, the Company issued "Preferred Placement Agent Warrants" to Middlebury Capital (now known as InDigo Ventures), as placement agent, to purchase an aggregate of 264,775 shares of Senior A Preferred Stock with an expiration date of five years from the date of issuance. In connection with the September 2005 Placement, these warrants were exchanged for warrants to purchase 700,000 shares of Common Stock upon the same terms as the warrants issued to investors in the September 2005 Placement. These warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the total exercise price. These warrants contain customary anti-dilution provisions for stock dividends, stock splits and the like.

Also in connection with the Senior A Units Offering, the Company issued "Common Placement Agent Warrants" to Middlebury Capital (now known as InDigo Ventures), as placement agent, to purchase an aggregate of 68,559 shares of Common Stock with an expiration date of five years from the date of issuance. The exercise price of the Common Placement Agent Warrants is now equal to $2.29 per share, as adjusted pursuant to the terms of the Common Placement Agent Warrants. The Common Placement Agent Warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the total exercise price. The Common Placement Agent Warrants contain customary anti-dilution provisions for stock dividends, stock splits and the like.

JUNIOR PREFERRED WARRANTS

In connection with the Junior A Units Offering, the Company issued "Junior Preferred Warrants" to purchase shares of Common Stock. The exercise price of the Junior Preferred Warrants is equal to $3.83 per share, as adjusted pursuant to the terms of the Junior A Preferred Warrants. The Junior Preferred Warrants have net exercise provisions under which the holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net number of shares based on the fair market value of our Common Stock at the time of exercise of the warrant after deduction of the total exercise price. The Junior Preferred Warrants contain customary anti-dilution provisions for stock dividends, stock splits and the like.


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

DELAWARE LAW AND OUR CHARTER AND BY-LAW PROVISIONS; ANTI-TAKEOVER EFFECTS

Section 203 of the Delaware General Corporation Law ("DGCL") prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in a stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or
(iii) on or after such date the business combination is approved by the board of directors and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own), 15% or more of the corporation's voting stock.

The restrictions of Section 203 do not apply, among other things, if a corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by
Section 203, provided that, in addition to any other vote required by law, such amendment to the certificate of incorporation or by-laws must be approved by the affirmative vote of a majority of the shares entitled to vote. Moreover, an amendment so adopted is not effective until twelve months after its adoption and does not apply to any such corporation on or prior to such adoption. The Company's Certificate of Incorporation and By-laws do not currently contain any provision election not to be governed by Section 203 of the DGCL. The provision of Section 203 of the DGCL may have a depressive effect on the market price of the Common Stock because they could impede any merger, consolidating takeover or other business combination involving the Company or discourage a potential acquirer from making a tender off or otherwise attempting to obtain control of the Company.

Under our By-laws, any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may only be filled by vote of a majority of the directors then in office, making it more difficult for a third party to acquire, or discourage a third party from acquiring, control of our company.

Our Certificate of Incorporation contains provisions permitted under the DGCL statute relating to the limitation of liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Further, the Certificate of Incorporation contains provisions to indemnify our directors and officers to the fullest extent permitted by the DGCL statute. We believe that these provisions will assist us in attracting and retaining qualified individuals to serve as our directors.

The rights of the holders of Common Stock as described above will be subject to, and may be adversely affected by, the rights of holders of the Junior A Preferred Stock and any preferred stock that may be issued in the future. Issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions, and other corporate purposes, could


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

have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Section 145 of the DGCL authorizes indemnification of directors and officers of a Delaware corporation under certain circumstances against expenses, judgments and the like in connection with an action, suit or proceeding. Article VI of the Company's Bylaws provides for broad indemnification of directors and officers.

Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     EXPERTS

The consolidated financial statements as of March 31, 2005 and 2004, and for each of the two years in the period ended March 31, 2005, and for the period from May 16, 2002 (inception) to March 31, 2005, included in this prospectus have been audited by Hein & Associates, LLP, independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                            MISCELLANEOUS INFORMATION

     WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov. In addition, you can read and copy our SEC filings at the office of the National Association of Securities Dealers, Inc. at 1735 K Street, Washington, D.C. 20006.

     FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements including, without limitation, statements concerning the future of the industry in which we operate, our product development plans, our business strategy, financial estimates, continued acceptance of our products and dependence on significant distributors and customers. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimated", "predicts", "potential", "continue" or the negative of such terms or other comparable terminology. You should not place undue reliance on our forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements made in this Prospectus. Forward-looking statements, particularly those concerning anticipated events relating to the development and marketing of our products and the timing or magnitude of those events, are inherently uncertain. The risk factors and other considerations noted throughout this Prospectus could cause our actual results to differ significantly from those contained in any forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guaranty future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this Prospectus to conform forward-looking statements to actual results.

     TRADEMARKS

Migo(R) is a registered trademark of the Company. Microsoft(R), Windows(R), Outlook(R) and MSN(R), are all registered trademarks of Microsoft Corporation. Lotus Notes(R) is a registered trademark of Lotus Development Corporation. Linux(R) is a registered trademark of Linus Torvalds. Mac(R)) is a registered trademark of Apple Computer, Inc. These trademarks appear in this Prospectus.

     REFERENCES

References to "we", "us", "our", "our company", "the Company" and "PowerHouse" refer to PowerHouse Technologies Group, Inc., together with its subsidiaries.

FINANCIAL STATEMENTS

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM..................   F-2

CONSOLIDATED BALANCE SHEETS - As of March 31, 2005 and 2004..............   F-3

CONSOLIDATED STATEMENTS OF OPERATIONS -For the Years Ended March 31, 2005
and 2004, and the Period from May 16, 2002 (inception) to
March 31, 2005...........................................................   F-5

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) - For the
Period from May 16, 2002 (inception) to March 31, 2005...................   F-6

CONSOLIDATED STATEMENTS OF CASH FLOWS - For the Years Ended
March 31, 2005 and 2004, and the Period from May 16, 2002 (inception) to
March 31, 2005...........................................................   F-7

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS...........................   F-9

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders of
PowerHouse Technologies Group, Inc.

We have audited the accompanying consolidated balance sheets of PowerHouse Technologies Group, Inc. (A Development Stage Company) (the "Company") as of March 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and for the period from May 16, 2002 (inception) to March 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of PowerHouse Technologies Group, Inc. at March 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended and for the period from May 16, 2002 (inception) to March 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Hein & Associates LLP

Irvine, California

November 15, 2005

                       POWERHOUSE TECHNOLOGIES GROUP, INC.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEET

                                                                                     AS OF         AS OF
                                                                                   MARCH 31,     MARCH 31,
                                                                                      2005         2004
                                                                                  -----------   ----------
                                     ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                      $   423,729   $  807,484
   Accounts receivable                                                                 34,411       22,938
   Inventory                                                                           86,063       16,088
   Deferred loan costs                                                                     --      172,042
   Other current assets                                                                41,300       20,000
                                                                                  -----------   ----------
      Total current assets                                                            585,503    1,038,552

PROPERTY AND EQUIPMENT, net of accumulated depreciation of $3,485                      12,362           --

   OTHER ASSETS:
      License fee                                                                          --      208,418
      Investment in equity investee                                                        --      318,511
      Software technology, net of accumulated amortization of $433,751              2,388,586           --
      Other assets                                                                     39,975        2,049
                                                                                  -----------   ----------
      Total other assets                                                            2,428,561      528,978
                                                                                  -----------   ----------
TOTAL ASSETS                                                                      $ 3,026,426   $1,567,530
                                                                                  ===========   ==========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Accounts payable                                                               $ 1,177,767   $  930,063
   Convertible debt, net of debt discount                                                  --    1,492,758
   Finder's fee payable                                                                    --       60,825
   Accrued compensation                                                                53,446      332,083
   Due to officer                                                                          --       21,251
   Accrued liabilities                                                                665,199      752,087
   Dividends payable                                                                  261,570           --
                                                                                  -----------   ----------
      Total current liabilities                                                     2,157,982    3,589,067
                                                                                  -----------   ----------
COMMITMENTS AND CONTINGENCIES (Note 11)
STOCKHOLDERS' EQUITY (DEFICIT):
   Senior A Preferred stock, $.0001 par value; 10,000,000 shares authorized;
      3,723,832 shares issued and outstanding; preference upon liquidation of
      $14,614,856                                                                         372           --
   Junior A Preferred stock, $.0001 par value; 5,000,000 shares authorized;
      795,250 shares issued and outstanding; preference upon liquidation of
      $2,600,000                                                                           80           --
   Common stock, $.0001 par value; 200,000,000 shares authorized; 3,864,364 and
      3,756,516 shares issued and outstanding                                             387          376
   Additional paid in capital in excess of par value                               28,613,909    6,843,990

   Deferred consulting compensation                                                      --      (139,650)
   Treasury Stock                                                                  (183,600)           --
   Deficit accumulated in development stage                                     (27,562,704)   (8,726,253)
                                                                               ------------   -----------
      Total stockholders' equity (deficit)                                          868,444    (2,021,537)
                                                                               ------------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                           $  3,026,426   $ 1,567,530
                                                                               ============   ===========

                       POWERHOUSE TECHNOLOGIES GROUP, INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                       FOR THE
                                                                                     PERIOD FROM
                                                     FOR THE YEAR   FOR THE YEAR    MAY 16, 2002
                                                      ENDED MARCH    ENDED MARCH   (INCEPTION) TO
                                                       31, 2005       31, 2004     MARCH 31, 2005
                                                     ------------   ------------   --------------
REVENUES                                             $    308,189   $   345,585     $    653,774
COST OF SALES                                             702,163       214,671          916,834
                                                     ------------   -----------     ------------
GROSS PROFIT (LOSS)                                      (393,974)      130,914         (263,060)
                                                     ------------   -----------     ------------
OPERATING EXPENSES:
   Research and development                               425,679       108,392          745,251
   Sales and marketing                                  1,975,132     1,782,344        3,944,288
   General and administrative                           5,496,035     2,611,467        8,650,383
                                                     ------------   -----------     ------------
      Total operating expenses                          7,896,846     4,502,203       13,339,922
                                                     ------------   -----------     ------------
NON-OPERATING EXPENSES:
   Loss due to theft                                           --     1,789,411        3,142,759
   Equity in loss of investee                              24,365       152,345          205,854
   Interest                                             2,145,302        63,884        2,213,181
   Other (income) expense                                (317,970)       20,364         (297,606)
                                                     ------------   -----------     ------------
      Total non-operating expenses                      1,851,697     2,026,004        5,264,188
                                                     ------------   -----------     ------------
LOSS BEFORE INCOME TAXES                              (10,142,517)   (6,397,293)     (18,867,170)
PROVISION FOR INCOME TAXES                                  2,658           800            4,258
                                                     ------------   -----------     ------------
NET LOSS                                              (10,145,175)   (6,398,093)     (18,871,428)
DEEMED AND REGULAR DIVIDENDS                           (8,691,275)            0       (8,691,275)
                                                     ------------   -----------     ------------
NET LOSS ALLOCABLE TO HOLDERS OF COMMON STOCK        $(18,836,450)  $(6,398,093)    $(27,562,703)
                                                     ============   ===========     ============
NET LOSS PER SHARE ALLOCABLE TO HOLDERS OF COMMON
   STOCK - BASIC AND DILUTED                         $      (5.70)  $     (1.95)
                                                     ============   ===========
WEIGHTED AVERAGE COMMON SHARES - BASIC AND DILUTED      3,305,360     3,285,107
                                                     ============   ===========

                       POWERHOUSE TECHNOLOGIES GROUP, INC.
                          (A Development Stage Company)

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT) FOR THE PERIOD FROM MAY 16, 2002 (INCEPTION) TO MARCH 31, 2005

                                                     COMMON STOCK        JUNIOR A PREFERRED   SENIOR A PREFERRED
                                                 --------------------   -------------------   -------------------   TREASURY
                                                   SHARES     AMOUNTS     SHARES    AMOUNTS     SHARES    AMOUNTS     STOCK
                                                 ----------   -------   ---------   -------   ---------   -------   --------
   [BALANCE, May 16, 2002 (inception)
   Issuance of Common Stock for services to
      officers and consultant                     1,250,000     125
   Issuance of Common Stock related in
      investment in equity investee in
      November 2002                                  40,000       4
   Net loss
                                                 ----------     ---
BALANCE, March 31, 2003                           1,290,000     129
   Issuance of Common Stock for employee
      compensation                                  100,000      10
   Effect of combination with Agate
      Technologies, Inc upon closing May 19,
      2003                                          888,525      89
   Issuance of Common Stock for cash              1,248,191     125
   Issuance of Common Stock for services            229,800      23
   Estimated value of beneficial conversion
      of convertible notes                               --
   Net loss
                                                 ----------     ---
BALANCE, March 31, 2004                           3,756,516     376
   Issuance of Senior A Preferred Stock
      upon conversion of convertible notes                                                    1,154,248     115
   Issuance of Senior A Preferred Stock for
      cash                                                                                    2,572,435     257
   Payment of equity financing costs
   Beneficial conversion feature of
      Senior A Preferred Stock
   Beneficial conversion and interest costs
      associated with Bridge and Convertible
      Debt
   Issuance of Common Stock for services            313,907      32
   Amortization of deferred stock-based
      compensation
   Issuance of Common Stock related to the
      purchase of First Person Software, Inc.       272,420      28
   Repurchase of Common Stock related to
      First Person Software, Inc. acquisition                                                                       (183,600)
   Repurchase of Common Stock related to
      Rescission Offer                              (43,000)     (4)
   Exchange of Common shares of Junior A
      Preferred Shares related to Rescission
      Offer                                      (1,010,250)   (101)    1,010,250     101
   Beneficial conversion feature of
      Junior A Preferred Stock
   Amortization of discount related to
      Warrants issued with Junior A Preferred
      Stock
   Dividends on Senior A Preferred Stock
      ($261,570 outstanding at March 31, 2005)       10,001       1                             111,726      11
   Dividends on Senior A Preferred Stock
      for penalty related to non-effective
      status of Registration Statement (SB-2)        21,033       2                             214,160      21
   Conversion of Senior A Preferred and
      Junior A Preferred Stock to Common Stock      543,737      53      (215,000)    (21)     (328,737)    (32)          --
   Stock-based compensation
   Net loss
                                                 ----------    ----     ---------     ---     ---------     ---     --------
   BALANCE, March 31, 2005                        3,864,364     387       795,250      80     3,723,832     372     (183,600)
                                                 ==========    ====     =========     ===     =========     ===     ========

                                                                                 DEFICIT
                                                 ADDITIONAL                  ACCUMULATED IN
                                                   PAID-IN      DEFERRED       DEVELOPMENT
                                                   CAPITAL    COMPENSATION        STAGE          TOTAL
                                                 ----------   ------------   --------------   -----------
   BALANCE, May 16, 2002 (inception)
   Issuance of Common Stock for services to
      officers and consultant                                                                         125
   Issuance of Common Stock related in
      investment in equity investee in
      November 2002                                  99,996                                       100,000
   Net loss                                                                    (2,328,160)     (2,328,160)
                                                 ----------                   -----------     -----------
BALANCE, March 31, 2003                              99,996                    (2,328,160)     (2,228,035)
   Issuance of Common Stock for employee
      compensation                                  499,990                                       500,000
   Effect of combination with Agate
      Technologies, Inc upon closing May 19,
      2003                                         (280,515)                                     (280,426)
   Issuance of Common Stock for cash              5,442,234                                     5,442,359
   Issuance of Common Stock for services            843,277     (139,650)                         703,650
   Estimated value of beneficial conversion
      of convertible notes                          239,008                                       239,008
   Net loss                                                                    (6,398,093)     (6,398,093)
                                                 ----------     --------      -----------     -----------
BALANCE, March 31, 2004                           6,843,990     (139,650)      (8,726,253)     (2,021,537)
   Issuance of Senior A Preferred Stock
      upon conversion of convertible notes        2,648,885                            --       2,649,000
   Issuance of Senior A Preferred Stock for
      cash                                        7,871,396                                     7,871,653
   Payment of equity financing costs             (1,355,438)                                   (1,355,438)
   Beneficial conversion feature of
      Senior A Preferred Stock                    5,576,182                    (5,576,182)             --
   Beneficial conversion and interest costs
      associated with Bridge and Convertible
      Debt                                        1,717,726                                     1,717,726
   Issuance of Common Stock for services          1,250,888           --               --       1,250,920
   Amortization of deferred stock-based
      compensation                                               139,650                          139,650
   Issuance of Common Stock related to the
      purchase of First Person Software, Inc.     1,196,107                            --       1,196,135
   Repurchase of Common Stock related to
      First Person Software, Inc. acquisition                                          --        (183,600)
   Repurchase of Common Stock related to
      Rescission Offer                             (214,996)                           --        (215,000)
   Exchange of Common shares of Junior A
      Preferred Shares related to Rescission
      Offer                                              --           --               --              --
   Beneficial conversion feature of
      Junior A Preferred Stock                      880,354                      (880,354)             --
   Amortization of discount related to
      Warrants issued with Junior A Preferred
      Stock                                         880,354                      (880,354)             --
   Dividends on Senior A Preferred Stock
      ($261,570 outstanding at March 31, 2005)      372,472                      (634,054)       (261,570)
   Dividends on Senior A Preferred Stock
      for penalty related to non-effective
      status of Registration Statement (SB-2)       720,309                      (720,332)             (0)
   Conversion of Senior A Preferred and
      Junior A Preferred Stock to Common Stock                        --               --               0
   Stock-based compensation                         225,680                            --         225,680
   Net loss                                                                   (10,145,175)    (10,145,175)
                                                 ----------     --------      -----------     -----------
   BALANCE, March 31, 2005                       28,613,909           --      (27,562,704)        868,444
                                                 ==========     ========      ===========     ===========

                       POWERHOUSE TECHNOLOGIES GROUP, INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                 FOR THE PERIOD
                                                             FOR THE YEAR      FOR THE YEAR    FROM MAY 16, 2002
                                                           ENDED MARCH 31,   ENDED MARCH 31,     (INCEPTION) TO
                                                                 2005              2004          MARCH 31, 2005
                                                           ---------------   ---------------   -----------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                 $(10,145,175)      $(6,398,093)      $(18,871,428)
   Adjustments to Reconcile Net Loss to Net Cash Used
      in Operating Activities:

      Common stock issued for services                         1,250,920         1,203,650          2,454,695
      Equity in loss of investee                                  24,365           152,345            205,854
      Depreciation and amortization                              430,473                --            430,473
      Interest expense related to debt issuance costs            201,242            21,261            239,008
      Interest expense related to amortization of debt
         discount                                                172,042            37,766            193,303
      Interest expense related to beneficial conversion        1,717,726                --          1,717,726
      Stock option expense                                       225,680           225,680
      Changes in operating liabilities:
         Accounts receivable                                     (11,473)          (22,938)           (34,411)
         Inventory                                               (69,975)          (16,088)           (86,063)
         Other current assets                                    (21,300)          (20,000)           (20,000)
         License fee                                                  --          (118,418)          (118,418)
         Other assets                                            (37,926)           (2,049)           (61,275)
         Accounts payable                                        247,704           807,510          1,177,767
         Accrued compensation                                   (278,637)          267,083             53,446
         Accrued liabilities                                      29,225           357,608            386,833
         Due to officer                                          (21,251)          (72,416)                --
                                                            ------------       -----------       ------------
   Net cash used in operating activities                      (6,286,360)       (3,802,779)       (12,106,810)
                                                            ------------       -----------       ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of First Person Software                       (1,276,937)               --         (1,276,937)
   Purchase of equipment                                         (15,847)               --            (15,847)
   Investment in equity of investee                                   --                --           (130,000)
                                                            ------------       -----------       ------------
   Net cash used in investing activities                      (1,292,784)               --         (1,422,784)
                                                            ------------       -----------       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payment of finders' fee                                       (60,825)          (50,000)          (110,825)
   Payment of debt issuance costs                             (1,355,438)          (98,425)        (1,453,863)
   Principal payments on note payable to equity investee              --          (183,995)          (270,000)

   Advances on common stock subscriptions                             --                --          2,233,676
   Proceeds from convertible notes                               955,000         1,684,000          2,639,000
   Payments upon rescission of common stock                     (215,000)               --           (215,000)
   Proceeds from sale of common stock                                 --         3,258,683          3,258,683
   Proceeds from sale of preferred stock                       7,871,652                --          7,871,652
                                                            ------------       -----------       ------------
   Net cash provided by financing activities                   7,195,389         4,610,263         13,953,323
                                                            ------------       -----------       ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS            (383,755)          807,484            423,729
CASH AND CASH EQUIVALENTS, beginning of period                   807,484                --                 --
                                                            ------------       -----------       ------------
CASH AND CASH EQUIVALENTS, end of period                    $    423,729       $   807,484       $    423,729
                                                            ============       ===========       ============

NON-CASH  INVESTING AND FINANCING ACTIVITY:
   Issuance of note payable for acquisition of
      investment in equity investee                                   --                --       $    270,000
   Issuance of common stock in exchange for an
      investment in equity investee                                   --                --            100,000
   Issuance of common stock in connection with the
      acquisition of First Person Software, Inc.            $  1,196,135                --          1,196,135
   Debt discount recognized in connection with
      convertible notes                                               --       $   239,008            239,008
   Liabilities assumed upon Company's combination with
      Agate Technologies, Inc.                                        --           280,426            280,426
   Issuance of senior A preferred stock in connection
      with conversion of debt                                  2,649,000                --          2,649,000
   Issuance of shares for dividends                            1,092,816                --          1,092,816

SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
   Interest                                                           --                --                 --
   Income Taxes                                                    2,658               800              4,258

     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION AND NATURE OF OPERATIONS


     Development Stage Operations - PowerHouse Technologies Group, Inc. was incorporated under the laws of the State of Delaware on May 16, 2002 as PowerHouse Studios, Inc. On May 19, 2003, the Company completed a combination with Agate Technologies, Inc. ("Agate") and conducted a 1-for-122 reverse split of the Agate common stock. Unless otherwise specified, all share and per-share amounts have been retroactively adjusted to reflect the split. Concurrent with this transaction, the Company amended its Articles of Incorporation changing its name to PowerHouse Technologies Group, Inc.

     In June 2004, the Company acquired the remaining 51% of First Person Software, Inc. ("First Person") that it did not already own in consideration of cash and shares of the Company's Common Stock.

     The Company has limited operating history and limited revenues. Located in Redwood City, CA, the Company is in the business of developing, acquiring and marketing computing software and infrastructure technologies designed to improve the way mobile information is personalized, secured, carried and accessed. The Company's corporate website is www.migosoftware.com.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Presentation - The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States ("US GAAP"), which contemplate continuation of the Company as a going concern. However, the Company is subject to the risks and uncertainties associated with a new business, has no established source of revenue, and has incurred significant losses from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. From inception, the Company has never been profitable and has sustained substantial net losses from operations. There can be no assurance that it will ever generate positive revenues from its operating activities, or that it will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Failure to achieve significant revenues or profitability would materially and adversely affect the Company's business, financial condition, and results of operations. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     Management estimates that the current funds available and on-hand will be adequate to fund operations throughout fiscal 2006. The Company anticipates that revenue from the sale of its current product line will begin increasing during the first half of its fiscal year 2006. Subsequent to March 31, 2005, the Company completed a private placement with certain investors, with an aggregate offering price of $6,045,000, as more fully described in Note 12.

     Principles of Consolidation - The consolidated financial statements include the accounts of the Company and its subsidiaries, PowerHouse Acquisition Company and PowerHouse Studios, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Use of Estimates - The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Management bases its estimates and assumptions on historical experience and on various other assumptions that it believes are reasonable under the circumstances. Actual results could differ from those estimates. Significant estimates include the valuation of acquired software technology and revenue recognition.

     Cash and Cash Equivalents - The Company considers temporary liquid investments with an original maturity of three months or less to be cash equivalents.

     Accounts Receivable - Accounts Receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management's evaluation of outstanding accounts receivable at the end of the year. At March 31, 2005 management believes that all amounts are collectable.

     Inventory - Inventory is valued at the lower of cost or market with cost determined by the first-in, first-out method. At March 31, 2005 and 2004, inventory consisted of finished goods of which certain amounts were on consignment with third party distributors and resellers. Although the Company is principally in the business of developing software, to support sales of software licenses it may at times purchase hardware and resell it with its software pre-installed. As a result, the Company may be exposed to a number of factors that could result in portions of its inventory becoming either obsolete or in excess of anticipated usage. These factors include, but are not limited to, technological changes in its markets, competitive pressures in products and prices, and the introduction of new product lines. The Company regularly evaluates its ability to realize the value of its inventory based on a combination of factors, including historical usage rates, forecasted sales, product life cycles, and market acceptance of new products. When inventory that is obsolete or in excess of anticipated usage is identified, it is written down to realizable salvage value or an inventory valuation reserve is established.

     For the year ended March 31, 2005, the Company recorded an expense of $70,914 related to the write-down of the Company's inventory to its realizable value. For the year ended March 31, 2004, there were no such inventory write-downs.

     Property and Equipment - Property and equipment are stated at cost. Depreciation is computed using the straight-line method over estimated useful lives of three to five years. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful life. The Company capitalizes costs associated with acquiring and installing software to be used for internal purposes.

     Software Technology Assets - Software technology assets, acquired as part of the First Person Software acquisition (Note 4) are stated at cost. Amortization is computed using the straight-line method over an estimated useful life of five years.

     Impairment of Long-Lived Assets - Property, equipment, intangible and certain other long-lived assets are amortized over their useful lives. Useful lives are based on management's estimates of the period that the assets will generate revenues. Long-lived assets are written down to fair value whenever events or changes indicate that the carrying amount of an asset may not be recoverable. The Company's policy is to review the recoverability of all long-lived assets at a minimum of once per year and record an impairment loss when the fair value of the assets does not exceed the carrying amount of the asset. The Company's most significant long-lived asset is the software technology, which is currently being amortized on the straight-line basis over 5 years, based on management's best current assumptions and estimates. As circumstances change, the actual life and/or usage pattern may vary in the future, which might result in either increases or decreases in future amortization expense. Also, if circumstances and/or assumptions regarding the utility and recoverability of the software technology change, future writeoffs or writedowns might be required.

     Revenue Recognition - The Company recognizes revenue in accordance with Statement of Accounting Position ("SOP") 97-2, Software Revenue Recognition, as amended, and Staff Accounting Bulletin

     ("SAB") No. 104, Revenue Recognition.

     The Company recognizes revenue from sales through the Company's website after the 30 day return period has lapsed. The Company's software products are licensed on a perpetual basis. Revenue from the sale of software licenses is recognized only when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable and collection of the resulting receivable is reasonably assured. For sales over the Internet, the Company uses a credit card authorization as evidence of an arrangement.

     Revenue from direct sale contracts of the Company's products to commercial users is recognized based on the terms of the agreement, after the product has been delivered, and collection of the resulting receivable is reasonably assured. Revenue from distributors is recognized when the product has been sold to third party customers.

     Basic and Diluted Loss Per Share - In accordance with the Financial Accounting Standards Board's ("FASB") SFAS No. 128, "Earnings Per Share," the basic loss per common share, which excludes dilution, is computed by dividing the net loss available to common shareholders by the weighted average number of common shares outstanding. Diluted loss per common share reflects the potential dilution that could occur if all potential common shares had been issued and if the additional common shares were dilutive. As a result of net losses for all period presented, there is no difference between basic and diluted loss per share of Common Stock. Potential shares of common stock to be issued upon the exercise of options and warrants amounted to 2,867,401 and no shares at March 31, 2005 and 2004, respectively.

     Comprehensive Loss - Comprehensive loss is comprised of net loss and other comprehensive income (loss). Other comprehensive income (loss) includes certain changes in stockholders' equity that are excluded from net loss, such as unrealized gains and losses on marketable securities and currency translation adjustments. Comprehensive income (loss) for the years ended March 31, 2005 and 2004 equals net loss.

     Stock-Based Compensation - In December 2004, the FASB issued SFAS No. 123R, Share Based Payment. SFAS No. 123R establishes the accounting for grants of stock options and other transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R (1) revises SFAS No. 123, Accounting for Stock-Based Compensation, (2) supersedes Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and (3) establishes fair value as the measurement objective for share-based payment transactions. The Company has adopted SFAS 123R effective January 1, 2005 in accordance with the standard's early adoption provisions. Prior to January 1, 2005, the Company's Board of Directors had not approved the granting of any stock options. As such, the Company decided to follow the provisions of SFAS No. 123R on a prospective basis, and for the year ended March 31, 2005, the Company recorded $225,680 of compensation expense related to the granting of stock options to employees.

     Advertising - Advertising costs are charged to expense as incurred and totaled $622,584 in 2005 and $83,550 in 2004.

     Research and Development - Research and development costs are charged to operations as incurred, and totaled $425,679 for 2005 and $108,932 for 2004. Some of the Company's products include certain software applications that are integral to the operation of the core product. The costs to develop such software have not been capitalized, as the Company believes its current software development process is essentially completed concurrent with the establishment of technological feasibility of the software.

     Fair Value of Financial Instruments - The estimated fair values for financial instruments under SFAS No. 107, Disclosures about Fair Value of Financial Instruments, are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. For certain of the Company's financial instruments, including certain assets, accounts payable, accrued liabilities and debt, the carrying amounts approximate fair value due to their maturities.

     Concentrations of Credit Risk - Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed completely to perform as contracted. The Company's product revenues are concentrated in the software industry, which is highly competitive and rapidly changing. Significant technological changes in the industry or customer requirements, or the emergence of competitive products with new capabilities or technologies, could adversely affect operating results. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of customers or counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions described below.

     Financial instruments that subject the Company to credit risk consist of cash balances maintained in excess of federal depository insurance limits and accounts receivable, which have no collateral or security. The Company maintains its cash balances with high credit quality financial institutions. At times cash deposits may be in excess of Federal Deposit Insurance Corporation's limits. To date, the Company has not experienced any such losses and believes it is not exposed to any significant credit risk.

     Investment in Affiliated Companies - The equity method of accounting is used for investments in which the Company has significant influence. Generally this represents common stock ownership or partnership equity of at least 20% and not more than 50%. The cost method of accounting is used for investments in which the Company does not have significant influence. Generally this represents common stock ownership or partnership equity of less than 20%.

     Prior to June 2004, the equity method of accounting was used for the Company's 49% investment in First Person Software ("First Person"), a private company. In June 2004, the Company acquired the remaining 51% of First Person for approximately $2,500,000 in cash and Common Stock. The acquisition was accounted for using the purchase method of accounting in accordance with SFAS No. 141, Business Combinations, and as more fully described in Note 3.

     Income Taxes - The Company accounts for income taxes using the asset and liability method, as set forth in SFAS No. 109, Accounting for Income Taxes, wherein deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. Reserves against deferred tax assets are provided when management cannot conclude that realization of such assets is probable.

     Recently Issued Accounting Pronouncements - In December 2004, the FASB issued SFAS No. 153, Exchanges of Non-monetary Assets. SFAS No. 153 amends the guidance in APB Opinion No. 29, Accounting for Non-monetary Transactions, to eliminate certain exceptions for non-monetary exchanges of similar productive assets, and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. The Company does not believe that adoption of SFAS No. 153 will have a material effect on its financial position, results of operations, or cash flows.

     In September 2004, the Emerging Issues Task Force ("EITF") issued EITF No. 04-8, The Effect of Contingently Convertible Instruments on Diluted Earnings per Share. EITF No. 04-8 provides new guidance on when the dilutive effect of contingently convertible securities with a market price trigger should be included in diluted earnings per share. The new guidance states that these securities should be included in the diluted earnings per share computation regardless of whether the market price trigger has been met. The guidance in EITF 04-8 is effective for all periods ending after December 15, 2004 and would be applied by retrospectively restating previously reported earnings per share. The adoption of this pronouncement is not expected to have a material effect on the Company's financial statements.

3.   ACQUISITION OF FIRST PERSON SOFTWARE, INC.

     During fiscal year 2003, the Company purchased a 49% interest of the then outstanding shares of First Person. The total purchase price of the investment in First Person was $500,000. This purchase was accounted for under the equity method, for which the investment in stock of First Person has been recorded at cost and the carrying amount of the investment has been adjusted to record the Company's share of the earnings/losses of First Person after the date of acquisition.

     Through March 31, 2004 the Company recorded losses of $181,489, for the Company's 49% interest in First Person's net loss. For the period between April 1, 2004 through the date of the acquisition, the Company recorded a loss of $24,365. Therefore the balance of the Company's investment in First Person totaled $318,511 at March 31, 2004 and $294,146 at the date of acquisition.

     During the first quarter of fiscal year 2005, the Company purchased the remaining 51% of the outstanding shares of First Person that it did not previously own in consideration of cash and shares. The total purchase price was approximately $2,500,000, which included cash of $1,000,000, 217,938 shares of Common Stock valued at $1,000,000 at the date of the acquisition, direct acquisition costs of $349,000 and the elimination of certain inter-company accounts including $97,000 of accrued expenses, $208,000 of prepaid royalties and the remaining balance of the Company's investment in First Person totaling $294,000 at the date of acquisition. Also, there was additional purchase consideration contingent upon certain performance milestones.

     As a result of the issuance of 54,482 shares associated with the completion of certain milestones, the software technology asset was increased by $196,135 subsequent to the effective date of the acquisition.

     As of the effective date of the First Person merger, the purchase price was allocated to the assets and liabilities of First Person as follows:


Cash                                               $      403
Stock of the Company (to become treasury shares)      183,600
Software technology (Note 4)                        2,327,502
Accounts payable                                      (56,054)
                                                   ----------
                                                   $2,455,451
                                                   ==========

     The following unaudited pro forma consolidated statement of operations assumes that the acquisition occurred as of the beginning of the periods presented and presents pro forma financial information for the years ended March 31, 2005 and 2004. There would be no pro forma impact on revenue from this acquisition. In the Company's opinion, all adjustments necessary to present fairly such unaudited pro forma consolidated statement of operations have been made. The unaudited pro forma results are provided for comparative purposes only and are not necessarily indicative of what actual results would have been had the Company acquired First Person on such dates, nor do they give effect to synergies, cost savings, and other changes expected to result from the acquisition. Accordingly, the pro forma financial results do not purport to be indicative of results of operations as of the date hereof, for any period ended on the date hereof, or for any other future date or period.

                                                 For the years ended March 31,
                                                 -----------------------------
                                                      2005           2004
                                                  ------------   -----------
Net loss as reported                              $(10,145,175)  $(6,398,093)
Adjustment for First Person                           (156,075)     (723,030)
                                                  ------------   -----------
Pro forma net loss                                 (10,301,250)   (7,121,123)
Deemed and regular dividends                        (8,691,275)           --
                                                  ------------   -----------
Net Loss Applicable to Holders of Common Stock    $(18,992,525)  $(7,121,123)
                                                  ============   ===========
Net Loss Per Share Allocable to Holders of
   Common Stock - Basic and Diluted:

   As Reported                                          ($5.70)       ($1.95)
                                                  ============   ===========
   Pro Forma                                            ($5.61)       ($2.00)
                                                  ============   ===========

4.   INTANGIBLE ASSETS

     Intangible assets, which result from the First Person acquisition entered into in June 2004, consist of the following:

Software technology asset   $2,822,337
Accumulated amortization      (433,751)
                            ----------
                            $2,388,586
                            ==========

     The Company is currently amortizing its acquired intangible asset over 5 years. Amortization expense related to the software technology asset amounted to $433,751 for the year ended March 31, 2005. No software technology amortization was recorded for the year ended March 31, 2004.

     The expected future annual amortization expense of intangible assets is as follows:

For the year ended March 31,
----------------------------
            2006               $564,467
            2007                564,467

            2008                  564,467
            2009                  564,467
            2010                  130,718
                               ----------
                               $2,388,586
                               ==========

5.   DEBT

     Bridge Loan - Through March 31 2004, the Company issued $1,684,000 of secured convertible notes and warrants to individual investors. The notes accrued interest at a rate of 10% per annum commencing 90 days from the date of issuance, and were secured by all of the Company's assets. The notes were due at various dates through April 2005. The principal balance of the notes and any accrued and unpaid interest would automatically convert into units of equity upon a future qualified financing of not less than $8 million. The convertible notes included 5-year warrants to purchase 169,826 shares of the Company's common stock at $2.69 per share or 75% of the price of the next qualified stock offering. The Company calculated the fair value of the warrants using the Black-Scholes model and recorded a debt discount against the face of the notes (based on the relative fair value of the warrants and the debt) to be amortized to interest expense over the 12-month life of the notes. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," which provides guidance on the calculation of a beneficial conversion feature on a convertible instrument, the Company determined that the notes also had a beneficial conversion feature, which the Company began amortizing to interest expense over the term of the notes along with the debt discount.

     In April 2004, the Company issued an additional $965,000 of secured convertible notes and warrants under the Middlebury Bridge Loan agreement in which the principal balance of the notes and accrued and unpaid interest would also automatically convert into units of equity upon a future qualified equity financing of not less than $8 million. The convertible notes included 5-year warrants to purchase 118,736 shares of the Company's common stock at $2.69 or 75% of the price of the next qualified stock offering. The Company calculated the fair value of the warrants using the Black-Scholes model and recorded a debt discount against the face of the notes (based on the relative fair value of the warrants and the debt) to be amortized to interest expense over the 12-month life of the notes. In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," which provides guidance on the calculation of a beneficial conversion feature on a convertible instrument, the Company determined that the notes also had a beneficial conversion feature, which the Company began amortizing to interest expense over the term of the notes along with the debt discount.

     In total, the Company recorded $656,500 of debt discount and $1,300,500 of beneficial conversion, of which $37,800, had been recorded as interest expense for the year ended March 31, 2004 and the remaining balance was expensed during the year ended March 31, 2005.

     In June 2004, the Company completed the initial closing of a qualified equity financing and converted $2,649,000 of convertible promissory notes to equity. These convertible promissory notes were all converted within their initial interest-free period during which no interest was charged on the face amounts. However, in connection with the conversion, the Company recorded the remaining unamortized debt discount and beneficial conversion feature to interest expense. For the year ended March 31, 2005, the Company recorded $1,889,768 of interest expense relating to the amortization of debt discount and the beneficial conversion feature.

     Upon conversion of the convertible notes to equity, the Company recorded an additional beneficial conversion effect of $692,000 as interest expense, as the exercise price of the warrants decreased to $2.29 per share. This was the lower of $2.69 or 75% of the price of the next qualified equity financing ($3.06 per share of Senior A Preferred Stock). In accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios," the incremental beneficial conversion was limited to the original proceeds of the debt.

6.   ACCRUED LIABILITIES

     Accrued liabilities consist of the following as of March 31:

                               2005       2004
                             --------   --------
Settlements payable          $484,386   $270,589
Options to be issued           95,284     80,056
Accrued operating expenses     85,529    401,442
                             --------   --------
                             $665,199   $752,087
                             ========   ========

     Settlements payable increased due to increased reserves for pending lawsuits (see Note 13), and accrued operating expenses decreased due to the release of $280,426 related to liabilities from the combination with Agate.

7.   INCOME TAXES

     For the years ended March 31, 2005 and 2004, income tax expense amounted to $2,658 and $800, respectively, representing minimum California franchise taxes. There has been no provision for U.S. federal income taxes for any period as the Company has incurred operating losses in all periods.

     A reconciliation of income taxes at the statutory federal income tax rate to net income taxes included in the accompanying statements of operations is as follows:

                                            Year Ended March 31,
                                            --------------------
                                               2005     2004
                                              -----    -----
Statutory U.S. federal rate                    34.0%    34.0%
State income taxes, net of federal effect       4.5%     3.4%
Interest related to debt discount and
   beneficial conversion                       (6.4%)
Stock option expense                           (0.8%)
Other                                          (1.0%)   (1.4%)
Valuation allowance                           (30.3%)  (36.0%)
                                              -----    -----
Effective Tax Rate                               --%      --%
                                              =====    =====

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets as of March 31, 2005 and 2004 are as follows:

                                                          2005          2004
                                                      -----------   -----------
Net operating losses                                  $ 5,823,440   $ 2,754,200
Other, primarily accrued expenses                          20,780         8,100
                                                      -----------   -----------
                                                        5,844,220     2,762,300
Less: Valuation allowance                              (5,844,220)   (2,762,300)
                                                      -----------   -----------
Net deferred tax assets                               $        --   $        --
                                                      ===========   ===========

     Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Accordingly, the net deferred tax assets have been fully offset by a valuation allowance. The valuation allowance increased by $3.08 million and $1.5 million during the years ended March 31, 2005 and 2004, respectively.

     As of March 31, 2005, the Company had net operating loss carryforwards for federal income tax purposes of approximately $14.9 million, which expire in the years 2020 through 2025. The Company also had net operating loss carryforwards for state income tax purposes of approximately $12.9 million, expiring in the years 2011 through 2015.

     Utilization of the Company's net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration or elimination of the net operating loss and tax credit carryforwards before utilization.

8.   STOCKHOLDERS' EQUITY

     Common Stock - Effective May 19, 2003, the Company completed a combination with Agate. The Company conducted a 1-for-122 reverse split of the Agate common stock for which the Company issued 888,525 shares of its Common Stock and assumed Agate's liabilities totaling $280,426. Additionally, the Company amended its Articles of Incorporation changing its name to PowerHouse Technologies Group, Inc. The combination was accounted for as a reverse acquisition. As a result, no goodwill was recorded.

     In April 2003, the Company issued 100,000 shares of its Common Stock to the President and Chief Executive Officer of Forward Solutions, Inc., a former wholly-owned subsidiary. Compensation expense of $500,000 was recorded in the year ended March 31, 2004 related to these shares.

     Common Stock Issued for Compensation and Consulting Services - For the year ended March 31, 2004, the Company issued 229,680 shares of Common Stock for services and recorded $703,650 of compensation expense and $139,650 as deferred compensation related to these shares (as more fully described below).

          In December 2003, the Company issued 60,000 shares of its Common Stock to a director and employees for services and compensation. Compensation expense of $279,000 was recorded related to these shares.

          In March 2004, the Company issued 40,000 shares of its Common Stock to The Hoffman Agency, a public relations company, as payment for certain amounts owed as part of normal operations. Consulting expense of $110,000 was recorded related to these shares.

          In March 2004, the Company issued 50,000 shares of Common Stock to certain individuals who operate as RedCentre Consulting Limited for performing sales and marketing services in western Europe. Consulting expense of $175,000 was recorded related to these shares.

          In March 2004, the Company issued 79,800 shares of Common Stock to certain individuals who operate as New Health Systems for performing product development services. Consulting expense of $139,090 was recorded related to these shares, and $139,090 was recorded in stockholders' equity as deferred consulting compensation for future services.

     For the year ended March 31, 2005, the Company issued 313,907 shares of Common Stock for services and recorded $1,250,920 of compensation expense (as more fully described below).

          In June 2004, the Company issued 15,000 shares of Common Stock in full satisfaction for all services rendered under a professional services agreement with San Diego Torrey Hills Capital. The Company recorded consulting expense of $86,250 during the period.

          In September 2004, the Company issued 10,000 shares of Common Stock to David Piesse for performing product research and documentation services. Consulting expense of $32,500 was recorded related to these shares.

          In November 2004, the Company issued 150,000 shares of Common Stock to Michael Balmuth in connection with prior employment matters related to the founding and early operation of the Company. The Company recorded an expense of $825,000 for the issuance of these shares.

          In November 2004, the Company issued 7,380 shares of Common Stock to Greenberg Traurig, LLP for settlement of invoices related to legal services performed. The Company recorded expense of $40,590 related to these shares.

          In November 2004, the Company issued 2,500 shares of Common Stock to Robin Hutchison for services as a member of the Board of Directors. The Company recorded expense of $12,250 related to these shares.

          In January 2005, the Company issued 20,000 shares of Common Stock to Paul Isaacs pursuant to an employment agreement. The Company recorded expense of $74,000 related to these shares.

          In February 2005, the Company issued 2,727 shares of Common Stock to Lev Krystal for performing product development services. The Company recorded expense of $3,000 related to these shares.

          In February 2005, the Company issued 79,800 shares of Common Stock to certain individuals who operate as a group New Health Systems performing product development services. The Company recorded expense of $87,780 related to these shares. Additionally, in February 2005, New Health Systems completed the required work for which $139,500 of previously issued stock for services were issued. The Company recorded the remaining $139,500 of deferred compensation related to shares issued for services in fiscal 2004 to New Health Systems.

          In March 2005, the Company issued 7,000 shares of Common Stock to Hugh Deane in full payment for services rendered in fiscal 2005. The Company recorded expense of $11,550 related to these shares.

          In March 2005, the Company issued 19,500 shares of Common Stock to Andy Mills in satisfaction of prior debts for services. The Company recorded expense of $78,000 related to these shares.

     Common Stock Issued in Connection with Acquisition of First Person Software
     - In June 2004, the Company issued a total of 217,938 shares of Common Stock in connection with the Company's acquisition of those shares of First Person that were not previously owned by the Company. (Note 3). The Company also reserved for issuance an additional 108,991 shares of the Company's Common Stock, the issuance of which was contingent upon the satisfaction of certain performance milestones, which were achieved as described in Note 3.

     In September 2004, the Company issued a total of 27,241 shares of Common Stock in connection with the completion of a certain performance milestone set forth in the Company's merger agreement, dated as of May 28, 2004, with First Person and its stockholders (the "FPS Merger Agreement"). The Company increased the value of the assets purchased from First Person by $88,533 related to this issuance.

     In December 2004, the Company issued a total of 27,241 shares of Common Stock with a value of $107,602 for satisfaction of certain performance milestone set forth in the FPS Merger Agreement. The Company increased the value of the assets purchased from First Person by $107,602 related to this issuance.

     Senior A Preferred Stock

     In June 2004, the Company closed the first tranche of the Company's Senior A Units Offering, and issued 3,142,354 shares of Senior A Preferred stock and 785,589 5-year warrants to purchase shares of its Common Stock, in exchange for $8,732,605 from certain institutional investors. The purchase price included $6,083,605 at $3.06 per share and $2,649,000 received under previously issued convertible notes. The convertible promissory notes converted at $2.29 per share, which was 75% of $3.06 per share issued to other investors (See Note 5). The exercise price for the warrants was $3.83 per share and the warrants are immediately exercisable upon issuance.

     In August 2004, the Company closed the second and final tranche of the Company's Senior A Units Offering and issued 584,329 shares of Senior A Preferred Stock and 146,082 5-year warrants to purchase shares of its Common Stock, in exchange for $1,788,048 from certain institutional investors at $3.06 per share. The exercise price for the warrants was $3.83 per share and the warrants are immediately exercisable upon issuance.

     The holders of the Senior Series A Units had registration rights that required the Company to file and have declared effective a registration statement with the SEC to register the resale of the Common Stock issuable upon conversion of the Senior A Preferred Stock and the Common Stock issuable upon exercise of the warrants. In the event the Company is unable to cause the registration to be effective by the following dates: for convertible notes holders - 90 days from the date of issuance of Senior A Units (September 12, 2004); for the first tranche - 120 days from the date of issuance of Senior A Units (October 12, 2004), for the second tranche - 120 days from the date of issuance of Senior A Units (December 13, 2004), the Company would be penalized. The penalty accrued at a rate of 3% per month of the original amount invested, up to a maximum of 30%, at which point the holders of the Senior A Units have the right to put the stock and warrant back to the Company for full redemption. Pursuant to the terms of the Registration Rights Agreement, during the first 90 days in which the penalty is earned, the penalty is payable either in cash or in shares of Senior A Preferred Stock, at the Company's election. After that 90-day period expires, the penalty must be paid in cash. The total penalty accrued by the Company totaled $720,332 through the effective date of the registration, which the Company paid-in kind through the issuance of 214,160 shares of Series A Senior Preferred Stock and 21,033 shares of Common Stock for full settlement.

     In accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments," which provides guidance on the calculation of a beneficial conversion feature on a convertible instrument, the Company has determined that the Series A Preferred Stock also had a beneficial conversion feature of $5,021,961 as of the date of issuance. The Company recorded this beneficial conversion feature as a deemed dividend upon issuance to be included in arriving at net loss applicable to holders of Common Stock.

     In connection with the June and August 2004 transactions, the Company granted to its private placement agent, 264,776 5-year warrants to purchase Senior A Preferred Stock at an exercise price of $3.06 per share and 68,559 warrants to purchase Common Stock at an exercise price of $2.29 per share. The

     Company calculated the fair value of the warrants using the Black-Scholes model to be $1,517,600 and $349,100, which the Company as cost of raising capital and as an offset to Additional Paid-in Capital.

     The following is a summary of the rights of Series A Preferred Stock:

     Dividends. Each share of Senior A Preferred Stock is entitled to receive, to the extent funds are legally available, non cumulative dividends, when and as declared by the Board of Directors, at the rate of 8.0% per year of the original purchase price (initially $3.06 per share), prior to and in preference to any declaration or payment of a dividend to the holders of the Junior A Preferred Stock or Common Stock. The dividend is payable commencing as of the date of issuance and thereafter semi-annually on June 1 and December 1 of each year, in either cash or in kind by issuance of additional shares of Senior A Preferred Stock, at the option of the Company. In addition, each share of Senior A Preferred Stock shares in all ordinary dividends or distributions, other than a liquidating distribution, declared or paid on the Common Stock or Junior A Preferred Stock, on an as-converted basis. Beginning on the second anniversary of the closing date of the Senior A Units Offering, if, during any semi-annual dividend accrual period, the closing price (determined on the basis of the average weighted daily trading price) of the Common Stock for 5 trading days falls below three times the original purchase price (appropriately adjusted for stock splits, stock dividends and the like), the dividend rate for that period shall increase to 12% per annum.

     For the year ended March 31, 2005, the Company recorded $634,054 of 8% dividends on the Senior A Preferred Stock. To satisfy a portion of this liability due through December 1, 2004, the Company issued 111,726 shares of Senior A Preferred Stock and 10,001 shares of Common Stock valued at $372,484. The outstanding liability at March 31, 2005 totaled $261,570. This liability was paid in stock subsequent to March 31, 2005.

     Keep Even Right. In the event the Company sells equity securities, convertible securities or warrants to any person, the holders of the Senior A Preferred Stock have the right to purchase their pro rata portion of such shares for a period of 45 days after the closing of such sale (the "Keep Even Right"). The Keep Even Right shall not apply to any underwritten public offering of Company equity securities by an internationally recognized underwriter at a price per share of Common Stock no less than three times the original purchase price (appropriately adjusted to reflect the occurrence of any stock split, stock dividend, stock combination, stock subdivision or like occurrences).

     Liquidation. In the event of a liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each share of Senior A Preferred Stock is also entitled to a liquidation preference, in preference to any other class or series of the Company's capital stock, equal to 150% of the original purchase price (appropriately adjusted to reflect the occurrence of any stock split, stock dividend, stock combination, stock subdivision or like occurrences).

     Secured Party Status. The holders of the Senior A Preferred Stock were secured by a senior lien on the intellectual property and the Company's rights under management employment contracts of the Company.

     Conversion. The Company's Senior A Preferred Stock is convertible, at the option of the holder at any time, into such number of shares of Common Stock as is obtained by multiplying the number of shares of Series A Preferred Stock to be converted by the Liquidation Preference per share and dividing the result by the conversion price of $3.06 per share or, if there has been an adjustment of the conversion price, by the conversion price as last adjusted and in effect on the date any share or shares of Senior A Preferred Stock are surrendered for conversion. The Senior Preferred Stock was initially convertible at the rate of one share of Common Stock for each share of Senior A Preferred Stock, subject to adjustments for any stock split, stock dividend, stock combination, stock subdivision or like occurrences. The agreement allows for certain events to trigger mandatory conversion by the Company.

     Change in Conversion Price. If the Company issues or sells Common Stock without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the Conversion Price shall be reduced to a price equal to the price paid (or deemed to have been paid) per share for such additional shares of Common Stock.

     Junior A Preferred Stock Issued in Conjunction with a Rescission Offer

     Contemporaneous with the Senior A Units Offering, the Company offered to certain of its existing shareholders who originally acquired their shares of Common Stock in connection with a private placement conducted from June 2002 through July 2003 by PowerHouse Studios (and after May 19, 2003, by the Company) the opportunity to rescind the purchase of such shares for the cash consideration originally paid for the shares ($5.00 per share), with interest earned from the date such shares were originally purchased. Simultaneously, such stockholders were given the opportunity to invest cash in Junior Units, consisting of shares of Junior A Preferred Stock and Junior Warrants, exercisable for one (1) share of Common Stock at an exercise purchase price of $3.83 per share. The Junior A Preferred Stock has certain preferences over Common Stock, and the Junior Warrants contain customary anti-dilution provisions for stock dividends, stock splits and the like.

     As a result of the Rescission Offer, the Company issued 1,010,250 shares of Junior A Preferred Stock, convertible into Common Stock upon demand in exchange for the same number of shares of the Company's Common Stock. The Company also issued 252,563 5-year warrants to purchase shares of its Common Stock at $3.83 per share. Holders of approximately 46,500 shares of Common Stock accepted the Rescission Offer for cash consideration, which resulted in a payout of principal and interest of approximately $254,649. The repurchased stock was retired. Holders of approximately 119,665 shares of Common Stock retained their ownership of Common Stock as originally purchased. The Company calculated the fair value of the 252,563 5-year warrants, issued to purchase shares of the Company's Common Stock, using the Black-Scholes model and recorded $880,354 as a deemed dividend (based on the relative fair value of the warrants and Junior A Preferred Stock). In accordance with EITF 00-27, the Company determined that the Junior A Preferred Stock then contained a beneficial conversion feature of $880,354 and recorded an additional deemed dividend to arrive at a net loss available to holders of Common Stock.

     There is considerable legal uncertainty under both federal and state securities laws concerning the efficacy of rescission offers and general waivers and releases with respect to barring claims that would be based on securities law violations. The Company understands that the SEC takes the position that acceptance or rejection of an offer of rescission may not bar stockholders from asserting claims for alleged violations of federal securities laws. Further, under California's Blue Sky law, which would apply to stockholders resident in that state, a claim or action based on fraud may not be waived or prohibited pursuant to a rescission offer.

     Accordingly, the Rescission Offer may not have terminated any or all potential liability the Company may have for failure to properly register our Common Stock under the Securities Act and there can be no assurance that the Company will be able to enforce the waivers and general releases it has received in connection with the Rescission Offer and Junior A Units Offering to bar any claims based on allegations of fraud or other federal or state securities law violations that the stockholders who accept the Rescission Offer may have, until the applicable statutes of limitations have run with respect thereto. The applicable statutes of limitations vary from state to state and under federal law, the longest of which would be for up to three years from the occurrence of the alleged violation. The Company believes, however, that, in addition to such waivers and releases, it may also have equitable remedies available to it should any of such persons seek to deny the enforceability of their waivers and releases.

     Further, those stockholders who did not accept the Rescission Offer, either because they affirmatively rejected it or because they failed to respond to it, may still attempt to assert claims against the Company, as well as against certain directors and officers of the Company, relating to non compliance with the securities laws. The Company cannot predict with certainty that those claims will be barred by the Rescission Offer because the legal effect of the Rescission Offer is uncertain. To the extent those claims are brought and result in judgments for damages, the Company's business, financial condition and results of operations could all be harmed. The number of shares of Common Stock held by investors who were offered rescission under the Rescission Offer but did not accept the Rescission Offer aggregate of 119,665 shares, each of which was purchased at a price of $5.00. Even if the Company was to be successful in defending claims brought under applicable securities laws, their mere assertion could result in costly litigation and significant diversions of effort by management.

     Conversion of Series A Senior Preferred Stock and Series A Junior Preferred Stock into Common Stock

     During the fiscal year ended March 31, 2005, certain holders of Series A Senior Preferred Convertible Stock (the "Senior A Preferred Stock") and Series A Junior Convertible Preferred Stock (the "Junior A Preferred Stock") requested conversion of their shares into Common Stock, pursuant to their respective agreements. For the year ended March 31, 2005, there were 328,737 shares of Senior A Preferred Stock and 215,000 shares of Junior A Preferred Stock surrendered for conversion, and 543,737 shares of Common Stock were issued.

     Deemed Dividends

     For the year ended March 31, 2005, the Company recorded total deemed and regular dividends as follows:

Deemed dividend related to beneficial conversion feature on
   Senior A Preferred Stock                                           $5,576,181
Deemed dividend related to beneficial conversion feature of
   Junior A Preferred Stock                                              880,354
Amortization of debt discount related to Series A Junior Common
   Stock Purchase Warrants                                               880,354
Dividends related to Penalties paid to Senior A Preferred
   Stockholders for non-effective status of Registration Statement       720,332
                                                                      ----------
      Total Deemed Dividends                                           8,057,221
Senior A Preferred Stock Dividends                                       634,054
                                                                      ----------
      Total Deemed and Regular Dividends                              $8,691,275
                                                                      ==========

     There were no deemed or regular dividends for the year ended March 31, 2004.

9.   OPTIONS

     Stock Option Plan - On December 8, 2004, the Board of Directors adopted and the stockholders approved the 2004 Omnibus Stock Incentive Plan (the "Stock Incentive Plan") and reserved 1,125,000 shares for grant under the Stock Incentive Plan. The Company may issue stock options, restricted stock, or stock bonuses under the Stock Incentive Plan to employees, directors and consultants. Stock options granted under the Stock Incentive Plan may be granted at prices not less than the fair market value at the date of grant for incentive stock options.

     Stock options granted under the Stock Incentive Plan generally vest based on three years of continuous service and have a contractual term of ten years, except for options on 114,167 shares that were immediately vested at the grant date. The fair value of each stock option is estimated using the Black-Scholes model. Expected volatility is based on management's estimate using the historical stock performance of similar non-accelerated software companies, the expected term of the options is determined using the "simplified" method described in SEC Staff Accounting Bulletin No. 107, and the risk-free interest rate is based on the implied yield of U.S. Treasury zero-coupon bonds with a term comparable to the expected option term.

Following is a summary of the assumptions used in the Black-Scholes model:

Range of expected volatility                151% - 159%
Weighted average expected volatility            153%
Range of risk-free interest rate           2.98% - 4.33%
Weighted average risk-free interest rate       3.48%
Expected life in years                          6.0
Dividend yield                                  0.0%

     Compensation expense relating to stock options recognized in the quarter and year ending March 31, 2005 amounted to $225,680, representing the fair value of options granted, amortized on a straight-line basis over the vesting period. The weighted average grant date fair value of options granted was $1.02 per share.

     A summary of option activity under the Stock Incentive Plan for the year ended March 31, 2005 is as follows:

                                        Weighted Average
                                --------------------------------
                                          Exercise   Contractual
                                            Price        Life
                                 Option      per      Remaining,
                                 Shares     Share      in Years
                                -------   --------   -----------
Outstanding at April 1, 2004         --
Granted                         845,000     $1.02
Exercised                            --        --
Forfeited or expired                 --        --
                                -------     -----
Outstanding at March 31, 2005   845,000     $1.02        9.39
                                =======     =====        ====
Exercisable at March 31, 2005   181,111     $1.01        9.05
                                =======     =====        ====

     The aggregate intrinsic value of option shares outstanding at March 31, 2005 was $679,350. The aggregate intrinsic value of option shares exercisable at March 31, 2005, was $115,911.

     As of March 31, 2005, there was approximately $732,000 of total unrecognized compensation expense related to non-exercisable options granted (753,879 option shares at a weighted average grant date fair value of $0.97 per share), which is expected to be recognized over a weighted average period of 2.6 years. The Company has an available pool of options for issuance of 1,125,000. As of March 31, 2005 there were 280,000 available for grant. During the year the Company issued options at an exercise price ranging from $1.01 to $1.16 per share.

     Consultants - During 2005, the Company granted a total of 28,500 options to certain consultants for the purchase of the Company's Common Stock based on contractual arrangements which were not effectively issued as of March 31, 2005 for which the Company accrued a liability of $95,284.

10.  RELATED PARTY TRANSACTIONS

     Advances from Officer and Accrued Compensation - During the year ended March 31, 2005, the Company repaid $267,083 in accrued wages for certain officers and other employees. Also during the year ended March 31, 2005 the Company repaid $21,251 to its Chief Executive Officer for expenses advanced since inception.

11.  COMMITMENTS AND CONTINGENCIES

     Agreement with M-Systems - On March 30, 2005, the Company entered into a three-year development agreement with M-Systems Flash Disk Pioneers Ltd., an Israeli company ("M-Systems"). Pursuant to the agreement, the Company granted to M-Systems and its affiliates a worldwide, transferable license to use and distribute the Company's Migo products, and to use related trademarks, as an integrated part of M-Systems' USB drive product lines. The Company's Migo products will be offered to M-Systems customers with either (i) limited functionality or (ii) full functionality for a period of 45 days, after which the end-user may purchase a license directly from the Company to continue full functionality or otherwise retain limited functionality. If a M-Systems customer purchases a M-Systems product that has integrated a limited functioning Migo product, the Company will receive a fixed amount of cash per unit sold. If a M-Systems customer purchases a M-Systems product that has integrated a fully functioning Migo product from the Company, M-Systems will receive a fixed percentage of cash from the sale of each unit sold.

     The Company is obligated to develop software applications to bundle its Migo products with M-Systems USB Drives and the Company agreed to provide first level support for its Migo products to M-Systems and M-Systems' customers and end-users. The Company is also prohibited from (i) providing any other party or their customers with services or applications for USB Drives that are provided to M-Systems under the Agreement, and (ii) bundling its Migo products with any USB Drive other than M-Systems' USB Drive.

     Lease Agreement - In December 2004, the Company entered into a 48-month lease agreement with a third party for 10,270 square feet of office space located in Redwood City, California. The agreement commenced March 1, 2005 and requires monthly lease payments of $14,891, which escalate to $19,513 through February 28, 2009.

     In July 2004, the Company entered into a 25-month lease agreement with a third party for 2,335 square feet of office space located in San Francisco, California. The agreement commenced March 1, 2005 and requires monthly lease payments of $4,281 which escalate to $4,475 through July 31, 2006. On February 4, 2005 the Company entered into a sub-lease agreement with an unrelated third party for the San Francisco, California space. The sublease commenced on February 21, 2005, and the sub-lessor will pay the Company an amount equal to the monthly rent through the termination of the sublease on July 31, 2006.

     Future minimum lease payments under these operating leases, net of sublease income, as of March 31, 2005, are as follows:

Fiscal 2006   $254,000
Fiscal 2007    240,000
Fiscal 2008    229,000
Fiscal 2009    215,000
              --------
Total         $938,000
              ========

     Total rent expense for the year ended March 31, 2005 was $152,482, net of sublease income of $5,504. For the year ended March 31, 2004, total rent expense was $51,905, and for the period from May 16, 2002 (inception) to March 31, 2005 was $204,387.

     Litigation - During the year ended March 31, 2004, the Company recorded a loss due to theft in the amount of $1,789,411, relating to the "Proctor Litigation", which represented a complaint filed against certain individuals and companies in 2003. The complaint alleged that the defendants, in connection with a capital-raising effort for the Company, diverted a significant amount of funds from the Company. In November 2004, a judgment was issued in favor of the Company against the defendants for
     (i) monetary damages, (ii) the return of corporate books and records of the Company and its predecessors and (iii) cancellation of Company stock certificates claimed by the defendants. As collection of monetary damages and costs awarded to the Company is doubtful, no amounts related to this judgment have been recorded in the accompanying financial statements.

     On January 4, 2005, the Company received a demand for arbitration from The Wall Street Group, a former service provider, which alleges breach of contract and related claims pursuant to an alleged contract for services, primarily services related to raising capital. The demand claims monetary damages, and an alleged option to purchase 138,948 shares of Common Stock. On September 26, 2005, the Company entered into a Settlement Agreement with WSG and Wall Street Consultants, Inc. ("WSC"). Under the Settlement Agreement, the Company paid WSG $328,000 and issued to WSC a five-year option to purchase up to 350,000 shares of the Company's common stock at $0.60 per share. The option agreement also grants to WSC certain piggyback registration rights.

     In the normal course of business, the Company is subject to various claims and litigation matters none of which in management's opinion will have a material effect on financial results.

     The Company is not aware of any additional litigation as of November 28, 2005 except as discussed in Note 12.

     Employment/Consulting Contracts

     In May 2002, the Company entered into an employment agreement with Jay Elliot, the Company's Chief Executive Officer, for a perpetual period terminable upon 30 days' notice by either party. The agreement calls for a salary at the rate of $240,000 per annum and is subject to review no less than annually. The agreement calls for an annual target bonus of 25% of the then current base salary, pursuant to a bonus plan to be adopted by the Board of Directors. Pursuant to the agreement, Mr. Elliot was granted 700,000 shares of the Company's Common Stock. During the year ended March 31, 2005, Mr. Elliot and the Company mutually agreed to waive a retention bonus provision that was contained in his prior employment agreement, and agreed to provide Mr. Elliot a continuation of compensation and benefits for a period of twelve (12) months should he be terminated from the Company without cause.

     On April 1, 2003, the Company entered into an employment agreement with Joshua Feller, the President and Chief Executive Officer of the Company's wholly-owned subsidiary for a perpetual period terminable upon 30 days' notice by either party. During the year ended March 31, 2005 the Company and the employee agreed to mutually amend the employment agreement due to the dissolution of the wholly-owned subsidiary. Mr. Feller was given the title Sr. Vice President, Business Development, and provided a 6-month continuation of compensation and benefits if terminated from the Company without cause. The agreement calls for a salary at the rate of $175,000 per annum and is subject to review no less than annually. The agreement calls for an annual target bonus of 25% of the then current base salary, pursuant to a bonus plan to be adopted by the Board of Directors. Mr. Feller also received 100,000 shares of Common Stock as part of the compensation package, and is eligible for a retention bonus at the discretion of the Board of Directors. Subsequent to March 31, 2005, Mr. Feller voluntarily resigned from the Company.

     On July 15, 2003, PowerHouse Technologies Group, Inc. entered into a consulting agreement with Gregory Duffell, the Company's then Chief Operating Officer and International President, for a period of three years, subject to certain cancellation provisions including a mutual 90-day notice period. The agreement calls for annual payments of $200,000 paid semi-monthly, and provides for the reimbursement of approved expenses including living expenses while in the United States. The agreement restricts the consultant from engaging in other business activities while under contract with the Company, and provides for other restrictions to protect the intellectual and business property of the Company. During the year ended March 31, 2005, the consulting agreement was mutually amended and Mr. Duffell's title became Sr. Vice President and International President. Subsequent to March 31, 2005, the Company terminated its consulting agreement with Mr. Duffel.

     On January 1, 2004, the Company entered into an employment agreement with David Wells, the Company's Vice President Finance Operations, for a perpetual period terminable upon 30 days' notice by either party. The agreement calls for a salary at the rate of $160,000 per annum and is subject to review no less than annually. The agreement calls for an annual target bonus of 25% of the then current base salary, pursuant to a bonus plan to be adopted by the Board of Directors. Mr. Wells also received 125,000 options for the purchase of Common Stock, which were approved by the Board of Directors on January 20, 2005. During the year ended March 31, 2005 the agreement with Mr. Wells and the Company was mutually amended. The amendment called for a new title as "Vice President, Finance", and agreed to provide Mr.

     Wells a continuation of compensation and benefits for a period of six (6) months should he be terminated from the Company without cause. Subsequent to March 31, 2005, the Company terminated its employment agreement with Mr. Wells.

     On November 1, 2004, the Company entered into an employment agreement with Manijeh Moghis, the Company's then Chief Operating Officer terminable at any time upon notice by either party. The agreement called for a salary at the rate of $225,000 per annum. The agreement called for an annual target bonus of 50-100% of the then current base salary, pursuant to a bonus plan to be adopted by the Board of Directors. In addition, the COO also received 500,000 options for the purchase of Common Stock, which were approved by the Board of Directors on January 20, 2005. The options began vesting over a period of three years over the following schedule: 12.5% of the total shares of Common Stock underlying the options shall vest three months from Ms. Moghis' employment start date, which was November 1, 2004, and thereafter, 1/36 of the total shares of Common Stock underlying the options shall vest on the first date of each full month during which Ms. Moghis remained employed with the Company during the 36-month vesting period. Ms. Moghis was also nominated to the Company's Board of Directors, and her nomination was approved by the Board of Directors. Subsequent to March 31, 2005 the Company terminated its employment agreement with Ms. Moghis, and she simultaneously resigned from the Company's Board of Directors. 131,944 of Ms. Moghis' options vested and, subsequently expired 90 days from date of termination.

     Guarantees

     In November 2002, the FASB issued FIN No. 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantee of Indebtedness of Others. The Company has determined that certain agreements, described below, fall within the scope of FIN 45.

     Under its bylaws, the Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of the officer or director's serving in such capacity. The Company has a directors and officers liability insurance policy that limits the Company's exposure and enables it to recover a portion of any future amounts paid resulting from the indemnification of its officers and directors. In addition, the Company enters into indemnification agreements with other parties in the ordinary course of business. In some cases the Company has obtained liability insurance providing coverage that limits its exposure for these other indemnified matters. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. The Company believes the estimated fair value of these indemnification agreements is minimal and has not recorded a liability for these agreements as of March 31, 2005.

12.  SUBSEQUENT EVENTS

     Private Placements - On September 26, 2005, the Company completed a private placement with certain investors of the Company's Common Stock, comprised of a total of 19,910,950 shares of Common Stock and warrants (the "Warrants") to purchase a total of 10,900,400 shares of the Company's Common Stock. The securities were sold at $0.32 per unit, with each unit consisting of one share of Common Stock and a warrant to purchase one-half of one share of Common Stock. The aggregate offering price was $6,045,000 and the aggregate placement fee was $191,360 and warrants to purchase 1,278,490 shares of Common Stock. Fifty percent (50%) of all Warrants issued are exercisable at $0.40 per share, and the remaining fifty percent (50%) are exercisable at $0.48 per share. All Warrants expire after three years, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 if the stock price should exceed $2.00 per share, and permit cashless exercise only if there is no registration statement in effect after one year. The proceeds of the private placement included $883,333 of principal and $23,765 of accrued interest converted into Common Stock from short-term bridge financing. The conversion consisted of a total of 3,779,700 shares of Common Stock at $0.24 per share.

     The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as of September 26, 2005, by and among the Company and the private placement investors who are named therein (the "Purchase Agreements"). As a condition to the transaction, all shares of the Company's Series A Senior Preferred Convertible Stock (the "Senior A Stock") were converted into 20,632,952 Common Stock at a conversion ratio of 5.3685 shares of Common Stock for each share of Senior A Stock, and a Warrant Exchange Agreement, dated as of September 26, 2005, was entered into with Middlebury Capital LLC under which the holders of warrants to purchase 264,775 shares at $3.06 per share exchanged their warrants for new warrants for 700,000 shares at $.40 per share. In addition, the Company executed a Registration Rights Agreement, dated as of September 26, 2005, by and among the Company and the private placement investors, wherein the Company agreed to register under the Securities Act of 1933, as amended (the "Securities Act") the shares of Common Stock acquired in the private placement and the shares issuable upon exercise of the Warrants issued in the private placement.

     The proceeds of the private placement will be used for working capital and general corporate purposes, including $120,904 applied to the repayment of the balance of the convertible notes that were not converted as part of the transaction.

     Change in Control Personnel - Subsequent to March 31, 2005:

- Greg Duffel, Manijeh Moghis and R.B. (Rob) Hutchinson resigned from the Board of Directors,

- Manijeh Moghis was terminated from her employment as Chief Operating Officer, Joshua Feller resigned from his position as Sr. Vice President, Sales, David Wells was removed as Chief Financial Officer, and Randy Hagin resigned his position as Vice President, Sales.

- Kent Heyman, Alex Mashinsky and Greg Osborn were elected to the Board of Directors.

- Kent Heyman became Chairman of the Board of Directors, Alex Mashinsky became Vice Chairman of the Board, and Richard Liebman was appointed as interim Chief Financial Officer

     Litigation - On June 9, 2005, the Company received notice of a legal action commenced by Richard Dobies, an individual who allegedly purchased Common Stock in June 2003. Mr. Dobies did not timely respond to the Rescission Offer made by the Company in June 2004 (see Note 8, above) and, for that and other reasons, was excluded from participating in the Rescission Offer. The suit claims damages of approximately $400,000, plus interest from the time of investment. The Company intends to defend it vigorously and believes that the loss, if any, resulting from the suit will not have a material impact on the Company's financial position, results of operations, or cash flows in future years.

     Subsequent to March 31, 2005, the Company received notice of a legal action commenced by Manijeh Moghis related to her former employment with the Company. Ms. Moghis filed a complaint on June 28, 2005 seeking damages of approximately $140,000 related to her offer of employment which allowed for continuation of benefits in the event of her termination. On October 26, 2005, the Company and Ms. Moghis entered into a settlement agreement whereby the Company will pay Ms. Moghis a total of $90,000, $50,000 of which was paid upon execution of the agreement, and the balance payable in installments through January 5, 2006.

     Subsequent to March 31, 2005, the Company received notice of a legal action commenced by Joshua Feller related to his former employment with the Company. Mr. Feller filed a claim with the Labor Commissioner of the State of California on July 12, 2005 seeking damages of approximately $540,000 related to his employment. Mr. Feller claims that an oral agreement with the Company existed for the payment of performance and other bonuses of approximately $415,000, and that his resignation on June 3, 2005 was for "Good Cause", therefore making him eligible for severance benefits of approximately $90,000. Mr. Feller also claims interest in stock options of the Company valued at approximately $33,000, although no agreement exists for those options. The Company believes the complaint is without merit and intends to defend it vigorously and believes that the loss, if any, resulting from the suit will not have a material impact on the Company's financial position, results of operations, or cash flows in future years.

                       POWERHOUSE TECHNOLOGIES GROUP, INC.
                           CONSOLIDATED BALANCE SHEET

                                                                 September
                                                                 30, 2005
                                                                (Unaudited)
                                                               ------------
                                   ASSETS
Current Assets:
Cash and cash equivalents                                      $  4,081,627
Accounts receivable, net                                             45,390
Inventory                                                            42,942
Other current assets                                                 69,901
                                                               ------------
Total current assets                                              4,239,860
                                                               ------------
Property and Equipment, net of accumulated
   depreciation of $6,445                                             9,403
Other Assets:
Software technology, net of accumulated amortization
   of $716,759                                                    2,105,578
Other assets                                                         39,975
                                                               ------------
Total other assets                                                2,145,553
                                                               ------------
Total Assets                                                   $  6,394,816
                                                               ============

                    LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable                                               $  1,601,586
Accrued compensation                                                 37,333
Accrued liabilities                                                 502,721
                                                               ------------
Total current liabilities                                         2,141,640
                                                               ------------
Commitments and Contingencies (Note 8)
Stockholders' Equity:
Junior A Preferred stock, $.0001 par value; 5,000,000 shares
   authorized; 795,250 shares issued and outstanding                     79
Common stock, $.0001 par value; 75,000,000 shares
   authorized; 45,489,130 shares issued and outstanding               4,549
Additional paid in capital                                        36,868,331
Deferred Compensation Expense                                      (579,902)
Accumulated Deficit                                             (31,856,281)
Treasury stock                                                     (183,600)
                                                               ------------
Total stockholders' equity                                        4,253,176
                                                               ------------
Total Liabilities and Stockholders' Equity                     $  6,394,816
                                                               ============

   The accompanying notes are an integral part of these financial statements.

                    POWERHOUSE TECHNOLOGIES GROUP, INC.

              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                  FOR THE         FOR THE         FOR THE         FOR THE
                                                THREE MONTHS    THREE MONTHS     SIX MONTHS      SIX MONTHS
                                                   ENDED           ENDED           ENDED           ENDED
                                               SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                    2005            2004            2005            2004
                                                (Unaudited)     (Unaudited)     (Unaudited)     (Unaudited)
                                               -------------   -------------   -------------   -------------
                                                                               (see Note 10)
Revenues                                        $   85,835      $   73,309      $  142,976     $    94,523
Cost of Sales                                      162,405         208,249         362,392         222,741
                                                ----------      ----------      ----------     -----------
Gross Profit                                       (76,570)       (134,940)       (219,416)       (128,218)
                                                ----------      ----------      ----------     -----------
Operating Expenses:
   Research and development                        197,134         120,258         389,577         138,594
   Sales and marketing                             168,972         482,095         474,895       1,261,557
   General and administrative                      801,107       1,325,373       1,687,376       2,051,860
                                                ----------      ----------      ----------     -----------
Total operating expenses                         1,167,213       1,927,726       2,551,848       3,452,011
                                                ----------      ----------      ----------     -----------
Non-Operating (Income) Expenses:
   Other (income) expense                          238,618         (28,592)        238,618         (28,583)
   Equity in loss of investee                           --              --              --          24,365
   Interest expense  (beneficial conversion)       883,333              --         883,333       2,104,271
   Interest expense                                 25,725             687          30,858          42,419
                                                ----------      ----------      ----------     -----------
Total non-operating (income) expenses            1,147,676         (27,905)      1,152,809       2,142,472
                                                ----------      ----------      ----------     -----------
Loss Before Income taxes                         2,391,459       2,034,761       3,924,073       5,722,701
Provision (Benefit) for Income Taxes                    --              --             800             800
                                                ----------      ----------      ----------     -----------
Net Loss                                         2,391,459       2,034,761       3,924,873       5,723,501
Less: Dividends on Senior A Preferred Stock        171,726         795,366         368,704       7,608,624
                                                ----------      ----------      ----------     -----------
Net Loss Allocable to Common Shareholders       $2,563,185      $2,830,127      $4,293,577     $13,332,125
                                                ==========      ==========      ==========     ===========
Basic and Diluted Loss per Share                $     0.45      $     0.99      $     0.89     $      4.22
                                                ==========      ==========      ==========     ===========
Weighted Average Shares Outstanding              5,717,968       2,867,703       4,839,590       3,160,539
                                                ==========      ==========      ==========     ===========

   The accompanying notes are an integral part of these financial statements.

                       PowerHouse Technologies Group, Inc.
                      Consolidated Statements of Cash Flows

                                                                       Six Months      Six Months
                                                                         ended           ended
                                                                     September 30,   September 30,
                                                                          2005            2004
                                                                     -------------   -------------
Cash Flows from Operating Activities

Net loss                                                              $(3,924,873)   $(5,723,501)

Adjustments to reconcile net loss to net cash used in
   operating activities
   Common stock and warrants issued for services                          256,561        118,750
   Equity in loss of investee                                                             24,365
   Depreciation and amortization                                          285,967        156,178
   Restricted common stock issued for services                              5,098             --
   Interest exp. (amortization of debt issuance costs)                         --        172,042
   Interest exp. (amortization of debt discount and
      beneficial conversion feature)                                    1,024,464      1,883,949

   Stock based compensation                                               103,359             --

Changes in operating assets and liabilities:
   Accounts receivable                                                    (10,979)       (24,858)
   Inventory                                                               43,121       (229,692)
   Other current assets                                                   (28,601)      (109,028)
   Other assets                                                                --        (19,476)
   Accounts payable                                                      (113,653)       392,648
   Accrued compensation                                                   (16,113)      (104,660)
   Accrued liabilities                                                    224,574        155,361
   Due to officer                                                              --        (21,251)
                                                                      -----------    -----------
      Net cash used in operating activities                            (2,151,075)    (3,329,173)
                                                                      -----------    -----------
Cash Flows from Investing Activities:
   Acquisition of First Person Software                                        --     (1,287,961)
   Purchase of equipment                                                       --        (12,030)
                                                                      -----------    -----------
      Net cash used in investing activities                                    --     (1,299,991)
                                                                      -----------    -----------
Cash Flows from Financing Activities:
   Payment of finder's fee                                                     --        (60,825)
   Payment upon rescission of common stock                                     --       (227,500)
   Proceeds from convertible note                                       1,000,000        980,000
   Repayment of convertible notes                                        (116,667)            --
   Proceeds from sale of common stock                                   5,162,000             --
   Payment of equity financing costs                                     (236,360)            --
   Proceeds from sale of preferred stock                                       --      6,562,847
                                                                      -----------    -----------
      Net cash provided by financing activities                         5,808,973      7,254,522
                                                                      -----------    -----------
Net Increased in cash and cash equivalents                              3,657,898      2,625,358
Cash and cash equivalents, beginning of period                            423,729        807,484
                                                                      -----------    -----------
Cash and cash equivalents, end of period                                4,081,627      3,432,842
                                                                      ===========    ===========

Non-cash investing and financing activity :
Issuance of Common stock in connection with the conversion of debt        883,333             --
Issuance of shares for dividends                                          368,704             --
Issuance of common stock in connection with the acquisition of
   First Person Software, Inc.                                                 --      1,088,534
Issuance of Senior A preferred stock in connection with
   conversion of debt                                                          --      2,676,766
Issuance of Junior A preferred stock in exchange for common
   stock in connection with the rescission offer                               --      5,410,130

   The accompanying notes are an integral part of these financial statements.

Notes to Financial Statements

For the Three and Six Month Periods Ended September 30, 2005 (unaudited) and September 30, 2004 (unaudited).

1.   Interim Financial Data and Basis of Presentation

The accompanying unaudited financial statements have been prepared by PowerHouse Technologies Group, Inc. ("PowerHouse" or "the Company") in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). In the opinion of management, the accompanying unaudited financial statements contain all adjustments, consisting only of those of a normal recurring nature, necessary for a fair presentation of the Company's financial position, results of operations and cash flows at the dates and for the periods indicated. These financial statements should be read in conjunction with the financial statements and notes related thereto, included in the Annual Report on Form 10-KSB for year ended March 31, 2005, as it may be amended. The Company was a development stage enterprise from May 16, 2002 (inception) through June 30, 2005.

These results for the period ended September 30, 2005 are not necessarily indicative of the results to be expected for the full fiscal year. The preparation of the financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain reclassifications have been made to the unaudited financial statements for the three and six month periods ended September 30, 2004 in order to conform to the presentation used for the three and six month periods ended September 30, 2005. Such reclassifications had no effect on the Company's financial position or results of operations.

2.   Summary of Significant Accounting Policies

Critical Accounting Policies

The Company makes estimates and assumptions in the preparation of its consolidated financial statements in conformity with US GAAP. These accounting principles require management to make certain estimates, judgments and assumptions. The Company believes that the estimates, judgments and assumptions upon which it relies are reasonable based upon information available at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements, as well as the reported amounts of revenues and expenses during the periods presented. To the extent there are material differences between these estimates, judgments or assumptions and actual results, the Company's financial statements will be affected. The accounting policies that reflect more significant estimates, judgments and assumptions which management believes are the most critical to aid in fully understanding and evaluating the Company's reported financial results include the following:

     Revenue Recognition

     Software Technology Assets

     Impairment of Long-Lived Assets

     Stock-based Compensation

In many cases, the accounting treatment of a particular transaction is specifically dictated by generally accepted accounting principles and does not require management's judgment in its application. There are also areas in which management's judgment in selecting among available alternatives would not produce a materially different result. The Company's significant accounting policies are described in Note 2 to the audited consolidated financial statements contained in Form 10-KSB for the year ended March 31, 2005 ("Financial Statements), as may be amended. The accounting policies used in preparing interim condensed consolidated financial statements are the same as those described in our audited financial statements.

Revenue Recognition - The Company recognizes revenue in accordance with Statement of Position ("SOP") 97 --2, "Software Revenue Recognition", as amended, and Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition".

The Company recognizes revenue from sales through its website after the 30-day return period has lapsed. The Company's software products are licensed on a perpetual basis. Revenue from the sale of software licenses is recognized only when persuasive evidence of an arrangement exists, the product has been delivered, the fee is fixed or determinable and collection of the resulting receivable is reasonably assured. For sales over the Internet, the Company uses a credit card authorization as evidence of an arrangement.

Revenue from direct sale contracts of the Company's products to commercial users is recognized based on the terms of the agreement, after the product has been delivered, and collection of the resulting receivable is reasonably assured. Revenue from distributors is recognized when the product has been sold to third party customers.

Software Technology Assets - Software technology assets, acquired as part of the acquisition of First Person Software, Inc. ("First Person") (See Note 5,"Intangible Assets", below) are stated at cost. Amortization is computed using the straight line method over an estimated useful life of five years, based on management's best current assumptions and estimates.

Impairment of Long Lived Assets - Property, equipment, intangible and certain other long lived assets are amortized over their useful lives. Useful lives are based on management's estimates of the period that the assets will generate revenues or provide utility in operations. Long lived assets are written down to fair value whenever events or changes indicate that the carrying amount of an asset may not be recoverable. The Company's policy is to review the recoverability of all long lived assets at a minimum of once per year and record an impairment loss when the fair value of the assets does not exceed the carrying amount of the asset. The Company's most significant long-lived asset is the software technology, which is currently being amortized on the straight-line basis over 5 years, based on management's best current assumptions and estimates. As circumstances change, the actual life and/or usage pattern may vary in the future, which might result in either increases or decreases in future amortization expense. Also, if circumstances and/or assumptions regarding the utility and recoverability of the software technology change, future write-offs or write-downs might be required.

Stock Based Compensation - In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment." SFAS No. 123R establishes the accounting for grants of stock options and other transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS No. 123R (1) revises SFAS No. 123, "Accounting for Stock Based Compensation," (2) supersedes Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and
(3) establishes fair value as the measurement objective for share based payment transactions. The Company has adopted SFAS No. 123R effective January 1, 2005 in accordance with the standard's early adoption provisions. Prior to January 1, 2005, the Company's Board of Directors had not approved the granting of any stock options.

3.   Debt

In June and August, 2005, the Company entered into several Secured Convertible Promissory Notes ("Notes") with certain parties ("Payees") providing for an aggregate of $1,000,000 principal amount of loans to the Company. Principal amounts owing under the Notes bore interest at a fixed rate of 12% per annum. The Notes were due and payable on the earlier of (i) August 31, 2005 or (ii) the date of closing of the issuance of securities of the Company to one or more investors for cash in a new transaction following the date of issuance of these Notes ("New Financing").

Payees had the right to convert the Payee's Note into the securities issued in the New Financing. In the event a Payee elected to convert such Payee's Note in connection with the New Financing, the principal amount of such Notes plus accrued and unpaid interest were convertible at a conversion price equal to seventy five percent (75%) of the price paid by investors for the securities issuable by the Company in the New Financing. The securities issued upon conversion included warrants containing the same terms as those received by investors in the New Financing ("Investor Warrants").

As more fully described in Note 7, the Company completed a private placement on September 26, 2005, which represented a New Financing as defined in the Notes. Holders of Notes with an aggregate principal balance of $883,333 elected to convert their Notes into the securities issued in the New Financing, and the balance of the Notes, with an aggregate principal balance of $116,667, were repaid from the proceeds of the New Financing.

As a result of the private placement transactions, the Company recorded discounts to the Notes related to the 75% conversion price to New Financing as a beneficial conversion effect. These discounts, amounting to $883,333, were limited to the total proceeds received, and were amortized to interest expense.

As a result of the conversion of, or repayment of, the Company's Convertible Promissory Notes, the Company had no Debt outstanding as of September 30, 2005.

4.   Balance Sheet Components

The primary components of accrued liabilities are as follows:

                                 September 30, 2005
                                 ------------------
Accrued equity financing costs        $300,000
Accrued operating expenses             202,720
                                      --------
                                      $502,720
                                      ========

5.   Intangible assets

     Intangible assets, which result from the First Person acquisition entered into in June 2004, consist of the following:

Software technology asset   $2,822,337
Accumulated amortization      <716,759>
                            ----------
                            $2,105,578
                            ==========

The Company is currently amortizing its acquired intangible asset over five years. Amortization expense related to the software technology asset amounted to $142,277 and $154,524 for the three months ended September 30, 2005 and 2004, respectively, and $283,008 and $154,524 for the six months ended September 30, 2005 and 2004, respectively.

6.   Related Party Transactions

Accrued Compensation - During the quarter ended September 30, 2005, the Company accrued wages to senior officers totaling $37,333, which amounts are expected to be paid in the quarter ending December 31, 2005.

The Company entered into an Agreement with Kent Heyman under which Mr. Heyman became Executive Chairman of the Company's Board of Directors as of September 26, 2005. The initial term of the Agreement is from September 1, 2005 until August 31, 2006, subject to renewal thereafter. Under the Agreement, Mr. Heyman is to provide consulting services to the Company on a less than full-time basis and receive compensation at the rate of $150,000 per year. Mr. Heyman has been granted options to purchase 1,200,000 shares of the Company's common stock vesting over an 18-month period and, if he commences full-time employment for the Company by January 1, 2007, options to purchase an additional 1,500,000 shares of common stock vesting over an 18-month period from and after the date his full-time employment commences. In connection with the Agreement, the Company issued to Mr. Heyman 300,000 shares of restricted common stock which will vest on January 1, 2007 or upon his removal from the Company's Board of Directors without cause.

The Company entered into an Employment Agreement with Jay Elliot as of September 26, 2005, under which Mr. Elliot is to serve as President and Chief Executive Officer of the Company. Under the provisions of Mr. Elliot's employment agreement, Mr. Elliot is entitled to a base salary of $200,000 per year with an annual bonus of up to $150,000 per year. In addition, Mr. Elliot has been granted options to purchase 2,700,000 shares of common stock with vesting over three years. In connection with the Employment Agreement, the Company issued to Mr. Elliot 300,000 shares of restricted common stock which will vest on January 1, 2007, or upon his termination of employment by the Company without cause. Mr. Elliot is also entitled to participate in the Company's benefit plans available to other executives. The Employment Agreement provides that employment is terminable upon 30 days notice from either party. Under his Employment Agreement, Mr. Elliot is entitled to severance compensation equal to one year's base salary if his employment is terminated by the Company without cause or by Mr. Elliot for good reason. Additionally, 100% of Mr. Elliot's stock options will vest if his employment is terminated by the Company without cause or by Mr. Elliot for good reason.

The Company entered into an Agreement with Alex Mashinsky under which Mr. Mashinsky became Vice Chairman of the Board as of September 26, 2005. The initial term of the Agreement is for one year, subject to renewal thereafter. Under the Agreement, Mr. Mashinsky is to provide consulting services to the Company and receive compensation at the rate of $200,000 per year. Mr. Mashinsky has been granted options to purchase 1,020,000 shares of common stock, vesting over an 18 month period. In connection with the Agreement, the Company issued to Mr. Mashinsky 180,000 shares of restricted common stock which will vest on January 1, 2007, or upon his removal from the Company's Board of Directors without cause.

The Company also entered into an Agreement with Richard Liebman under which Mr. Liebman will serve as the interim Chief Financial Officer of the Company as of September 26, 2005. The Agreement is on a month to month basis, subject to termination by either party at any time. Mr. Liebman will receive base compensation at the rate of $160,000 per year. Mr. Liebman has been granted options to purchase 750,000 shares vesting over a three year period.

Loans from Officer- Shortly before the closing of the Company's private placement on September 26, 2005, Jay Elliot, the Company's Chief Executive Officer, made two loans of $12,000 and $11,500, that were repaid, without interest, after the closing of the private placement.

7.   Equity transactions

On September 26, 2005, the Company completed a private placement with certain investors of the Company's common stock, par value $0.0001 per share, (the "Common Stock") comprised of a total of 19,910,950 shares of Common Stock and warrants (the "Warrants") to purchase a total of 10,900,400 shares of the Company's Common Stock. The shares of Common Stock were sold at $0.32 per unit, each unit consisting of one share of Common stock and a warrant to purchase one-half of one share of common stock. The aggregate offering price was $6,045,000 and the aggregate placement fee was $191,360 and warrants to purchase 1,278,490 shares of Common Stock. Fifty percent (50%) of all Warrants issued are exercisable at $0.40 per share, and the remaining fifty percent (50%) are exercisable at $0.48 per share. All Warrants expire after three years, unless theretofore exercised, contain a call provision in favor of the Company at a price of $.01 if the stock price should exceed $2.00 per share, and permit cashless exercise only if there is no registration statement in effect after one year. The proceeds of the private placement included $883,333 of principal and $23,765 of accrued interest converted into Common Stock from short-term bridge financing obtained by the Company earlier in the fiscal year. The conversion resulted in the issuance of a total of 3,779,700 shares of Common Stock at $0.24 per share.

The private placement was effected through Common Stock and Warrant Purchase Agreements, dated as of September 26, 2005, by and among the Company and the private placement investors who are named therein (the "Purchase Agreement"). As a condition to the transaction, all of the Company's Series A Senior Preferred Convertible Stock (the "Senior A Stock") were converted into 20,632,952 Common Stock at a conversion ratio of 5.3685 shares of Common Stock for each share of Senior A Stock, and a Warrant Exchange Agreement, dated as of September 26, 2005, was entered into with Middlebury Capital LLC under which the holders of warrants to purchase 264,725 shares at $3.06 per share exchanged their warrants for new warrants for 700,000 shares at $.40 per share. In addition, the Company executed a Registration Rights Agreement, dated as of September 26, 2005, with the private placement investors, wherein the Company agreed to register under the Securities Act of 1933, as amended (the "Securities Act") the shares of Common Stock acquired in the private placement and the shares issuable upon exercise of the Warrants issued in the private placement.

The proceeds of the private placement will be used for working capital and general corporate purposes, including $120,904 applied to the repayment of the balance of the convertible notes that were not converted to common stock as part of the transaction.

During the quarter ended September 30, 2005, the Company also issued a total of 113,058 shares to consultants and employees for services rendered and recorded compensation expense of $61,323.

8.   Commitments and Contingencies

Litigation

On January 4, 2005, the Company received a demand for arbitration from The Wall Street Group (WSG), a former service provider, which alleges breach of contract and related claims pursuant to an alleged contract for services, primarily services related to raising capital. On September 26, 2005, PowerHouse Technologies Group, Inc. entered into a Settlement Agreement with The Wall Street Group, Inc. and Wall Street Consultants, Inc. settling the dispute between the parties. Under the Settlement Agreement, the Company paid WSG $328,000 and issued a five-year option to purchase up to 350,000 shares of the Company's common stock at $.60 per share. The option agreement also grants certain piggyback registration rights.

On June 9, 2005, the Company received notice of a legal action commenced by Richard Dobies, an individual who allegedly purchased Common Stock in June 2003. Mr. Dobies did not timely respond to the Rescission Offer made by the Company in

June 2004 and, for that and other reasons, was excluded from participating in the Rescission Offer. The suit claims damages of approximately $400,000, plus interest from the time of investment. The Company intends to defend it vigorously and believes that the loss, if any, resulting from the suit will not have a material impact on the Company's financial position, results of operations, or cash flows in future periods.

On June 29, 2005, the Company received notice of a legal action commenced by Manijeh Moghis related to her former employment with the Company. Ms. Moghis filed a complaint seeking damages of approximately $140,000 related to her offer of employment which allowed for continuation of benefits in the event of her termination. On October 26, 2005, the Company and Ms. Moghis entered into a settlement agreement whereby the Company will pay Ms. Moghis a total of $90,000, $50,000 of which was paid upon execution of the agreement, and the balance payable in installments through January 5, 2006.

The Company received notice of a legal action commenced by Joshua Feller related to his former employment with the Company. Mr. Feller filed a claim with the Labor Commissioner of the State of California ("Labor Board") on July 12, 2005, and a separate action in the Superior Court of California, County of Contra Costa, ("Superior Court") on July 13, 2005 seeking damages related to his employment. In both cases, Mr. Feller claims that an oral agreement with the Company existed for the payment of performance and other bonuses, and that his resignation on June 3, 2005 was for "Good Cause", therefore making him eligible for severance benefits. Mr. Feller also claims interest in stock options of the Company although no agreement exists for those options. The Labor Board action seeks damages of approximately $540,000; the Superior Court action seeks similar damages. The Company believes the complaint is without merit and intends to defend it vigorously and believes that the loss, if any, resulting from the suit will not have a material impact on the Company's financial position, results of operations, or cash flows in future periods.

In the normal course of business, the Company is subject to various claims and litigation matters none of which in management's opinion will have a material effect on financial results.

9.   Subsequent Events

As indicated in Note 8 above, the legal action commenced by Manijeh Moghis was settled in October, 2005.

                 PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Company's Certificate of Incorporation includes provisions that limit the personal liability of the directors for monetary damages for breach of their fiduciary duty of directors. The Certificate of Incorporation provides that, to the fullest extent provided by the DGCL, the directors will not be personally liable for monetary damages for breach of their fiduciary duty as directors. The DGCL does not permit a provision in a corporation's certificate of incorporation that would eliminate such liability (1) for any breach of a director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(3) for any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 174 of the DGCL, or (4) for any transaction from which a director derived an improper personal benefit.

While these provisions provide the directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions described above apply to an officer of our Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to the officers of the Company who are not directors.

The Company's Bylaws provide that, to the fullest extent permitted by the DGCL, it shall indemnify the directors and officers, and may indemnify its employees and agents. Such indemnification may be made only if the person to be indemnified acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The Bylaws further provide that the Company may indemnify a director, officer, employee or agent to the fullest extent permitted by the DGCL. At present, there is no pending litigation or proceeding involving any directors, officers, employees or agents in which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by the Company in connection with the issuance and distribution of the securities being offered hereby (other than underwriting discounts and commissions:

Securities and Exchange Commission registration
   fee                                            $ 4,755
Legal fees and expenses                           $30,000
Accounting fees and expenses                      $15,000
Transfer agent and registrar fees and expenses    $ 5,000
Miscellaneous                                     $ 2,000
                                                  -------
   Total                                          $56,755

                     RECENT SALES OF UNREGISTERED SECURITIES

The following is a description of unregistered securities sold by the Company within the last three years. Those transactions marked with an asterisk (*) were conducted prior to the May 19, 2003 business combination with PowerHouse Studios and prior to the involvement of current management. The Company has been unable to obtain verification of the transactions noted with an asterisk from prior management or the Company's prior professional and other representatives, and, therefore, is relying on the previous disclosure of these transactions in its Form 10-KSB filed for the fiscal year ended March 31, 2003, which was prepared by former management.

*In 2001, the Company sold 285,714 shares of its Common Stock for $0.035 cents per share, raising $10,000. This offering was made pursuant to an exemption afforded by Rule 506 promulgated under the Securities Act.

*In May 2002, the Company issued 3,121,644 restricted shares of Common Stock to a certain party who elected to convert to Common Stock pursuant to the terms of a convertible note issued on October 1, 2001.

*In May 2002, the Company issued 10,902,200 restricted shares of its Common Stock to certain related parties who elected to convert to Common Stock pursuant to the terms of a convertible note issued on October 1, 2001. The convertible note matured on November 3, 2002 bearing an interest rate of 12% per annum and the conversion was agreed to by the holders when the Company could not repay certain promissory notes.

*In June 2002, the Company issued 2,737,500 restricted shares of Common Stock to convert 1,825,000 preferred shares to common shares pursuant to the terms of a Preferred Stock Agreement.

*On July 23 2002, the Board of Directors authorized the issuance of 7,952,060 restricted shares of Common Stock to ChinatrustUSA for settlement of an outstanding bank debt.

*On July 23, 2002, the Company issued 1,000,000 shares of Common Stock under a Registration Statement on S-8 filing under the Securities Act to the Law Offices of Dieterich and Associates for legal services provided to the Company.

*On July 23, 2002, the Board of Directors authorized the issuance of a total of 32,822,853 restricted shares of Common Stock to Agate Technologies, Inc., California for 25,620,775 restricted shares of Common Stock, ei Corp California for 877,180 restricted shares of Common Stock, and CSF Partners, Inc. for 6,324,898 restricted shares of Common Stock. All issuances were made pursuant to an agreement signed with CSF Partners Inc. for the sale of the Company's subsidiaries.

*On August 20, 2002, the Company issued 21,937,890 restricted shares of Common Stock to the Company's officers for deferred compensation owed.

*On September 13, 2002, the Company issued 5,691,260 restricted shares of Common Stock to Gordon Pan in settlement of a stockholder loan. Of this amount, 800,000 restricted shares of Common Stock are currently being held in escrow pursuant to a debt-for-shares agreement, but are considered to be owned by Mr. Pan.

The number of shares set forth in the preceding, asterisk-marked paragraphs, which aggregate of 86,451,121 shares, does not reflect the 1:122 reverse stock split effected by the Company after May 19, 2003, when new management took control of the Company. Following that reverse stock split, the number of such shares was reduced to, and currently remains, approximately 708,615 shares, which represents 18.9 % of the Company's outstanding Common Stock, including shares reserved for issuance upon conversion of currently outstanding convertible preferred stock but not including any shares held by members of the Proctor Group.

*From June 2002 through July 2003, the Company issued 1,248,191 shares of Common Stock to stockholders in connection with the Private Placement Memorandum offered by the Proctor Group (see the discussion under the caption "Legal Proceedings" beginning on page 57). This number of shares reflects the 1:122 reverse stock split. Following a rescission offer made to the holders thereof in June 2004, a total of 119,665 shares of Common Stock remain outstanding. The balance were either retired through cash payments or were exchanged for shares of Junior A Preferred Stock of the Company by the holders thereof. The issuance of securities thereunder was not registered under the Securities Act in reliance on the exemption therefrom afforded by Section 4(2) thereof and Regulation D promulgated thereunder.

On December 23, 2003, the Company issued 60,000 shares of Common Stock to certain employees, past employees and directors for services rendered to the Company. The shares were valued at $4.65 per share. The shares were acquired for investment only, and not for distribution. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Common Stock.

On March 15, 2004, the Company issued 40,000 shares of Common Stock to The Hoffman Agency as payment for customary public relations and promotional services rendered to the Company. The shares were valued at $2.75 per share. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Common Stock.

On March 29, 2004, the Company issued 50,000 shares of Common Stock to certain individuals who operate as a group, Red Centre Consulting Limited, performing sales and marketing services in western Europe. The shares were valued at $5.00 per share. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Common Stock.

On March 29, 2004, the Company issued 79,800 shares of Common Stock to certain individuals who operate as a group, New Health Systems, performing product development services. The shares were valued at $3.50 per share. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Common Stock.

On June 4, 2004, the Company issued 1,082,026 shares of Junior A Preferred Stock to certain investors in connection with its Rescission Offering and Junior A Units Offering. The shares were valued at $3.06 per share. The closing market price of the Common Stock on June 3, 2004, the day immediately prior to the transaction was $4.25 per share. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Junior A Preferred Stock.

On June 9, 2004, the Company issued 15,000 shares of Common Stock to San Diego Torrey Hills Capital as payment for consulting services rendered to the Company. The shares were valued at $5.75 per share. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Common Stock.

As of August 13, 2004, the Company issued 3,726,684 shares of Senior A Preferred Stock to certain institutional investors in connection with its Senior A Units Offering. The shares were valued at $3.06 per share. The closing market price of the Common Stock on August 12, 2004, the day immediately prior to the transaction was $3.55 per share. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these shares of Senior A Preferred Stock.

On August 13, 2004, the Company issued Common Placement Agent Warrants to purchase 68,559 shares of Common Stock and Preferred Placement Agent Warrants to purchase 264,775 shares of Senior A Preferred Stock. The shares of Common Stock were valued at $2.29 per share and the shares of Senior A Preferred Stock were valued at $3.06 per share. The closing market price of the Common Stock on August 12, 2004, the day immediately prior to the transaction was $3.55 per share. The Company relied on Section 4(2) of the Securities Act, and Regulation D promulgated thereunder, as providing an exemption from registering the sale of these securities.

On September 7, 2004, the Company issued 10,000 shares of Common Stock to an individual for performing product research and documentation services. Consulting expense of $32,500 was recorded related to these shares.

On September 17, 2004, the Company issued a total of 27,241 shares of Common Stock in connection with the completion of a certain performance milestone set forth in the FPS Merger Agreement, in connection with the Company's acquisition of the shares of First Person that were not previously owned by the Company on June 18, 2004. An additional 81,750 shares of Common Stock is reserved for issuance contingent upon the completion of certain additional performance milestones. The Company increased the value of the assets purchased from First Person by $88,533 related to this issuance.

With respect to the September 2005 Placement and December 2005 Placement closed on September 26, 2005 and December 23, 2005, respectively, the Company relied on
Section 4(2) of the Securities Act and Regulation D promulgated thereunder, as the basis for an exemption from registering under the Securities Act the sale of Common Stock and warrants under the September 2005 Placement and December 2005 Placement.

The issuance of options to purchase the Company's common stock in consideration for the settlement of the dispute with WSG on September 26, 2005, is exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Act and Regulation D thereunder.

                                    EXHIBITS

1. Agreement and Plan of Merger, dated as of May 28, 2004, by and among the Company, PowerHouse Acquisition, First Person, Christopher Neumann, David Brett Levine and Karl Jacob, acting solely as stockholder representative, hereby incorporated by reference from the Company's Current Report on Form 8-K filed on July 6, 2004.

3.1 Company's Articles of Incorporation, as amended, hereby incorporated by reference from the Company's Registration Statement on Form SB-2 filed with the Commission on August 13, 2004.

3.2 Company's Bylaws, hereby incorporated by reference from the Company's Annual Report on Form 10-KSB filed on July 14, 2004.

4.1 Common Stock Purchase Warrant, dated as of April 23, 2004, hereby incorporated by reference from the Company's Registration Statement on Form SB-2 filed with the Commission on August 13, 2004.

4.2 Common Stock Purchase Warrant, dated as of August 13, 2004, hereby incorporated by reference from the Company's Registration Statement on Form SB-2 filed with the Commission on August 13, 2004.

4.3 Certificate of Designations, Preferences and Rights of Series A Senior Convertible Preferred Stock, hereby incorporated by reference from the Company's Quarterly Report on Form 10-QSB filed on September 13, 2004.

4.4 Certificate of Designations, Preferences and Rights of Series A Junior Convertible Preferred Stock, hereby incorporated by reference from the Company's Quarterly Report on Form 10-QSB filed on September 13, 2004.

4.5 Amendment to Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, hereby incorporated by reference from the Company's Current Report on Form 8-K filed with the Commission on September 27, 2005.

4.6 Form of Investor Warrant dated as of September 26, 2005, hereby incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, filed with the Commission on December 14, 2005.

4.7 Form of Investor Warrant dated as of December 23, 2005, hereby incorporated by reference from the Company's Current Report on Form 8-K filed with the Commission on December 28, 2005.

4.8 *Placement Agent Warrant dated September 26, 2005.

4.9 *Placement Agent Warrant dated December 23, 2005.

5.1 *Opinion of Ellis Funk, P.C., dated January ___, 2006.

10.1 Series A Senior Units Purchase Agreement, dated as of April 23, 2004, hereby incorporated by reference from the Company's Registration Statement on Form SB-2 filed with the Commission on August 13, 2004.

10.2 Series A Senior Units Purchase Agreement, dated August 13, 2004, as of April 23, 2004, hereby incorporated by reference from the Company's Registration Statement on Form SB-2/A filed with the Commission on August 13, 2004.

10.3 Form of Common Stock and Warrant Purchase Agreement dated as of September 26, 2005, hereby incorporated by reference from the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, filed with the Commission on December 14, 2005.

10.4 Form of Common Stock and Warrant Purchase Agreement dated as of December 23, 2005, hereby incorporated by reference from the Company's Current Report on Form 8-K filed with the Commission on December 21, 2005.

21. List of subsidiaries, hereby incorporated by reference from the Company's Annual Report on Form 10-KSB filed on July 14, 2004.

23.1 Consent of Hein & Associates LLP, Independent Registered Public
Accountants.

*    To be filed by amendment.

                                  UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (1) To include any prospectus required by section 10(a)(3) of the Securities Act;

               (2) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (3) To include any additional or changed material information with respect to the plan of distribution.

          (ii) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed its behalf by the undersigned, in the city of Redwood City, state of California, on January 20, 2006.

POWERHOUSE TECHNOLOGIES GROUP, INC.


By: /s/ Kent Heyman
    ---------------------------------
    Kent Heyman, Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS that each person whose signature to this Registration Statement appears below hereby constitutes and appoints each of Kent Heyman, Jay Elliot and Richard Liebman and any of them as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


Date: January 20, 2006                  /s/ Kent Heyman
                                        ----------------------------------------
                                        Kent Heyman
                                        Director and Chief Executive Officer
                                        (Principal Executive Officer)


Date: January 20, 2006                  /s/ Richard Liebman
                                        ----------------------------------------
                                        Richard Liebman
                                        Chief Financial Officer
                                        (Principal Financial and Accounting
                                        Officer)


Date: January 20, 2006                  /s/ Jay Elliot
                                        ----------------------------------------
                                        Jay Elliot
                                        Director


Date: January 20, 2006                  /s/ Greg Osborn
                                        ----------------------------------------
                                        Greg Osborn
                                        Director


Date: January __, 2006
                                        ----------------------------------------
                                        Alex Mashinsky
                                        Director